Exhibit 10.4

Execution Version

EXCHANGE AND PURCHASE AGREEMENT
DATED FEBRUARY 22, 2017
BY AND AMONG
NATURAL RESOURCE PARTNERS L.P.,
NRP FINANCE CORPORATION,
GOLDENTREE ASSET MANAGEMENT L.P.,
BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC,
OAKTREE CAPITAL MANAGEMENT, L.P.,
REDWOOD CAPITAL MANAGEMENT, LLC
AND
ARISTEIA CAPITAL, LLC

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-ii-

Section 8.03	No Waiver; Modifications in Writing	32
Section 8.04	Binding Effect; Assignment	33
Section 8.05	Communications	33
Section 8.06	Entire Agreement	34
Section 8.07	Governing Law; Submission to Jurisdiction	35
Section 8.08	Waiver of Jury Trial	35
Section 8.09	Execution in Counterparts	35
Section 8.10	Termination	35
Section 8.11	Specific Performance	36
Section 8.12	Fees and Expenses	36

Schedules and Exhibits:
Schedule A	Exchanging Noteholders
Schedule B	Note Purchasers
Exhibit A	Form of Indenture
Exhibit B	Form of General Partner Officer’s Certificate
Exhibit C	Form of Vinson & Elkins LLP Legal Opinion
Exhibit D	Form of Consenting Holder’s Officer’s Certificate
Exhibit E	Form of Class A Convertible Preferred Unit and Warrant Purchase Agreement
Exhibit F	Form of Amendment of Operating Company Credit Agreement
Exhibit G	Form of Registration Rights Agreement

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EXCHANGE AND PURCHASE AGREEMENT
EXCHANGE AND PURCHASE AGREEMENT dated February 22, 2017 (this “Agreement”), by and among Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), NRP Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”), and the parties set forth on Schedule A hereto (each an “Exchanging Noteholder” and collectively, the “Exchanging Noteholders”) and on Schedule B hereto (each a “Note Purchaser” and collectively, the “Note Purchasers”). The Exchanging Noteholders and the Note Purchasers are referred to collectively as the “Consenting Holders.”
WHEREAS, the Issuers desire to issue to each Exchanging Noteholder certain New Exchange Notes (as defined below) in exchange for the Exchanging Noteholders’ 2018 Notes (as defined below) (such transaction, the “Exchange”).
WHEREAS, the Issuers desire to issue and sell to each Note Purchaser, and each Note Purchaser desires to purchase from the Issuers, certain New Issuance Notes (as defined below) (such transaction, the “New Issuance”).
WHEREAS, the New Exchange Notes and the New Issuance Notes (collectively, the “New Notes”) will be issued under an indenture (the “New Indenture”) substantially in the form attached hereto as Exhibit A, to be dated the Closing Date (as defined below), between the Issuers and Wilmington Trust, National Association, as trustee (the “Trustee”).
WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, the Issuers and each Consenting Holder will enter into a registration rights agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit G, pursuant to which the Issuers will provide each Consenting Holder with certain registration rights with respect to the New Notes to be dated the Closing Date (as defined below).
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers and each Consenting Holder hereby agree as follows:
Article I

DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“2018 Notes” means the Issuers’ 9.125% senior notes issued pursuant to the Indenture.
“8-K Filing” has the meaning given to such term in Section 5.03.
“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person; provided, however, (i) that the Partnership and its Subsidiaries shall not be deemed to be Affiliates of the Consenting Holders or any of their respective Affiliates, (ii) portfolio companies in which the Consenting Holders or any of their respective Affiliates have an investment (whether as debt or equity) shall not be deemed an Affiliate of such Consenting Holder, (iii) the Excluded Consenting Holder Parties shall not be deemed Affiliates of GoldenTree Asset Management L.P., BlueMountain Capital Management, LLC, Oaktree Capital Management, L.P., Redwood Capital Management, LLC, Aristeia Capital, LLC or any Partnership Entity. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise.
“Agreement” has the meaning given to such term in the introductory paragraph hereof.
“Anticipated Closing Date” has the meaning given to such term in Section 2.04.
“Beneficially Owned” with respect to any securities means having “beneficially ownership” of such securities (as determined pursuant to Rule 13d-3 or Rule 13d-5 under the Exchange Act).
“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks located in New York, New York are authorized or obligated to close.
“Ciner Wyoming” means Ciner Wyoming LLC.
“Closing” means the consummation of the Exchange and New Issuance hereunder.
“Closing Date” has the meaning given to such term in Section 2.06.
“Co-Issuer” has the meaning given to such term in the introductory paragraph hereof.
“Common Units” means common units representing limited partner interests in the Partnership, the terms of which are set forth in the Partnership Agreement.
“Consenting Holder” has the meaning given to such term in the introductory paragraph hereof.
“Consenting Holder Material Adverse Effect” means, with respect to any Consenting Holder, any material adverse effect on the ability of such Consenting Holder to perform its obligations under the Transaction Agreements on a timely basis.
“Consenting Holder Related Parties” has the meaning given to such term in Section 7.01.
“Contract” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, undertaking, obligation, arrangement, instrument or understanding, whether written or oral, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.
“Delaware LLC Act” means the Delaware Limited Liability Company Act.
“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
“DTC” has the meaning given to such term in Section 2.01.
“Environmental Laws” has the meaning given to such term in Section 3.21.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.
“Exchange” has the meaning given to such term in the recitals in this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Act Regulations” means the rules and regulations of the SEC promulgated under the Exchange Act.
“Exchange Date” has the meaning given to such term in Section 5.09(a)(ii).
“Exchanging Noteholder” has the meaning given to such term in the introductory paragraph hereof.
“Excluded Consenting Holder Parties” has the meaning given to such term in Section 5.07.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Fifth Amended and Restated Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date, which shall establish the terms of the Class A Convertible Preferred Units and be substantially in the form attached as Exhibit C to Exhibit E hereto.
“Funding Notice” has the meaning given to such term in Section 2.04.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“General Partner” means NRP (GP) LP, a Delaware limited partnership and the general partner of the Partnership.
“General Partner Limited Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the General Partner, dated as of December 16, 2011, as amended to date.

“Governmental Authority” means, with respect to any Person, the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any of the Partnership Entities or their Properties.
“Governmental Licenses” has the meaning given to such term in Section 3.18.
“Hazardous Materials” has the meaning given to such term in Section 3.21.
“Indemnified Party” has the meaning given to such term in Section 7.03.
“Indemnifying Party” has the meaning given to such term in Section 7.03.
“Indenture” means the Indenture, dated September 18, 2013, by and among the Partnership and NRP Finance Corporation, as issuers, and Wells Fargo Bank, National Association, as trustee.
“Initial Price” has the meaning given to such turn in Section 2.02.
“Issuers” has the meaning set forth in the introductory paragraph hereof.
“Knowledge” means, with respect to the Issuers, the actual knowledge after reasonable inquiry of one or more of the following persons, Corbin J Robertson, Jr., Craig Nunez, Wyatt Hogan, Colin Oerton, Kathryn Wilson, Kevin Craig or Gregory Wooten; provided, however, that reasonable inquiry of third parties shall not be required.
“Law” or “Laws” means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, judicial or administrative order, writ, injunction, judgment, settlement, award or decree.
“Lien” means any mortgage, claim, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.
“Managing General Partner” means GP Natural Resource Partners LLC, a Delaware limited liability company and the general partner of the General Partner.
“Managing General Partner LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of the Managing General Partner dated as of October 31, 2013, as amended to date.
“Material Contracts” has the meaning set forth in Section 3.17.

“Money Laundering Laws” has the meaning given to such term in Section 3.30.
“New Exchange Notes” means 10.500% Senior Notes due 2022 issued pursuant to the Exchange and governed by the New Indenture.
“New Indenture” has the meaning given to such term in the recitals to this Agreement.
“New Issuance” has the meaning given to such term in the recitals to this Agreement.
“New Issuance Notes” means 10.500% Senior Notes due 2022 issued pursuant to the New Issuance and governed by the New Indenture.
“New Notes” has the meaning given to such term in the recitals to this Agreement.
“Note Premium” has the meaning given to such term in Section 2.04.
“Note Purchaser” has the meaning given to such term in the introductory paragraph hereof.
“NYSE” means The New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Operating Company” means NRP (Operating) LLC, a Delaware limited liability company.
“Operating Company Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of June 16, 2015, by and among the Operating Company, the lenders party thereto, Citibank, N.A. as administrative agent and collateral agent and other financial institutions party thereto.
“Organizational Documents” means (i) in the case of a corporation, its charter and by-laws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.
“Partnership” has the meaning given to such term in the introductory paragraph of this Agreement.
“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 20, 2010, as amended to date.
“Partnership Bank Account” means the bank account designated as such by the Partnership pursuant to the Funding Notice.

“Partnership Documents” means (i) all Secured Debt Agreements, (ii) the Indenture and (iii) all other Contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of the Partnership Entities is subject that, solely in the case of clause (ii), are material with respect to the Partnership Entities taken as a whole.
“Partnership Entities” means the Partnership and its Subsidiaries.
“Partnership Material Adverse Effect” means any change, event, circumstance or effect that, individually or together with any other changes, events or effects, (i) has a material adverse effect on (a) the legality, validity or enforceability of any Transaction Agreement, or (b) the financial condition, business, assets or results of operations of the Partnership Entities, considered as a single enterprise, or (ii) the ability of the Partnership or the General Partner to perform its obligations under the Transaction Agreements in full on a timely basis. Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any change, event, circumstance or effect to the extent resulting or arising from or that would or reasonably be expected to result or arise from: (a) any change in general economic conditions in the industries or markets in which any of the Partnership Entities operate that do not have a disproportionate effect on the Partnership Entities, considered as a single enterprise; (b) any engagement in hostilities pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (c) changes in GAAP or other accounting principles, except to the extent such change has a disproportionate effect on the Partnership Entities, considered as a single enterprise; or (d) other than for purposes of Section 3.14, the consummation of the transactions contemplated hereby.
“Partnership Related Parties” has the meaning given to such term in Section 7.02.
“Party” or “Parties” means the Partnership and each of the Consenting Holders.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
“Plan” has the meaning given to such term in Section 3.32.
“Property” or “Properties” means any interest or interests in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property).
“Purchase Price” means the amount set forth opposite each of the Note Purchasers’ names on Schedule B.
“Registered Notes” means senior notes issued by the Issuers under the New Indenture containing terms identical to the New Notes (except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement) and to be offered to holders of New Notes pursuant to the Registration Rights Agreement.

“Registration Rights Agreement” has the meaning given to such term in the recitals to this Agreement.
“Repayment Event” means any event or condition that (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement or similar agreement or instrument to which any of the Partnership Entities is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.
“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.
“Rights-of-Way” has the meaning given such term in Section 3.20.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“SEC” means the United States Securities and Exchange Commission.
“SEC Documents” has the meaning given to such term in Section 3.04.
“Secured Debt Agreements” shall mean, collectively, (i) the Operating Company Credit Agreement and (ii) the Note Purchase Agreement, dated June 19, 2003, by and among the Operating Company and the purchaser named therein, in each case, as such agreement has been amended, supplemented or otherwise modified to date.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Securities Act Regulations” means the rules and regulations of the SEC promulgated under the Securities Act.
“Subsidiary” means, as to any Person, (i) any corporation, limited liability company, general partnership or other entity (other than a limited partnership) of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation, limited liability company, general partnership or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries and (ii) any limited partnership of which (a) a majority of the voting power to elect a majority of the board of directors or board of managers of the general partner of such limited partnership and (b) a majority of the outstanding limited partner interests is at the time directly or indirectly owned or controlled by such Person.
“Third Party Claim” has the meaning given to such term in Section 7.03.

“Transaction Agreements” means, collectively, this Agreement, the Registration Rights Agreement, the New Indenture and any amendments, supplements, continuations or modifications thereto.
“Transfer” means to, directly or indirectly, (i) sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in or (ii) enter into an agreement, commitment or other arrangement to sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in, the subject matter of the Transfer, or the act thereof.
“Trustee” has the meaning given to such term in the recitals in this Agreement.
“Unpaid Amounts” has the meaning given to such turn in Section 2.063.
“Warranty Breach” has the meaning given to such term in Section 7.01.
Section 1.02    Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Consenting Holders under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.
ARTICLE II

EXCHANGE, SALE AND PURCHASE
Section 2.01    Exchange. Subject to the terms and conditions hereof, on or prior to the Closing Date, each Exchanging Noteholder hereby, severally and not jointly, agrees to deliver or cause to be delivered through the facilities of The Depository Trust Company (“DTC”) to the Issuers all right, title and interest in and to the 2018 Notes held by or Beneficially Owned by it or with respect to which it serves as manager or investment advisor having the unrestricted power to vote or dispose thereof, in each case listed on Schedule A hereto opposite such Exchanging Noteholder’s name, free and clear of any Liens, together with any documents of conveyance or transfer that the Issuers may deem necessary or desirable to transfer to and confirm in the Issuers all right, title and interest in and to such 2018 Notes, free and clear of any Liens. Subject to the terms and conditions hereof, the Issuers will issue to each Exchanging Noteholder through the facilities of DTC on the Closing Date New Exchange Notes in an aggregate principal amount equal to that set forth in Schedule A opposite such Exchanging Noteholder’s name.
Section 2.02    Sale and Purchase. Subject to the terms and conditions hereof, the Issuers will issue and sell to each Note Purchaser through the facilities of DTC on the Closing Date, and each Note Purchaser hereby, severally and not jointly, agrees to purchase from the Issuers on the

Closing Date, such aggregate principal amount of New Issuance Notes set forth in Schedule B opposite such Note Purchaser’s name, at a purchase price of 98.750% of the face value of such New Issuance Notes (the “Initial Price”), upon receipt by the Issuers of the Purchase Price set forth in Schedule B opposite such Note Purchaser’s name on the Closing Date for such New Issuance Notes.
Section 2.03    Agreed Note Premium. In addition to New Exchange Notes, the Issuers agree to pay to each Exchanging Noteholder (i) a cash premium equal to 5.813% of the aggregate principal amount of all 2018 Notes tendered for Exchange by such Exchanging Noteholder in the Exchange (the “Note Premium”) and (ii) all accrued and unpaid interest on the 2018 Notes tendered for Exchange by such Exchanging Noteholder as of the Closing Date (the “Unpaid Amounts”) as set forth next to such Exchanging Noteholder’s name on Schedule A hereto. For the avoidance of doubt, the Note Premium and the Unpaid Amounts reflect consideration with respect to the redemption of the 2018 Notes and are not consideration for the issuance of the New Exchange Notes.
Section 2.04    Funding Notices. On or prior to the fifth Business Day prior to the date on which the Partnership reasonably anticipates the Closing to occur (the “Anticipated Closing Date”), the Partnership shall deliver a written notice (the “Funding Notice”) to each of the Note Purchasers (a) specifying the Anticipated Closing Date, (b) directing each Note Purchaser to pay the applicable Purchase Price for its New Issuance Notes by wire transfer(s) of immediately available funds to the Partnership Bank Account, prior to 10:00 a.m. Central Time on the Closing Date, and (c) specifying wiring instructions for wiring funds into the Partnership Bank Account.
Section 2.05    Delivery. Delivery of all New Notes shall be made on the Closing Date. Delivery of the New Notes shall be made to the account of each Exchanging Noteholder or Note Purchaser, as applicable, through the facilities of DTC against (i) delivery into an account of the Issuers’ designation through the facilities of DTC of all 2018 Notes to be tendered for Exchange by each Exchanging Noteholder, and (ii) payment by each of the Note Purchasers of their respective Purchase Price by wire transfer in immediately available funds to the Partnership Bank Account. The Parties shall deliver the 2018 Notes and the New Notes through the facilities of DTC and the Parties acknowledge that the delivery of the New Notes to the Exchanging Noteholders and Note Purchasers through the DTC system may be delayed due to procedures and mechanics within the system of DTC and that such delay will not be a default under this Agreement so long as (i) the Issuers are using their reasonable best efforts to effect the issuance of one or more global notes representing the New Notes, (ii) interest shall accrue on such New Notes from the Closing Date and (iii) such delay is no longer than three Business Days.
Section 2.06    Closing. Subject to the terms and conditions hereof, (a) the Closing shall take place at the offices of Vinson & Elkins, 666 Fifth Avenue, 26th Floor, New York, New York 10103 or such other location as mutually agreed to by the Parties, on March 2, 2017, or such other date as mutually agreed by the Parties, not later than March 10, 2017 (the “Closing Date”); provided that the Closing Date shall not be earlier than the date set forth in the Funding Notice unless mutually agreed by the Parties. The obligation of each Note Purchaser to fund its Purchase Price at the Closing shall be conditional upon the concurrent funding by each other Note Purchaser hereunder.

Section 2.07    Issue Price; Original Issue Discount. For U.S. federal income tax purposes, the “issue price” of all of the New Notes (including the Exchange Notes) shall be equal to the Initial Price for the New Issuance Notes, and all New Notes shall have original issue discount equal to 1.250% of the face amount of the New Notes.
Section 2.08    Independent Nature of Consenting Holders’ Obligations and Rights. The obligations of each Consenting Holder under any Transaction Agreement are several and not joint with the obligations of any other Consenting Holder, and no Consenting Holder shall be responsible in any way for the performance of the obligations of any other Consenting Holder under any Transaction Agreement. The failure of any Consenting Holder to perform, or waiver by the Issuers such performance, under any Transaction Agreement shall not excuse performance by any other Consenting Holder, and the waiver by any Consenting Holder of performance of the Issuers under any Transaction Agreement shall not excuse performance by the Issuers with respect to the other Consenting Holder. Nothing contained herein or in any other Transaction Agreement, and no action taken by any Consenting Holder pursuant thereto, shall be deemed to constitute the Consenting Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Consenting Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Consenting Holder shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any other Consenting Holder to be joined as an additional party in any proceeding for such purpose.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
The Issuers represent and warrant to each of the Consenting Holders that the representations and warranties set forth in this Article III are true and correct as of the date of this Agreement and as of the Closing Date.
Section 3.01    Existence. The Managing General Partner, the General Partner and each of the Partnership Entities has been duly formed and is validly existing and in good standing under the laws of the State or other jurisdiction of its organization and has the requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect. The Managing General Partner, the General Partner and each of the Partnership Entities is duly qualified or licensed and in good standing as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its Properties or the character of its operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

Section 3.02    General Partner.
(a)    The General Partner is the sole general partner of the Partnership and owns a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of any Liens.
(b)    All of the outstanding limited partner interests of the Partnership have been duly authorized and validly issued in accordance with the applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(c)    The Partnership’s currently outstanding Common Units are registered pursuant to Section 12(b) of the Exchange Act and are quoted on the NYSE, and the Partnership has taken no action designed to terminate the registration of such Common Units under the Exchange Act nor has the Partnership received any notification that the SEC is contemplating terminating such registration. The Partnership has not, in the 12 months preceding the date hereof, received written notice from the NYSE to the effect that the Partnership is not in compliance with the listing or maintenance requirements of the NYSE. The Partnership is, and has no reason to believe that it will not continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Units on the NYSE.
Section 3.03    Subsidiaries. The Partnership owns, directly or indirectly, 100% of the issued and outstanding equity interests of each of the Partnership’s Subsidiaries (other than BRP LLC, a Delaware limited liability company (“BRP”), and CoVal Leasing Company, LLC, a Delaware limited liability company (“CoVal”) and 51.0% of the issued and outstanding equity interests of BRP, which owns a 100% membership interest in CoVal, free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed pursuant to the Secured Debt Agreements), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law and the Organizational Documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the Organizational Documents of such Subsidiaries). No options, warrants, preemptive rights or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in any Subsidiary of the Partnership are outstanding on the date of this Agreement and there are no outstanding obligations of any Partnership Entity to repurchase, redeem or otherwise acquire ownership interests in any Subsidiary of the Partnership.
Section 3.04    SEC Documents. The Partnership has filed with the SEC all reports, schedules and statements required to be filed by it under the Exchange Act on a timely basis, except for the Partnership’s Form 8-K filed July 28, 2015, since January 1, 2015 (all such documents filed after such date but prior to the date hereof, collectively, the “SEC Documents” and as used herein, in all cases other than for the purposes of this Section 3.04, “SEC Documents” shall be deemed to exclude any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed, (a) complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), (c) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended and (d) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. A true and correct copy of the Partnership Agreement has been filed with the SEC as an exhibit to an SEC Document.
Section 3.05    Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Partnership included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, (ii) liabilities incurred since September 30, 2016 in the ordinary course of business consistent with past practice, (iii) liabilities incurred pursuant to the transactions contemplated by this Agreement and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, the Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming do not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise).
Section 3.06    Independent Accountants. Ernst & Young LLP, who certified the audited consolidated financial statements of the Partnership as of December 31, 2015, 2014 and 2013 and for the years ended December 31, 2015, 2014 and 2013, are independent registered public accountants with respect to the Managing General Partner, the General Partner and the Partnership Entities as required by the Securities Act, the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board.
Section 3.07    Internal Accounting Controls. The Partnership Entities maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the Exchange Act Regulations). The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the SEC Documents is in compliance in all material respects with the SEC’s published rules, regulations and guidelines applicable thereto. Except as described in the SEC Documents, since the first day of the Partnership’s most recent fiscal year for which audited financial statements are included in the SEC Documents, there has been (i) no material weakness (as defined in Rule 1-02 of Regulation S-X of the SEC) in the Partnership’s internal control over financial reporting (whether or not remediated), and (ii) no fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent fiscal year for which audited financial statements are included in the SEC Documents, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.
The Partnership’s independent public accountants and the Managing General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the SEC), if any, in the Partnership’s internal control over financial reporting or of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal controls over financial reporting, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the audited financial statements of the Partnership or at any time subsequent thereto.
Section 3.08    Disclosure Controls. The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 of the Exchange Act Regulations), that: (a) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated Subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the Managing General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (b) have been evaluated for effectiveness as of December 31, 2015; and (c) are effective in all material respects to perform the functions for which they are established.
Section 3.09    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the Knowledge of the Issuers, threatened, against or affecting the Partnership Entities or, to the Knowledge of the Issuers, Ciner Wyoming that is required to be disclosed in the SEC Documents (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or any other Transaction Agreement to which the Issuers are a party or the performance by the Issuers of their obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities or, to the Knowledge of the Issuers, Ciner Wyoming is a party or of which any of their respective property or assets is the subject that are not described in the SEC Documents, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.
Section 3.10    No Material Adverse Change. Since December 31, 2015, except as disclosed in the SEC Documents, the Partnership Entities, considered as a single enterprise, and to the

Knowledge of the Issuers, Ciner Wyoming have conducted their business in the ordinary course, and (a) there has been no material adverse change, or any development that could reasonably be expected to have a Partnership Material Adverse Effect; (b) except as otherwise disclosed in the SEC Documents, no Partnership Entity nor, to the Knowledge of the Issuers, Ciner Wyoming has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities and Ciner Wyoming, taken as a whole, and no Partnership Entity nor, to the Knowledge of the Issuers, Ciner Wyoming has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, regardless of whether covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, reasonably be expected to result in a Partnership Material Adverse Effect; and (c) except as otherwise disclosed in the SEC Documents, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on its Common Units.
Section 3.11    Authority; Enforceability. The Partnership, the Co-Issuer, the General Partner and the Managing General Partner have all necessary limited partnership, corporate and limited liability company, as applicable, power and authority to execute, deliver and perform their obligations under the Transaction Agreements, the New Notes and the Registered Notes to which they are parties and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership, the Co-Issuer, the General Partner and the Managing General Partner of the Transaction Agreements, the New Notes and the Registered Notes to which they are party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on their part; assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements to which the Partnership, the Co-Issuer, the General Partner or the Managing General Partner is a party will constitute the legal, valid and binding obligations of the Partnership, the Co-Issuer, the General Partner or the Managing General Partner, as applicable, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith; when executed and authenticated in accordance with the provisions of the New Indenture and delivered to and paid or exchanged for by the Consenting Holders, the New Notes will have been duly executed and delivered by the Issuers and will constitute the legal, valid and binding obligations of the Issuers entitled to the benefits of the New Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith; and when executed and authenticated in accordance with the provisions of the New Indenture and as contemplated by the Registration Rights Agreement and delivered to and exchanged for by the holders of the New Notes, the Registered Notes will have been duly executed and delivered by the Issuers and will constitute the legal, valid and binding obligations of the Issuers entitled to the benefits of the New Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 3.12    Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Issuers of the Transaction Agreements to which it is a party or the issuance and sale or exchange, as applicable, of the New Notes, except (a) as required by the SEC in connection with the Issuers’ obligations under the Registration Rights Agreement, (b) as required by the Trust Indenture Act or (c) as may be required under the state securities or “Blue Sky” Laws.
Section 3.13    Compliance with Law. None of the Partnership Entities nor, to the Knowledge of the Issuers, Ciner Wyoming is in violation of any Law applicable to such Partnership Entity or, to the Knowledge of the Issuers, Ciner Wyoming, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. The Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming each possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, and none of the Partnership Entities nor, to the Knowledge of the Issuers, Ciner Wyoming has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
Section 3.14    Absence of Defaults and Conflicts. None of the Partnership Entities nor, to the Knowledge of the Issuers, Ciner Wyoming is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents other than the Indenture and the Secured Debt Agreements) for such defaults that would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. Neither the execution, delivery and performance by the Partnership, the Co-Issuer, the General Partner or the Managing General Partner of the Transaction Agreements to which it is a party (including issuance of the Registered Notes in accordance with the terms of the Transaction Agreements) nor the issuance and sale or exchange, as applicable, of the New Notes and compliance by the Partnership, the Co-Issuer, the General Partner or the Managing General Partner with its obligations under the Transaction Agreements to which it is a party will, whether with or without the giving of notice or passage of time or both, require any consent, approval or notice under, or will constitute a violation or breach of, the Fifth Amended and Restated Partnership Agreement, the General Partner Limited Partnership Agreement or the Managing General Partner LLC Agreement, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities or, to the Knowledge of the Issuers, Ciner Wyoming pursuant to, any Partnership Documents, except (solely in the case of Partnership Documents other than the Indenture and the Secured Debt Agreements) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Partnership Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities or Ciner Wyoming or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or, to the Knowledge of the Issuers, Ciner Wyoming or any of their respective assets, properties or operations.
Section 3.15    Absence of Labor Dispute. No labor dispute with the employees of any Partnership Entity or, to the Knowledge of the Issuers, Ciner Wyoming exists or, to the Knowledge of the Issuers, is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of any Partnership Entity or, to the Knowledge of the Issuers, Ciner Wyoming that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.
Section 3.16    Possession of Intellectual Property. The Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming have valid and enforceable licenses to use, or otherwise have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property that is described in the SEC Documents or that is necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted and as described in the SEC Documents, except where the failure to have such licenses or rights to use such intellectual property would not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect.
Section 3.17    Material Contracts. Each Contract that is described or referred to in, or filed with, the SEC Documents (all such Contracts collectively, “Material Contracts”) is in full force and effect and is valid and enforceable by and against the Partnership Entities parties thereto and, to the Knowledge of the Issuers, any other party thereto in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. No Partnership Entity nor, to the Knowledge of the Issuers, any other party is in default in any material respect in the observance or performance of any material term or obligation to be performed by it under any Material Contract.
Section 3.18    Possession of Licenses and Permits. Each of the Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect; the Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; none of the Partnership Entities nor, to the Knowledge of the Issuers, Ciner Wyoming has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, individually or in the aggregate, result in a Partnership Material Adverse Effect, and in cases where the real property of the Partnership Entities is operated by a third party, such third party is obligated to indemnify the Partnership Entities against such third party’s failure to obtain and comply with Governmental Licenses required for such third party’s operations, except where the failure to obtain such indemnification would not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect.
Section 3.19    Title to Property. The Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming have good and indefeasible title to all real property and good title to all personal property described in the SEC Documents, free and clear of all Liens except (1) as described, and subject to the limitations contained, in SEC Documents or (2) such as do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the SEC Documents; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Partnership Material Adverse Effect.
Section 3.20    Rights-of-Way. Each Partnership Entity and, to the Knowledge of the Issuers, Ciner Wyoming, has such consents, easements, rights-of-way or licenses from any person (“Rights-of-Way”) as are necessary to conduct its business in the manner described in the SEC Documents, subject to such qualifications as may be set forth in the SEC Documents and except for such Rights-of-Way which if not obtained would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; none of such Rights-of-Way contains any restriction that is materially burdensome to the Partnership Entities or, to the Knowledge of the Issuers, Ciner Wyoming, taken as a whole.
Section 3.21    Environmental Laws. Except as described in the SEC Documents, each of the Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety or the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material or otherwise pursuant to Environmental Law, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases or otherwise pursuant to Environmental Law would not, individually or in the aggregate, reasonably be expected to have a Partnership Material

Adverse Effect. There are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, requests for information, investigation or proceedings relating to any Environmental Law against any Partnership Entity, except for matters that would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance defined, listed or otherwise regulated under or within the meaning of any other Environmental Law.
Section 3.22    Investment Company Status. None of the Partnership Entities is, and upon the issuance and sale or exchange, as applicable, of the New Notes as herein contemplated and the application of the net proceeds therefrom, none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.
Section 3.23    No Registration Required. Assuming the accuracy of the representations and warranties of each of the Consenting Holders contained in this Agreement and its compliance with the agreements set forth in this Agreement, the sale or exchange, as applicable, and issuance of the New Notes pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Issuers nor, to the Issuers’ Knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
Section 3.24    No Integration. Neither the Issuers nor any of their Affiliates has, directly or indirectly through any Representative, made any offers or sales of any security of the Issuers or solicited any offers to buy any security that is or will be integrated with the sale or exchange, as applicable, New Notes in a manner that would require the offer and sale or exchange, as applicable, of the New Notes to be registered under the Securities Act.
Section 3.25    Certain Fees. Other than fees payable to Greenhill & Co. and Houlihan Lokey Capital, Inc., no fees or commissions are or will be payable by the Issuers to brokers, finders or investment bankers with respect to the sale or exchange of any of the New Notes or the consummation of the transactions contemplated by this Agreement.
Section 3.26    Tax Returns. The Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.
Section 3.27    Insurance. The Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or, to the Knowledge of the Issuers, Ciner Wyoming or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any Partnership Entity or, to the Knowledge of the Issuers, Ciner Wyoming under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Partnership Entity or, to the Knowledge of the Issuers, Ciner Wyoming has been refused any insurance coverage sought or applied for; and no Partnership Entity or, to the Knowledge of the Issuers, Ciner Wyoming has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.
Section 3.28    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership, the Co-Issuer, the General Partner, the Managing General Partner or any of the Managing General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.
Section 3.29    Foreign Corrupt Practices Act. Neither any Partnership Entity nor, to the Knowledge of the Issuers, Ciner Wyoming or any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, and, to the Knowledge of the Issuers, its other Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
Section 3.30    Money Laundering Laws. The operations of the Partnership Entities and, to the Knowledge of the Issuers, Ciner Wyoming are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or, to the Knowledge of the Issuers, Ciner Wyoming with respect to the Money Laundering Laws is pending or, to the Knowledge of the Issuers, threatened.

Section 3.31    OFAC. None of the Partnership Entities nor, to the Knowledge of the Issuers, Ciner Wyoming or any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership Entity is currently subject to any U.S. sanctions administered by OFAC; and none of the Managing General Partner, the General Partner, the Co-Issuer or the Partnership will directly or indirectly use any of the proceeds from the sale of the New Issuance Notes by the Issuers pursuant to this Agreement, or lend, contribute or otherwise make available any such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Section 3.32    ERISA Compliance. None of the following events has occurred or exists: (a) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (b) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; or (c) any breach of any contractual obligation, or any violation of Law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the most recently completed fiscal year of the Partnership; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Managing General Partner, the General Partner, the Partnership, the Co-Issuer or any of the Partnership’s Subsidiaries may have any liability.
Section 3.33    No Restrictions on Dividends. No Partnership Entity nor, to the Knowledge of the Issuers, Ciner Wyoming is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Partnership Entity from paying any dividends or making other distributions on its limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other Subsidiary of the Partnership, in each case except the Secured Debt Agreements or as described in the SEC Documents.

Section 3.34    Related Party Transactions. There are no direct or indirect business relationships or related party transactions involving the Issuers or any of their Subsidiaries or, to the Knowledge of the Issuers, any other person that are required to be described in the SEC Documents that have not been described as required.
Section 3.35    Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the New Notes.
Section 3.36    Exemption and Compliance. None of the Issuers, their Affiliates, or any Person acting on their behalf has (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the New Notes or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act) with respect to the New Notes; and each of the Issuers, their Affiliates and each Person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S under the Securities Act; and the New Notes satisfy the eligibility requirement of Rule 144A(d)(3) under the Securities Act.
Section 3.37    Unrestricted Subsidiaries. BRP LLC, CoVal Leasing Company and NRP Oil and Gas LLC constitute the only "Unrestricted Subsidiaries" (as defined in the Indenture) of the Partnership under the Indenture.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CONSENTING HOLDER
Each of the Consenting Holders severally, and not jointly, represents and warrants to the Issuers with respect to itself as follows as of the date of this Agreement and as of the Closing Date:
Section 4.01    Valid Existence. Such Consenting Holder (a) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (b) has the requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected, individually or in the aggregate, to have a Consenting Holder Material Adverse Effect.
Section 4.02    No Consents; Violations, Etc. The execution, delivery and performance of the Transaction Agreements to which such Consenting Holder is a party by such Consenting Holder and the consummation of the transactions contemplated thereby will not (a) require any consent, approval or notice under, or constitute a violation or breach of, the Organizational Documents of such Consenting Holder, (b) constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other material instrument, obligation or agreement to which such Consenting Holder is a party or by which such Consenting Holder or any of its Properties may be bound, (c) violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over such Consenting Holder or its Properties, except in the cases of clauses (b) and (c) where such violation, breach or default, would not reasonably be expected, individually or in the aggregate, to have a Consenting Holder Material Adverse Effect.
Section 4.03    Investment. The New Notes are being acquired for such Consenting Holder’s own account, or the accounts of clients for whom such Consenting Holder exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the New Notes or any part thereof, and such Consenting Holder has no present intention of selling or granting any participation in or otherwise distributing the same, in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Consenting Holder’s right at all times to sell or otherwise dispose of all or any part of the New Notes under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 and Rule 144A promulgated under the Securities Act).
Section 4.04    Nature of Consenting Holder. Such Consenting Holder represents and warrants to, and covenants and agrees with, the Issuers that, (a) it is an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a “Qualified Institutional Buyer” (within the meaning of Rule 144A under the Securities Act), (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the New Notes, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment and (c) it is not acquiring the New Notes with a view to, or for offer or sale in connection with, any distribution thereof that could result in such Consenting Holder being an “underwriter” within the meaning of section 2(11) of the Securities Act or result in any violation of the registration requirements of the Securities Act.
Section 4.05    Receipt of Information. Such Consenting Holder acknowledges that it (a) has access to the SEC Documents, (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Issuers regarding such matters and (c) has sought such financial, accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the New Notes. Neither such inquiries nor any other due diligence investigations conducted at any time by such Consenting Holder shall modify, amend or affect such Consenting Holder’s right (i) to rely on the Issuers’ representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Agreement.
Section 4.06    Restricted Securities. Such Consenting Holder understands and agrees that the New Notes are being offered in transactions not involving any public offering within the meaning of the Securities Act, that such New Notes have not been, and will not be, registered under the Securities Act and that such New Notes may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration requirements under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Issuers or one of their Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities Laws of any State of the United States, and that it will, and each subsequent holder is required to, notify any subsequent purchaser of New Notes from it of the resale restrictions referred to above, as applicable, and will provide the Issuers and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.
Section 4.07    Certain Fees. No fees or commissions will be payable by such Consenting Holder to brokers, finders, or investment bankers with respect to the sale or exchange of any of the New Notes or the consummation of the transactions contemplated by this Agreement.
Section 4.08    Legend. It is understood that the certificates evidencing the New Notes will bear the following legends:
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF ANY NOTE EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF SUCH NOTE) OR THE LAST DAY ON WHICH WE OR ANY OF OUR AFFILIATES WERE THE OWNERS OF SUCH NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S

UNDER THE SECURITIES ACT, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM SUCH NOTE IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) THAT IS (A) PURSUANT TO CLAUSE (2)(D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO CLAUSE (2)(F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES IN CLAUSES (i)(A) OR (B), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM SPECIFIED IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AS TO ANY NOTE EVIDENCED HEREBY UPON DELIVERY TO THE TRUSTEE BY US OR THE HOLDER THEREOF OF A WRITTEN REQUEST FOR THE REMOVAL HEREOF, IN ANY CASE AT ANY TIME AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THE NOTE IS $987.50, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $12.50, THE ISSUE DATE IS _______________, AND THE YIELD TO MATURITY IS __% COMPOUNDED SEMI-ANNUALLY.
Section 4.09    Reliance on Exemptions. Such Consenting Holder understands that the New Notes are being offered and sold or exchanged, as applicable, to such Consenting Holder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Issuers are relying upon the truth and accuracy of, and such Consenting Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Consenting Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Consenting Holder to acquire the New Notes.
Section 4.10    Authority. Such Consenting Holder has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which such Consenting Holder is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by such Consenting Holder of the Transaction Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements to which it is a party constitute the legal, valid and binding obligation of the Consenting Holder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.
Section 4.11    Ownership of 2018 Notes. To the extent an Exchanging Noteholder, such Exchanging Noteholder (or, in the case of record ownership, its nominee through which such Exchanging Noteholder holds 2018 Notes) is (or with respect to trades pending settlement, will be) the record and Beneficial Owner, and such Exchanging Noteholder has (or with respect to trades pending settlement, will have) good, valid and marketable title, free and clear of any Liens (other than those that would not adversely affect such Exchanging Noteholder’s performance of its obligations under this Agreement), and/or is the authorized manager or investment advisor with respect to, the principal amount of 2018 Notes set forth next to such Exchanging Noteholder’s name on Schedule A hereto, and, has full and unrestricted power to dispose of all of such 2018 Notes without the consent or approval of, or any other action on the part of any other person.
ARTICLE V

COVENANTS
Section 5.01    Conduct of Business. Except as required by applicable Law, as expressly contemplated, required or permitted by this Agreement or as described in Section 5.01, during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 8.10), the Issuers shall, and shall cause its Subsidiaries to, operate their businesses in the ordinary course.
Section 5.02    Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Issuers and each of the Consenting Holders shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of such Consenting Holder or the Issuers, as the case may be, advisable for the consummation of the transactions contemplated by the Transaction Agreements.
Section 5.03    Disclosure; Public Filings. The Partnership may, without prior written consent or notice, (i) file the Transaction Agreements as exhibits to Exchange Act reports and (ii) disclose such information with respect to each Consenting Holder as required by applicable Law or the rules or regulations of the NYSE or other exchange on which securities of the Partnership are listed or traded. The Partnership shall, on or before the fourth Business Day following the date hereof, file one or more Current Reports on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Agreements and including as exhibits to such 8-K Filing, the Transaction Agreements in the form required by the Exchange Act.

Section 5.04    Issuers’ Fees. The Issuers agree that they will indemnify and hold harmless each Consenting Holder from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Managing General Partner, the Co-Issuer, the General Partner, the Partnership or any other Partnership Entity in connection with the sale or exchange of the New Notes or the consummation of the transactions contemplated by this Agreement.
Section 5.05    Consenting Holder Fees. Except as contemplated in Section 8.12 hereto, each Consenting Holder agrees that it will indemnify and hold harmless the Managing General Partner, the General Partner and the Partnership Entities from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Consenting Holder in connection with the purchase or exchange of the New Notes or the consummation of the transactions contemplated by this Agreement.
Section 5.06    Cancellation of 2018 Notes. All 2018 Notes tendered in the Exchange will be cancelled in accordance with the Indenture.
Section 5.07    Consenting Holders. Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement shall in any way limit the activities of the Consenting Holders or any of their Affiliates or any portfolio companies of any such Affiliates, other than the Consenting Holders (the “Excluded Consenting Holder Parties”), so long as no Excluded Consenting Holder Party or any of its Representatives is acting on behalf of or in concert with Consenting Holders with respect to any matter that otherwise would violate any term or provision of this Agreement.
Section 5.08    Restrictions on Transfer. Each Exchanging Noteholder agrees, from and after the date hereof, not to directly or indirectly Transfer the amount of 2018 Notes specified next to such Exchanging Noteholder’s name on Schedule A hereto or interest therein, without the prior consent of the Issuers, which may be withheld or conditioned in their discretion. This Agreement shall in no way be construed to preclude any Exchanging Noteholder from acquiring additional 2018 Notes. Nothing in this Agreement shall prohibit any Exchanging Noteholder from ordinary course pledges of 2018 Notes in a prime brokerage account.
Section 5.09    Dividends. The Partnership shall not declare or pay, or take any action to cause to be declared or paid, any dividend or other distribution with respect to its Common Units that, individually or in the aggregate, would be in excess of $0.45 per Common Unit in respect of the the three months ended March 31, 2017.
ARTICLE VI

CLOSING CONDITIONS
Section 6.01    Conditions to Closing.
(a)    Mutual Conditions. The respective obligation of each Party to consummate the Exchange and the New Issuance at the Closing shall be subject to the satisfaction on or prior to the

Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and
(ii)    there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
(b)    Each Consenting Holder’s Conditions in Connection with the Closing. The obligation of each Exchanging Noteholder to consummate the exchange of the 2018 Notes for the New Exchange Notes and the obligation of each Note Purchaser to purchase the New Issuance Notes at the Closing shall be subject to the satisfaction on or prior to the Closing Date, as applicable, of each of the following conditions (any or all of which may be waived by such Consenting Holder only on behalf of itself in writing, in whole or in part):
(i)    the Issuers shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Issuers on or prior to the Closing Date;
(ii)    the representations and warranties of the Issuers contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Closing Date, and all other representations and warranties of the Issuers shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
(iii)    issuance of a new class of preferred units representing limited partner interests in the Partnership pursuant to Class A Convertible Preferred Unit and Warrant Purchase Agreement entered into concurrently herewith and on terms substantially consistent with the terms in the form attached hereto as Exhibit E and amendment of the Operating Company Credit Agreement pursuant to the amendment thereto entered into concurrently herewith and on terms substantially consistent with the terms in the form attached hereto as Exhibit F;
(iv)    the Issuers shall have delivered, or caused to be delivered, to each Consenting Holder the Issuers’ closing deliveries described in Section 6.02; and
(v)    each other Consenting Holder shall have, or caused to be delivered, to the Issuer such Consenting Holder closing deliveries described in Section 6.023

(c)    The Issuers’ Conditions. The obligation of the Issuers to consummate the issuance of the New Exchange Notes in exchange for the 2018 Notes and the sale of the New Issuance Notes to the Consenting Holders shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Consenting Holder (any or all of which may be waived by the Issuers in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    such Consenting Holder shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Consenting Holder on or prior to the Closing Date;
(ii)    the representations and warranties of such Consenting Holder contained in this Agreement that are qualified by materiality or Consenting Holder Material Adverse Effect shall be true and correct when made and as of the Closing Date, and all other representations and warranties of such Consenting Holder shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and
(iii)    such Consenting Holder shall have delivered, or caused to be delivered, to the Issuers the Consenting Holder’s closing deliveries set forth in Section 6.03.
Section 6.02    Issuers’ Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Issuers will deliver, or cause to be delivered, to each Consenting Holder:
(a)    the New Notes to be issued to such Consenting Holding, through the facilities of DTC in accordance with Section 2.05 hereof;
(b)    a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the Managing General Partner, the Co-Issuer, the General Partner and the Partnership is in good standing;
(c)    an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit B;
(d)    an opinion addressed to the Consenting Holders from Vinson & Elkins LLP, special counsel to the Issuers dated as of the Closing Date, substantially similar in substance to the form of opinion attached to this Agreement as Exhibit C;
(e)    each of the Registration Rights Agreement and the New Indenture, duly executed by the General Partner on behalf of the Partnership, the Co-Issuer and, in the case of the New Indenture, the Trustee, in substantially the form attached to this Agreement as Exhibit G and Exhibit A, respectively;
(f)    the Fifth Amended and Restated Partnership Agreement, duly executed by the General Partner, in substantially the form attached to this Agreement as Exhibit C to Exhibit E hereto;

(g)    the amendment to the Operating Company Credit Agreement, duly executed by the Operating Company and the administrative agent and lenders parties thereto, in substantially the from attached to this Agreement as Exhibit F;
(h)    a certificate of the Secretary or Assistant Secretary of the Managing General Partner, on behalf of the Partnership, certifying as to (i) the certificate of formation of the Managing General Partner, the Managing General Partner LLC Agreement, the certificate of limited partnership of the General Partner, the partnership agreement of the General Partner, the certificate of limited partnership of the Partnership, the Partnership Agreement, the certificate of incorporation of the Co-Issuer and the bylaws of the Co-Issuer, (ii) board resolutions authorizing the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby and (iii) the incumbent officers authorized to execute the Transaction Agreements, setting forth the name and title and bearing the signatures of such officers;
(i)    a cross receipt, dated as of the Closing Date, executed by the Issuers confirming that the Issuers have received the Note Purchasers’ Purchase Price specified on Schedule B hereto and the Exchanging Noteholders’ 2018 Notes specified on Schedule A hereto on the Closing Date;
(j)    such other documents relating to the transactions contemplated by this Agreement as the Consenting Holder or its counsel may reasonably request.
Section 6.03    Consenting Holder Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Consenting Holders will deliver, or cause to be delivered, to the Issuers:
(a)    in the case of the Note Purchasers, payment to the Issuers, by wire transfer(s) of immediately available funds to the Partnership Bank Account, of the Purchase Price set forth on Schedule B opposite such Note Purchaser’s name;
(b)    the Registration Rights Agreement, duly executed by such Consenting Holder, in substantially the form attached to this Agreement as Exhibit G;
(c)    an Officers’ Certificate substantially in the form attached to this Agreement as Exhibit D;
(d)    a cross receipt, dated as of the Closing Date, executed by such Consenting Holder confirming that such Consenting Holder has received the New Notes being acquired by such Consenting Holder on such Closing Date pursuant hereto; and
(e)    in the case of the Exchanging Noteholders, the 2018 Notes specified on Schedule A hereto held by such Exchanging Noteholder, through the facilities of DTC in accordance with Section 2.05 hereof.
ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01    Indemnification by the Issuers.
(a)    Subject to the other provisions of this Section 7.01, the Issuers agree to indemnify each Consenting Holder and its Representatives (collectively, “Consenting Holder Related Parties”) from costs, losses, liabilities, damages, or expenses, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action as a result of, arising out of, or in any way related to (i) the breach of, or inaccuracy in, any of the representations or warranties of the Issuers contained herein or in any certificate or instrument delivered by or on behalf of the Issuers hereunder, and in connection therewith (each such misrepresentation or breach of or inaccuracy in a representation or warranty, a “Warranty Breach”) or (ii) the breach of any of the covenants of the Issuers contained herein, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them (whether or not a party thereto) provided that such claim for indemnification relating to a Warranty Breach is made prior to the expiration of such representations or warranties to the extent applicable.
(b)    No Consenting Holder Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under Section 7.01(a) (other than any such damages to the extent that such damages (x) are in the form of diminution in value or (y) arise from Third Party Claims).
Section 7.02    Indemnification by Consenting Holder. Each Consenting Holder agrees, severally and not jointly, to indemnify the Partnership, the Co-Issuer, the General Partner, the Managing General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Consenting Holder contained herein or in any certificate or instrument delivered by such Consenting Holder hereunder; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under this Section 7.02 (other than any such damages to the extent that such damages (x) are in the form of diminution in value or (y) arise from Third Party Claims); provided further, that in no event will such Consenting Holder be liable under this Section 7.02 for any amount in excess of such Consenting Holder’s aggregate principal amount of the New Notes.

Section 7.03    Indemnification Procedure. Promptly after any Partnership Related Party or Consenting Holder Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from those available to the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.
ARTICLE VIII
MISCELLANEOUS
Section 8.01    Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever a party has an obligation under the Transaction Agreements, the expense of complying with such obligation shall be an expense of such party unless otherwise specified therein. Whenever any determination, consent or approval is to be made or given by any of the Consenting Holders under the Transaction Agreements, such action shall be in such Consenting Holder’s sole discretion, unless otherwise specified therein. If any provision in the Transaction Agreements is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Transaction Agreements shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Agreements, and the remaining provisions shall remain in full force and effect. The Transaction Agreements have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
Section 8.02    Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.11, 3.22, 3.23, 3.24, 3.25, 3.36, 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive until the date that is 60 days following the filing of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 regardless of any investigation made by or on behalf of the Partnership or any of the Consenting Holders. The covenants made in this Agreement or any other Transaction Agreement shall survive the Closing indefinitely until performed and remain operative and in full force and effect regardless of acceptance of any of the New Notes and payment therefor and repayment, conversion, exercise, redemption or repurchase thereof. All indemnification obligations of the Issuers and the Consenting Holders pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.
Section 8.03    No Waiver; Modifications in Writing.
(a)    Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.
(b)    Specific Waiver; Amendment. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective, unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Issuers from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Issuers in any case shall entitle the Issuers to any other or further notice or demand in similar or other circumstances.

Section 8.04    Binding Effect; Assignment.
(a)    Binding Effect. This Agreement shall be binding upon the Issuers, the Consenting Holders and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.
(b)    Assignment of Rights. All or any portion of the rights and obligations of any Consenting Holder under this Agreement may be transferred by such Consenting Holder to any Affiliate of such Consenting Holder without the consent of the Issuers by delivery of an agreement to be bound. No portion of the rights and obligations of any of the Consenting Holders under this Agreement may be transferred by such Consenting Holder to a non-Affiliate without the written consent of the Issuers (such consent not to be unreasonably withheld).
Section 8.05    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:
(a)    If to the Consenting Holders:
Aristeia Capital, LLC
One Greenwich Plaza, 3rd Floor
Greenwich, CT 06830
Attention: Bill Techar and Steve Robinson
Email: btechar@aristeiacapital.com; srobinson@aristeiacapital.com

BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Email: legalnotices@bmcm.com

Golden Tree Asset Management L.P.
300 Park Avenue, 20th Floor
New York, NY 10022
Attention: Daniel Flores & Casey Shanley
Email: dflores@goldentree.com; cshanley@goldentree.com

Oaktree Capital Management, L.P.
333 S. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attention: General Counsel
Email: oaktreelegaldocs@oaktreecapital.com

Redwood Capital Management, LLC
910 Sylvan Avenue
Englewood Cliffs, NJ 07632
Attention: Julia Herr & Abhinav Jha
Email: jherr@redwoodcap.com; ajha@redwoodcap.com

With a copy to (which shall not constitute notice):
Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, NY 10005
Attention: Paul E. Denaro
Email: pdenaro@milbank.com

(a)    If to the Issuers:
1201 Louisiana Street, Suite 3400
Houston, TX 77002
Attention: Kathryn Wilson
Email: kwilson@nrplp.com
With a copy to (which shall not constitute notice):
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, TX 77002
Attention: E. Ramey Layne
Email: rlayne@velaw.com
or to such other address as the Issuers or the Consent Noteholders may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail prior to 5:00 p.m., Central Time on the date submitted; on the next succeeding Business Day, if sent via electronic mail at or after 5:00 p.m., Central Time on the date submitted; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 8.06    Entire Agreement. This Agreement and the other Transaction Agreements are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the rights granted by the Issuers or the Consent Noteholders set forth herein and therein. This Agreement and the other Transaction Agreements supersede all prior agreements and understandings between the Parties with respect to such subject matter. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”

Section 8.07    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York. The Parties hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or based upon this Agreement or any of the transactions contemplated hereby. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 8.08    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 8.09    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 8.10    Termination.
(a)    Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of the Issuers and each of the Consent Noteholders.
(b)    Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:
(i)    if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or
(ii)    if the Closing shall not have occurred on or before March 10, 2017.
(c)    In the event of the termination of this Agreement as provided in Section 8.10(a) or Section 8.10(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except with respect to the requirement to comply with any confidentiality agreement in favor of the Issuers; provided that nothing herein shall relieve any party from any liability or obligation with respect to (i) any fraud or willful or intentional breach of this Agreement or (ii) any breach by such party of its obligations of this Agreement arising prior to such termination.
Section 8.11    Specific Performance. Damages in the event of breach of this Agreement by a Party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Party from pursuing any other rights and remedies at law or in equity that such Party may have.
Section 8.12    Fees and Expenses. Except as set forth in the next sentence, each Party is responsible for its own fees and expenses (including the fees and expenses of counsel, financial consultants, investment bankers and accountants) in connection with the entry into this Agreement and the transactions contemplated hereby; provided that the Issuers shall pay the reasonable and documented fees and expenses of the counsel to the Consenting Holders in accordance with that letter agreement, dated September 30, 2016, by and between the Partnership and Milbank, Tweed, Hadley & McCloy LLP and of financial advisors to the Consenting Holders in accordance with that letter agreement dated November 21, 2016 by and between the Partnership and Houlihan Lokey Capital, Inc., Milbank, Tweed, Hadley & McCloy LLP, and the Consenting Holders party thereto, together with any fees, stamp, issuance and similar taxes and expenses related to the issuance and delivery of the New Notes to the Consenting Holders, qualifying the New Notes for sale under state securities laws, printing certificates, if any, representing the New Notes, any trustee, registrar or depositary, and all other costs and expenses incident to the performance of the obligations of the Issuers hereunder.
(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
NATURAL RESOURCE PARTNERS L.P.

By:	NRP (GP) LP, its General Partner GP Natural Resource Partners LLC, its General Partner
By:    /s/ Wyatt L. Hogan_________________
Name:    Wyatt L. Hogan
Title:    President and Chief Operating Officer

NRP FINANCE CORPORATION
By:    /s/ Wyatt L. Hogan_________________
Name:    Wyatt L. Hogan
Title:    President and Chief Operating Officer

ARISTEIA CAPITAL, L.L.C.
By:    /s/ William R. Techar_________________
Name:    William R. Techar
Title:     Manager

By:    /s/ Andrew B. David__________________
Name:    Andrew B. David
Title:     Chief Operating Officer

Address: One Greenwich Plaza
Greenwich, CT 06830
Facimile: (203) 622-2701
Email:techar@aristeiacapital.com; andrew.david@aristeiacapita.com

BlueMountain Foinaven Master Fund L.P.
By: BlueMountain Capital Management, LLC, its investment manager
By:    /s/ David M. O’Mara _________________
Name:    David M. O’Mara
Title:     Deputy General Counsel
Address: C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facimile:
Email: legalnotices@bmsm.com

BlueMountain Logan Opportunities Master Fund L.P.
By: BlueMountain Capital Management, LLC, its investment manager
By:    /s/ David M. O’Mara _________________
Name:    David M. O’Mara
Title:     Deputy General Counsel
Address: C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facimile:
Email: legalnotices@bmsm.com

BlueMountain Credit Alternatives Master Fund L.P.
By: BlueMountain Capital Management, LLC, its investment manager
By:    /s/ David M. O’Mara _________________
Name:    David M. O’Mara
Title:     Deputy General Counsel
Address: C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facimile:
Email: legalnotices@bmsm.com

BlueMountain Timberline Ltd.
By: BlueMountain Capital Management, LLC, its investment manager
By:    /s/ David M. O’Mara _________________
Name:    David M. O’Mara
Title:     Deputy General Counsel
Address: C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facimile:
Email: legalnotices@bmsm.com

BlueMountain Kicking Horse Fund L.P.
By: BlueMountain Capital Management, LLC, its investment manager
By:    /s/ David M. O’Mara _________________
Name:    David M. O’Mara
Title:     Deputy General Counsel
Address: C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facimile:
Email: legalnotices@bmsm.com

BlueMountain Montenvers Master Fund SCA SICAV-SIF
By: BlueMountain Capital Management, LLC, its investment manager
By:    /s/ David M. O’Mara _________________
Name:    David M. O’Mara
Title:     Deputy General Counsel
Address: C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facimile:
Email: legalnotices@bmsm.com

BlueMountain Guadalupe Peak Fund L.P.
By: BlueMountain Capital Management, LLC, its investment manager
By:    /s/ David M. O’Mara _________________
Name:    David M. O’Mara
Title:     Deputy General Counsel
Address: C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facimile:
Email: legalnotices@bmsm.com

Oaktree Capital Management, L.P., by and on behalf of certain of its and its affiliates’ managed funds and/or accounts
By:    /s/ David Rosenberg _________________
Name:    David Rosenberg
Title:     Managing Director

By:    /s/ Christopher Fanning ________________
Name:    Christopher Fanning
Title:     Senior Vice President

Address: 333 S. Grand Avenue, 28th Floor
Facimile: (213) 830-6293
Email: cfanning@oaktreecapital.com

REDWOOD OPPORTUNITY MASTER FUND, LTD.
By: Redwood Capital Management, LLC, its Investment Manager
By:    /s/ Jonathan Kolatch _________________
Name:    Jonathan Kolatch
Title:     Managing Member

REDWOOD MASTER FUND, LTD.
By: Redwood Capital Management, LLC, its Investment Manager
By:    /s/ Jonathan Kolatch _________________
Name:    Jonathan Kolatch
Title:     Managing Member

Corbin Opportunity Fund, L.P.
By: Corbin Capital Partners, L.P., solely in its capacity as investment manager
By:    /s/ Jonathan Kolatch _________________
Name:    Daniel Friedman
Title:     General Counsel
Address: c/o Corbin Capital Partners, 590 Madison Avenue, 31st Floor, New York, NY 10022
Facsimile: 212-634-7399
E-mail: fof-ops@corbincapital.com

Pontus Holdings Ltd.
By: Quadrant Capital Advisors, Inc.
By:    /s/ Russell F. Bryant _________________
Name:    Russell F. Bryant
Title:     Chief Financial Officer

GoldenTree Asset Management LP, on behalf of its managed accounts listed below
By:    /s/ John DeMartino _________________
Name:    John DeMartino
Title:     Authorized Signatory
Address: 485 Lexington Avenue 15th Floor
New York, NY 10017
Facsimile: 212-644-9218
E-mail: CorporateActions@goldentree.com

Fund Legal Name
GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I
GoldenTree Master Fund II, Ltd.
GoldenTree Master Fund, Ltd.
GOLDENTREE ASSET MANAGEMENT LUX SARL
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.
Louisiana State Employees Retirement System
GoldenTree High Yield Value Master Unit Trust
MA Multi-Sector Opportunistic Fund, LP
GoldenTree High Yield Value Fund Offshore II Ltd.
GoldenTree Multi-Sector Master Fund ICAV – GoldenTree Multi-Sector Master Fund Portfolio A
GT NM, L.P.
City of New York Group Trust
The Parochial Employees’ Retirement System of Louisiana
Stichting PGGM Depositary acting in its capacity as title holder for PGGM High Yield Fund
Absalon II Limited
CenturyLink, Inc. Defined Benefit Master Trust
Gold Coast Capital Subsidiary X Limited
Credit Fund Golden Ltd
Stellar Performer Global Series: Series G – Global Credit
Rock Bluff High Yield Partnership, L.P.
Kapitalforeningen Unipension Invest, High Yield Obligationer
GoldenTree High Yield Value Fund Offshore (Strategic), Ltd.
GoldenTree Entrust Onshore Customized Portfolio LP
GoldenTree Partners II, L.P.
GoldenTree Partners, L.P.
GoldenTree Select Partners, L.P.
GoldenTree High Yield Value Partners, L.P.
San Bernardino County Employees Retirement Association

SCHEDULE A

Exchanging Noteholder	2018 Notes to be Exchanged	New Exchange Notes	Note Premium	Unpaid Amounts (assuming a Closing Date of March 2, 2017, subject to adjustments)
Accounts managed by GoldenTree Asset Management LP	$80,265,000	$80,265,000	$4,665,403.13	$3,072,087.14
BlueMountain Guadalupe Peak Fund L.P.	$1,163,000	$1,163,000	$67,599.38	$44,513.02
BlueMountain Timberline Ltd.	$1,457,000	$1,457,000	$84,688.13	$55,765.66
BlueMountain Kicking Horse Fund L.P.	$1,537,000	$1,537,000	$89,338.13	$58,827.61
BlueMountain Foinaven Master Fund L.P.	$1,639,000	$1,639,000	$95,266.88	$62,731.59
BlueMountain Logan Opportunities Master Fund L.P.	$1,932,000	$1,932,000	$112,297.50	$73,945.96
BlueMountain Montenvers Master SCA SICAV-SIF	$3,542,000	$3,542,000	$205,878.75	$135,567.59
BlueMountain Credit Alternatives Master Fund L.P.	$28,730,000	$28,730,000	$1,669,931.25	$1,099,620.80
Managed funds and accounts of Oaktree Capital Management, L.P. and its affiliates	$58,829,000	$58,829,000	$3,419,435.63	$2,251,639.12
Pontus Holdings Ltd.	$1,952,000	$1,952,000	$113,460.00	$74,711.44
Redwood Opportunity Master Fund, Ltd.	$6,600,000	$6,600,000	$383,625.00	$252,610.42
Redwood Master Fund, Ltd.	$17,498,000	$17,498,000	$1,017,071.25	$669,723.80
Corbin Opportunity Fund, L.P.	$950,000	$950,000	$55,218.75	$36,360.59
Aristeia Capital, L.L.C.	$34,544,000	$34,544,000	$2,007,870.02	$1,322,147.61
Total	$240,638,000	$240,638,000	$13,987,083.80	$9,210,252.35

SCHEDULE B

Note Purchaser	New Issuance Notes	Initial Price	Purchase Price
Accounts managed by GoldenTree Asset Management LP	$24,375,000	98.750%	$24,070,312.50
BlueMountain Guadalupe Peak Fund L.P.	$735,000	98.750%	$725,812.50
BlueMountain Kicking Horse Fund L.P.	$972,000	98.750%	$959,850.00
BlueMountain Foinaven Master Fund L.P.	$1,037,000	98.750%	$1,024,037.50
BlueMountain Logan Opportunities Master Fund L.P.	$1,222,000	98.750%	$1,206,725.00
BlueMountain Montenvers Master SCA SICAV-SIF	$2,240,000	98.750%	$2,212,000.00
BlueMountain Credit Alternatives Master Fund L.P.	$18,169,000	98.750%	$17,941,887.50
Managed funds and accounts of Oaktree Capital Management, L.P. and its affiliates	$24,375,000	98.750%	$24,070,312.50
Pontus Holdings Ltd.	$1,762,000	98.750%	$1,739,975.00
Redwood Opportunity Master Fund, Ltd.	$5,958,000	98.750%	$5,883,525.00
Redwood Master Fund, Ltd.	$15,797,000	98.750%	$15,599,537.50
Corbin Opportunity Fund, L.P.	858,000	98.750%	$847,275.00
Aristeia Capital, L.L.C.	$7,500,000	98.750%	$7,406,250.00
Total	$105,000,000	98.750%	$103,687,500.00

EXHIBIT A
Form of Indenture

NATURAL RESOURCE PARTNERS L.P.
NRP FINANCE CORPORATION
____________________________
10.500% SENIOR NOTES DUE 2022
____________________________
INDENTURE
Dated as of February [ ], 2017
____________________________
WILMINGTON TRUST, NATIONAL ASSOCIATION,
As Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	7.10
(b)	7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06, 7.07
(c)	7.06, 11.02
(d)	7.06
314(a)	4.03, 4.04, 11.02
(b)	N/A
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N/A
(d)	N/A
(e)	11.05
(f)	N/A
315(a)	7.01
(b)	7.05, 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N/A

i

(c)	11.01
________________
N/A means not applicable.
*This Cross-Reference Table is not part of the Indenture.

TABLE OF CONTENTS
Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE	1

Section 1.01.	Definitions 1

Section 1.02.	Other Definitions 29

Section 1.03.	Incorporation by Reference of Trust Indenture Act 29

Section 1.04.	Rules of Construction 30

ARTICLE 2 THE NOTES	30

Section 2.01.	Form and Dating 30

Section 2.02.	Execution and Authentication 31

Section 2.03.	Registrar and Paying Agent 31

Section 2.04.	Paying Agent to Hold Money in Trust 32

Section 2.05.	Noteholder Lists 32

Section 2.06.	Transfer and Exchange 32

Section 2.07.	Replacement Notes 32

Section 2.08.	Outstanding Notes 33

Section 2.09.	Temporary Notes 33

Section 2.10.	Cancellation 33

Section 2.11.	Defaulted Interest 34

Section 2.12.	CUSIP Numbers 34

Section 2.13.	Issuance of Additional Notes 34

ARTICLE 3 REDEMPTION AND PREPAYMENT	35

Section 3.01.	Notices to Trustee 35

Section 3.02.	Selection of Notes to Be Redeemed 35

Section 3.03.	Notice of Redemption 35

Section 3.04.	Effect of Notice of Redemption 37

Section 3.05.	Deposit of Redemption Price 37

Section 3.06.	Notes Redeemed in Part 37

Section 3.07.	Optional Redemption 37

Section 3.08.	Mandatory Redemption 38

Section 3.09.	Offer to Purchase by Application of Excess Proceeds 39

ARTICLE 4 COVENANTS	40

Section 4.01.	Payment of Notes 40

Section 4.02.	Maintenance of Office or Agency 41

Section 4.03.	Reports and other Information Rights 41

Section 4.04.	Compliance Certificate 43

Section 4.05.	Taxes 43

Section 4.06.	Stay, Extension and Usury Laws 43

Section 4.07.	Limitation on Restricted Payments 43

Section 4.08.	Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries 48

Section 4.09.	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests 50

Section 4.10.	Limitation on Asset Sales 54

Section 4.11.	Limitation on Transactions with Affiliates 56

Section 4.12.	Limitation on Liens 58

Section 4.13.	Additional Subsidiary Guarantees 58

Section 4.14.	Corporate Existence 58

Section 4.15.	Offer to Repurchase Upon Change of Control 58

Section 4.16.	Designation of Restricted and Unrestricted Subsidiaries 61

Section 4.17.	Business Activities 62

Section 4.18.	Covenant Suspension 62

Section 4.19.	Ratings 63

Section 4.20.	Redemption of Remaining 2013 Notes and Use of Proceeds. 63

ARTICLE 5 SUCCESSORS	63

Section 5.01.	Merger, Consolidation, or Sale of Assets 63

Section 5.02.	Successor Substituted 65

ARTICLE 6 DEFAULTS AND REMEDIES	65

Section 6.01.	Events of Default 65

Section 6.02.	Acceleration 68

Section 6.03.	Other Remedies 68

Section 6.04.	Waiver of Past Defaults 68

Section 6.05.	Control by Majority 69

Section 6.06.	Limitation on Suits 69

Section 6.07.	Rights of Holders of Notes to Receive Payment 69

Section 6.08.	Collection Suit by Trustee 70

Section 6.09.	Trustee May File Proofs of Claim 70

v

Section 6.10.	Priorities 70

Section 6.11.	Undertaking for Costs 71

ARTICLE 7 TRUSTEE	71

Section 7.01.	Duties of Trustee 71

Section 7.02.	Rights of Trustee 72

Section 7.03.	Individual Rights of Trustee 74

Section 7.04.	Trustee’s Disclaimer 74

Section 7.05.	Notice of Defaults 75

Section 7.06.	Reports by Trustee to Holders of the Notes 75

Section 7.07.	Compensation and Indemnity 75

Section 7.08.	Replacement of Trustee 76

Section 7.09.	Successor Trustee by Merger, etc. 77

Section 7.10.	Eligibility; Disqualification 77

Section 7.11.	Preferential Collection of Claims Against Issuers 78

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE	78

Section 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance 78

Section 8.02.	Legal Defeasance and Discharge 78

Section 8.03.	Covenant Defeasance 78

Section 8.04.	Conditions to Legal or Covenant Defeasance 79

Section 8.05.	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions 80

Section 8.06.	Repayment to Issuers 81

Section 8.07.	Reinstatement 81

Section 8.08.	Discharge 82

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER	83

Section 9.01.	Without Consent of Holders of Notes 83

Section 9.02.	With Consent of Holders of Notes 84

Section 9.03.	Compliance with Trust Indenture Act 85

Section 9.04.	Effect of Consents 85

Section 9.05.	Notation on or Exchange of Notes 85

Section 9.06.	Trustee to Sign Amendments, etc. 85

ARTICLE 10 GUARANTEES OF NOTES	86

Section 10.01.	Subsidiary Guarantees 86

Section 10.02.	Execution and Delivery of Subsidiary Guarantee 87

Section 10.03.	Guarantors May Consolidate, etc., on Certain Terms 87

Section 10.04.	Releases of Subsidiary Guarantees 88

Section 10.05.	Limitation on Guarantor Liability 88

Section 10.06.	“Trustee” to Include Paying Agent 88

ARTICLE 11 MISCELLANEOUS	89

Section 11.01.	Trust Indenture Act Controls 89

Section 11.02.	Notices 89

Section 11.03.	Communication by Holders of Notes with Other Holders of Notes 90

Section 11.04.	Certificate and Opinion as to Conditions Precedent 90

Section 11.05.	Statements Required in Certificate or Opinion 90

Section 11.06.	Rules by Trustee and Agents 91

Section 11.07.	No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partner 91

Section 11.08.	Governing Law 91

Section 11.09.	No Adverse Interpretation of Other Agreements 91

Section 11.10.	Successors 92

Section 11.11.	Severability 92

Section 11.12.	Table of Contents, Headings, etc. 92

Section 11.13.	Counterparts 92

Section 11.14.	Acts of Holders 92

Section 11.15.	Patriot Act 94

APPENDIX AND ANNEXES
RULE 144A/REGULATION S APPENDIX     App. - 1
EXHIBIT 1 Form of Initial Note
ANNEX A Form of Supplemental Indenture    A - 1

This Indenture, dated as of February [ ], 2017, is among Natural Resource Partners L.P., a Delaware limited partnership (the “Company”), NRP Finance Corporation., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).
The Issuers, the Guarantors (as defined below), if any, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers’ Initial Notes, Exchange Notes and Additional Notes:
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01.    Definitions.
“2013 Indenture” means the indenture, dated as of September 18, 2013, among the Issuers and the Trustee.
“2013 Notes” means the 9.125% Senior Notes due 2018 issued under the 2013 Indenture.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Interest” means all additional interest then owing pursuant to Section 2(d) of the Registration Rights Agreement referred to in clause (1) of the definition of “Registration Rights Agreement” in the Appendix. Unless the context indicates otherwise, all references to “interest” in this Indenture or the Notes shall be deemed to include any Additional Interest to the extent then applicable.
“Additional Notes” means, subject to the Company’s compliance with Section 4.09, 10.500% Senior Notes due 2022 issued from time to time after the Initial Issuance Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Notes issued pursuant to a Registered Exchange Offer for other Notes outstanding under this Indenture).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will deem such Person to be controlled by the other Person; and provided, further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar or Paying Agent.
“Agent Members” has the meaning provided in the Appendix.
“Applicable Law,” except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional or other governmental body, instrumentality, agency or authority.
“Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Sale and Leaseback Transaction); provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and
(2)    the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.
Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:
(1)    any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $20.0 million;
(2)    a transfer of assets between or among any of the Company and its Restricted Subsidiaries;

(3)    an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary of the Company;
(4)    the disposition of equipment, inventory, accounts receivable, Hydrocarbons or other assets in the ordinary course of business;
(5)    the disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;
(6)    a Restricted Payment that is permitted by Section 4.07 or a Permitted Investment;
(7)    any trade or exchange by the Company or any Restricted Subsidiary of the Company of properties or assets for properties or assets owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any cash received must be applied in accordance with the provisions of Section 4.10;
(8)    the creation or perfection of a Lien that is not prohibited by Section 4.12;
(9)    dispositions in connection with Permitted Liens;
(10)    surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(11)    the abandonment, farmout, lease or sublease of developed or undeveloped coal or other Hydrocarbon or mineral reserves or properties in the ordinary course of business;
(12)    the sale or transfer (whether or not in the ordinary course of business) of any coal, oil and gas or mineral property or interest to which no proven and probable reserves are attributable at the time of such sale or transfer; and
(13)    the grant in the ordinary course of business of any non-exclusive license or sublicense of patents, trademarks, registrations therefor and other similar intellectual property.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such Sale and Leaseback

Transaction constitutes a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of this Indenture.
“Bankruptcy Law” means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner;
(3)    with respect to a limited liability company, the board of managers or directors, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Houston, Texas or the place of payment are authorized or required by law to remain closed.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the date of this Indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of this Indenture will be deemed not to represent a Capital Lease Obligation.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Equivalents” means:
(1)    United States dollars;
(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
(3)    certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and
(6)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” other than a Qualifying Owner (as that term is used in Section 13(d)(3) of the Exchange Act), which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Company or the removal of the General Partner by the limited partners of the Company;
(3)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Qualifying Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner or the Company, measured by voting power rather than the number of shares, units or the like, which occurrence is followed by a Rating Decline within 90 days thereof; or
(4)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Qualifying Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdco, measured by voting power rather than number or percentage of membership interests, at a time when Holdco Beneficially Owns more than 50% of the Voting Stock of the General Partner or the Company, measured by voting power rather than number or percentage of membership interests, which occurrence is followed by a Rating Decline within 90 days thereof.
Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange, the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own, in the aggregate, more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” excluding any Qualifying Owner, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.
“Class A PIK Units” shall have the meaning assigned to such term in the Partnership Agreement as in effect on the Initial Issuance Date.
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Commission” or “SEC” means the Securities and Exchange Commission.
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(1)    an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
(2)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(3)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)    depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non‑cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus
(5)    unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus
(6)    all extraordinary, unusual or non-recurring items of loss or expense to the extent such items were deducted in computing such Consolidated Net Income; minus
(7)    non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business;
in each case, on a consolidated basis and determined in accordance with GAAP.
“Consolidated EBITDA” means, Consolidated EBITDA as defined in the Partnership Agreement as in effect on the Initial Issuance Date.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(1)    the Net Income (but not loss) of any Person that is not a Restricted Subsidiary of such specified Person or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of such specified Person;
(2)    the Net Income of any Restricted Subsidiary of such specified Person that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members except to the extent of the amount of dividends or distributions paid in cash to the Issuers or any Restricted Subsidiary;

(3)    the cumulative effect of a change in accounting principles will be excluded;
(4)    unrealized losses and gains for such period under derivative instruments included in the determination of consolidated Net Income, including, without limitation, those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic No. 815, will be excluded; and
(5)    any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity (including premiums or penalties paid to counterparties in connection with the breakage, termination or unwinding of Hedging Obligations) will be excluded.
“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP minus the sum of: (a) all current liabilities reflected in such balance sheet (other than current maturities of long term debt) and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.
“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments.
“Consolidated Total Leverage Ratio” means, as at any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made to (2) the Company’s Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case determined on a pro forma basis consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Corporate Trust Office of the Trustee” means the office of the Trustee in Texas at which at any particular time its corporate trust business in relation to the Notes shall be administered, which office on the date hereof is located at 15950 North Dallas Parkway, Suite 550, Dallas, Texas 75248, or in any case such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Agreement” means the Revolving Credit Agreement.
“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, loan agreements or indentures, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, or debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.
“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Depository” has the meaning provided in the Appendix.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, in each case other than in exchange for Equity Interests (other than Disqualified Equity Interests) of the Company. Notwithstanding the preceding sentence, any Equity Interest that would constitute a Disqualified Equity Interest solely because the holders of the Equity Interest have the right to require the Company to repurchase or redeem such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute a Disqualified Equity Interest if the terms of such Equity Interest provide that the Company may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale of Capital Stock (other than a Disqualified Equity Interest) made for cash on a primary basis by the Company after the date of this Indenture.

“Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Notes” has the meaning specified in the Appendix.
“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Revolving Credit Agreement which is considered incurred under clause (1) of the second paragraph of Section 4.09 and other than intercompany Indebtedness) in existence on the date of this Indenture, until such amounts are repaid.
“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the General Partner in the case of amounts of $50.0 million or more and otherwise by an Officer of the General Partner.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four‑quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Obligation applicable to such Indebtedness, but if the remaining term of such interest Hedging Obligation is less than 12 months, then such interest Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the General Partner or Holdco (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);
(2)    the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;
(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)    any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;
(5)    any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and
(6)    interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non‑cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus
(2)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)    any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus
(4)    all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity Interests of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Equity Interests) or to the Company or a Restricted Subsidiary of the Company,
in each case, on a consolidated basis and in accordance with GAAP. For the avoidance of doubt, distributions and charges with respect to the Preferred Securities will not be Fixed Charges.
“GAAP” means generally accepted accounting principles in the United States, applied in accordance with customary requirements thereof, as in effect from time to time.
“General Partner” means NRP (GP) LP, a Delaware limited partnership, and its successors as general partner of the Company.
“Global Note” has the meaning provided in the Appendix.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.
“Guarantors” means any Restricted Subsidiary of the Company that executes a supplement to this Indenture in accordance with Section 4.13 or 10.03 hereof, and the respective successors and assigns of such Restricted Subsidiaries, as required under Article 10 hereof, in each case, until such time as any such Restricted Subsidiary shall be released and relieved of its obligations pursuant to Section 8.02, 8.03 or 10.04 hereof.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred not for speculative purposes under:
(1)    interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in, or to otherwise manage exposure to, interest rates with respect to Indebtedness incurred;
(2)    foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in, or to otherwise manage exposure to, currency exchanges rates with respect to Indebtedness incurred;
(3)    any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in, or to otherwise manage exposure to, the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and
(4)    other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.
“Holdco” means GP Natural Resource Partners LLC, a Delaware limited liability company.
“Holder” or “Noteholder” means a Person in whose name a Note is registered.
“Hydrocarbons” means coal, crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)    in respect of borrowed money;
(2)     evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of bankers’ acceptances;

(4)    representing Capital Lease Obligations and Attributable Debt in respect of Sale and Leaseback Transactions;
(5)    representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
(6)    representing any net Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of any other Person secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. The term “Indebtedness,” however, excludes any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.
The amount of any Indebtedness outstanding as of any date will be:
(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)    in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date; and
(3)    the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in similar businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.
“Initial Issuance Date” means February [ ], 2017.
“Initial Notes” has the meaning provided in the Appendix.

“Initial Notes Purchasers” has the meaning provided in the Appendix.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.
“Legal Holiday” means any calendar day other than a Business Day. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event will a right of first refusal or right of first offer be deemed to constitute a Lien.
“Make Whole Premium” means, with respect to a Note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such Note at March 1, 2019 (as set forth in the table in Section 3.07(a), excluding accrued and unpaid interest) plus (ii) any required interest payments due on such Note through March 1, 2019 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)    any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and
(2)    any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:
(1)    the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;
(2)    taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;
(3)    amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and
(4)    any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.
“Non-Guarantor Restricted Subsidiaries” means any Restricted Subsidiary that is not a Guarantor.
“Non-Recourse Debt” means Indebtedness:
(1)    as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions;
(2)    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted

Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
(3)    as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, except for Customary Recourse Exceptions and as contemplated by clause (9) of the definition of Permitted Liens.
For purposes of determining compliance with Section 4.09, in the event that any Non‑Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non‑Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.
“Notes” has the meaning specified in the Appendix.
“Notes Custodian” has the meaning specified in the Appendix.
“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person or, in the case of the Company, its General Partner or Holdco.
“Officers’ Certificate” means a certificate signed on behalf of each of the Company and Finance Corp. by two Officers of each of the Company and Finance Corp. that meets the requirements of Section 11.05 hereof.
“OpCo Consolidated EBITDA” means Consolidated EBITDA, but determined with respect only to the Non-Guarantor Restricted Subsidiaries on a consolidated basis.
“OpCo Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Non-Guarantor Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, but excluding Indebtedness owed to the Company or a Restricted Subsidiary.
“OpCo Leverage Ratio” means, as at any date of determination, the ratio of (1) OpCo Consolidated Total Indebtedness as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made to (2) OpCo Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case determined on a pro forma basis consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
“Pari Passu Indebtedness” means, with respect to any Excess Proceeds from Asset Sales, Indebtedness of an Issuer or any Guarantor that ranks equally in right of payment with the Notes or the Subsidiary Guarantees, as the case may be, and the terms of which require the Company or any of its Restricted Subsidiaries to apply such Excess Proceeds to offer to repurchase such Indebtedness.
“Partnership Agreement” means the [Fifth] Amended and Restated Agreement of Limited Partnership of the Company, dated as of February [ ], 2017, as in effect on the date of this Indenture and as such may be further amended, modified or supplemented from time to time.
“Permitted Business” means:
(1)    the business of acquiring, leasing, managing, exploring, exploiting, developing, producing, operating and disposing of interests in coal, oil, natural gas, natural gas liquids, other Hydrocarbons, minerals, aggregates, sand, gravel, limestone or other products produced in association with any of the foregoing, or timberland or timber or forest products, or of creating and/or restoring wetlands and wetland credits;
(2)    the business of gathering, marketing, distributing, treating, processing, fractionating, handling, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of coal, oil, natural gas, natural gas liquids, other Hydrocarbons, minerals, aggregates, sand, gravel, limestone or related products obtained from other Persons; and
(3)    any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) and (2) of this definition.
“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that:

(1)    either (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 4.07) not previously expended at the time of making such Investment;
(2)    if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make‑well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and
(3)    such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.
“Permitted Investments” means:
(1)    any Investment in the Company or in a Restricted Subsidiary of the Company (including through purchases of Notes or other Indebtedness and otherwise permitted under this Indenture);
(2)    any Investment in Cash Equivalents;
(3)    any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a)    such Person becomes a Restricted Subsidiary of the Company; or
(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(4)    any Investment made as a result of the receipt of non-cash consideration from:
(a)    an Asset Sale that was made pursuant to and in compliance with Section 4.10; or

(b)    pursuant to clause (7) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;
(5)    any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;
(6)    any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;
(7)    Hedging Obligations permitted to be incurred under Section 4.09;
(8)    Permitted Business Investments;
(9)    Investments owned by any Person at the time such Person merges with or into the Company or a Restricted Subsidiary or is acquired by the Company or a Restricted Subsidiary, provided such Investments (a) are not incurred in contemplation of such merger or acquisition and (b) are, in the good faith determination of the Company, incidental to such merger or acquisition, and in each case renewals or extensions thereof in amounts not greater than the amount of such Investment; and
(10)    other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed the greater of $90.0 million or 5.0% of the Company’s Consolidated Net Tangible Asset determined at the time of such Investment; provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary of the Company.
“Permitted Liens” means:
(1)    Liens securing any Indebtedness under any Credit Facility permitted to be incurred under this Indenture;
(2)    Liens in favor of the Company or any Restricted Subsidiary;

(3)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;
(4)    Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;
(5)    any interest or title of a lessor to the property subject to a Capital Lease Obligation or operating lease;
(6)    Liens on any property or asset acquired, constructed or improved by the Company or any of its Restricted Subsidiaries, which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the fair market value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);
(7)    Liens existing on the date of this Indenture;
(8)    Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(9)    Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;
(10)    Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 4.09;

(11)    Liens securing Obligations of the Issuers or any Guarantor under the Notes or the Subsidiary Guarantees, as the case may be;
(12)    Liens securing any Indebtedness equally and ratably with all Obligations due under the Notes or any Subsidiary Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 4.12;
(13)    Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries;
(14)    Liens arising under operating agreements, joint venture agreements, partnership agreements, construction agreements, interconnection agreements, coal leases, mineral leases, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation, wheelage, handling, cutting, purchase, gathering, treating, processing, natural gas storage or exchange of coal, minerals, or oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other similar agreements arising in the ordinary course of the Company’s or any Restricted Subsidiary’s business that are customary in the Permitted Business; provided that any such Liens only attach to the assets covered by the applicable agreement and, in the case of operating agreements, joint venture agreements, partnership agreements and other similar agreements, the Equity Interests of the applicable joint venture, partnership or other Person that is the subject of such agreement;
(15)    Liens on pipelines or pipeline facilities or other facilities that arise by operation of law;
(16)    Liens securing Indebtedness of the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (16) does not exceed the greater of $50.0 million or 3.0% of the Company’s Consolidated Net Tangible Assets determined at the time of incurrence; and
(17)    any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (15) above; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)    the principal amount or accreted value of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
(2)    such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (or has a final maturity date and Weighted Average Life to Maturity at least 91 days after the maturity date of the Notes);
(3)    if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Noteholders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(4)    such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Company (other than Finance Corp.) if the Company is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or other entity.
“Preferred Securities” means those certain Class A Convertible Preferred Units issued pursuant to the Class A Convertible Preferred Unit and Warrant Purchase Agreement, dated February [ ], 2017, by and among Natural Resource Partners L.P., [ ] and [ ], and governed by the Partnership Agreement.
“Priority Indebtedness” means indebtedness for borrowed money that is (i) Indebtedness of the Company or any Restricted Subsidiary that is secured by a Lien on property or assets of the Company or a Restricted Subsidiary (other than a Permitted Lien described in clauses (2), (3), (4), (7), (11), (12), or (17) of the definition thereof), (ii) Indebtedness of the Company that is guaranteed by any Restricted Subsidiary (other than Finance Corp.) that is not a Guarantor or (iii) Indebtedness of any Restricted Subsidiary (other than Finance Corp.) that is not a Guarantor (other than indebtedness owed to the Company or another Restricted Subsidiary).
“Priority Indebtedness Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Priority Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (y) Consolidated Cash Flow of the Company for the four most recent fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case determined on a pro forma basis consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Purchase Agreement” has the meaning provided in the Appendix.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
“Qualifying Owners” means (1) Corbin J. Robertson, Jr., his spouse, children, lineal descendants, and the heirs, estate or any trust for the benefit of any of the foregoing, or any entity controlled by any of the foregoing, and (2) any Beneficial Owners of Capital Stock of Holdco or the General Partner on the date of this Indenture or any entity controlled by any of the foregoing.
“Rating Category” means:
(1)    with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and
(2)    with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).
“Rating Decline” means a decrease in the rating of the Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or – for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.
“Registered Exchange Offer” has the meaning provided in the Appendix.
“Registration Rights Agreement” has the meaning provided in the Appendix.
“Regulation S” has the meaning provided in the Appendix.
“Reporting Default” means a Default described in Section 6.01(d).
“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.
“Restricted Global Note” has the meaning provided in the Appendix.

“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in this Indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.
“Revolving Credit Agreement” means that certain [Fourth] Amended and Restated Credit Agreement, dated as of February [ ], among NRP (Operating) LLC, certain other Subsidiaries of the Company as guarantors, Citibank, N.A., as administrative agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
“Rule 144A” has the meaning provided in the Appendix.
“S&P” refers to S&P Global Ratings, or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary sells or transfers such property to a Person (other than the Company or a Restricted Subsidiary) in a transaction qualifying as an Asset Sale, and the Company or a Restricted Subsidiary leases it from such Person.
“SEC” or “Commission” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Debt” means:
(1)    all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto;
(2)    any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and
(3)    all Obligations with respect to the items listed in the preceding clauses (1) and (2).
Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:
(a)    any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

(b)    any Indebtedness that is incurred in violation of this Indenture.
For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (whether general or limited) or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
“Subsidiary Guarantee” means the guarantee issued by any Guarantor pursuant to Article 10 hereof.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section 9.01(h) and 9.03 hereof).
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 1, 2019; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to March 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail. The Trustee shall have no responsibility to verify the Make-Whole Premium or Treasury Rate.
“Transfer Restricted Securities” has the meaning provided in the Appendix.
“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Finance Corp.) that is designated by the Board of Directors of the General Partner or Holdco as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
(1)    except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non‑Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;
(2)    is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and
(3)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except in each case to the extent such obligation is treated as a Restricted Payment or Permitted Investment otherwise permitted under this Indenture.
In addition, as of the date of this Indenture, each of BRP LLC, CoVal Leasing Company, LLC and NRP Oil and Gas LLC shall be deemed to be Unrestricted Subsidiaries without further action. All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person, if any, that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
Section 1.02.    Other Definitions.

Term	Defined in Section
“Act”	11.14
“Affiliate Transaction”	4.11
“Appendix”	2.01
“Asset Sale Offer”	4.10
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Settlement Date”	4.15
“Covenant Defeasance”	8.03
“Discharge”	8.08
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Incremental Funds”	4.07
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Registrar”	2.03
“Reinstatement Date”	4.18
“Restricted Payments”	4.07
“Settlement Date”	3.09
“Suspended Covenants”	4.18
“Suspension Period”	4.18
“Termination Date”	3.09

Section 1.03.    Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04.    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    provisions apply to successive events and transactions;
(6)    references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(7)    when used to express an obligation, the words “shall” and “will” have the same meaning; and
(8)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE NOTES
Section 2.01.    Form and Dating.
Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Notes and the Trustee’s certificate of authentication therefor shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which an Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix are part of the terms of this Indenture.
Section 2.02.    Execution and Authentication.
An Officer shall sign the Notes on behalf of each Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
On the Initial Issuance Date, the Trustee shall authenticate and deliver $[ ] million of Initial Notes and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuers. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and to whom the Notes shall be registered and delivered and, in the case of an issuance of Additional Notes pursuant to Section 2.13 after the Initial Issuance Date, shall certify that such issuance is in compliance with Section 4.09.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
Section 2.03.    Registrar and Paying Agent.
The Issuers shall maintain an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.
The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary may act as Paying Agent or Registrar.
If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions until given written notice to the contrary. All other payments on the Notes will be made at the Corporate Trust Office of the Trustee, unless the Issuers elect to make interest payments by checks mailed to the Holders at their addresses set forth in the register of Holders.
The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Notes at its offices indicated in the definition of Corporate Trust Office of the Trustee in Section 1.01. The Issuers may change the Paying Agent or Registrar without prior notice to the Noteholders.
Section 2.04.    Paying Agent to Hold Money in Trust.
Prior to 11:00 a.m., New York City time, on each due date of the principal and interest on any Note, an Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.
Section 2.05.    Noteholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
Section 2.06.     Transfer and Exchange.
The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Issuers may require payment of a sum sufficient to cover any taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.06, 4.10, 4.15 or 9.05).
Section 2.07.    Replacement Notes.
If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuers.
Section 2.08.    Outstanding Notes.
Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except as otherwise provided in TIA §316(a), a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, by 11:00 a.m., New York City time, on a redemption date or other maturity date money sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest and Additional Interest, if any, on them cease to accrue.
Section 2.09.    Temporary Notes.
Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and upon written order of the Issuer, the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.
Section 2.10.    Cancellation.
An Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation. Upon written request, the Trustee will deliver a certificate of such cancellation to the Issuers unless the Issuers direct the Trustee to deliver canceled Notes to the Issuers instead (subject to the Trustee’s retention policy). The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11.    Defaulted Interest.
If the Issuers default in a payment of interest on the Notes (without regard to any grace period in Section 6.01(a), the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly give to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
Section 2.12.    CUSIP Numbers.
The Issuers in issuing the Notes may use “CUSIP” numbers and corresponding “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and corresponding “ISINs” in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers and corresponding “ISINs”
Section 2.13.    Issuance of Additional Notes.
The Issuers shall be entitled, subject to their compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Initial Issuance Date, other than with respect to the date of issuance, the issue price and the date from which interest begins to accrue. The Initial Notes issued on the Initial Issuance Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, consents, directions, declarations, amendments, redemptions and offers to purchase.
With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate, which shall be delivered to the Trustee, the following information:
(1)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(2)    the issue price, the issue date and the CUSIP number and any corresponding ISIN of such Additional Notes; and
(3)    whether such Additional Notes shall be Transfer Restricted Securities.

ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01.    Notices to Trustee.
If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least five Business Days (unless a shorter period shall be agreeable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of Section 3.07 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price, and (v) whether it requests the Trustee to give notice of such redemption (provided, however, that in the case of a partial redemption, or if the Trustee is requested to give notice, to the Holders of Notes on behalf of the Issuer, pursuant to Section 3.03, the Officers’ Certificate required hereunder shall be given to the trustee not less than 45 days before the Redemption Date unless a shorter priod is satisfactory to the Trustee). Any such notice may be cancelled at any time prior to giving notice of such redemption to any Holder and shall thereby be void and of no effect.
Section 3.02.    Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) if the Notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of Global Notes, the Notes represented thereby will be selected in accordance with the Depository’s prescribed method). In the event of partial redemption other than on a pro rata basis, the particular Notes to be redeemed shall be selected, not less than five (5) Business Days (unless a shorter period shall be agreeable to the Trustee) prior to the giving of notice of the redemption pursuant to Section 3.03, by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $2,000 or less can be redeemed in part. Notes and portions of Notes selected shall be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if such amount does not equal $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
The provisions of the immediately preceding paragraph of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

Section 3.03.    Notice of Redemption.
At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that optional redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge.
The notice shall identify the Notes to be redeemed (including “CUSIP” numbers and corresponding “ISINs”, if applicable) and shall state:
(a)    the redemption date;
(b)    the redemption price or, if the redemption price is not then determinable, the manner in which it is to be determined;
(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Issuers default in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;
(g)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and
(i)    any conditions precedent to such redemption.
If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.
At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the second preceding paragraph.
Section 3.04.    Effect of Notice of Redemption.
Once notice of redemption is given in accordance with Section 3.03 hereof, subject to satisfaction of any conditions precedent set forth in the notice of redemption, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. If given in the manner provided for in Section 3.03, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.
Section 3.05.    Deposit of Redemption Price.
Prior to 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) money sufficient in same day funds to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by an Issuer in excess of the amounts necessary to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed.
If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of an Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest and Additional Interest, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06.    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuers shall issue in the name of the Holder and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07.    Optional Redemption.
(a)    Except as set forth in clauses (b), (c) and (d) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to March 1, 2019.

On or after March 1, 2019, the Issuers may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12 month period beginning on March 1 of the years indicated below:

PERIOD	PERCENTAGE
2019	105.250%
2020	102.625%
2021 and thereafter	100.000%
(b)    Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to March 1, 2019, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Company, provided that:
(1)    at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued on the date of this Indenture remains outstanding immediately after the occurrence of such redemption (excluding any Notes held by the Company and its Subsidiaries); and
(2)    the redemption occurs within 180 days of the date of the closing of each such Equity Offering.
(c)    Prior to March 1, 2019, the Issuers may on one or more occasions redeem all or part of the Notes at a redemption price equal to the sum of:
(1)    100% of the principal amount thereof, plus
(2)    the Make Whole Premium at the redemption date,
plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
(d)    The Issuers shall have the right to redeem the Notes in accordance with the terms, and subject to the conditions, set forth in Section 4.15(6) hereof.
(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.
Section 3.08.    Mandatory Redemption.

Except as set forth in Sections 4.10 and 4.15 hereof, neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.
Section 3.09.    Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.
The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by Applicable Law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Settlement Date”), the Company shall purchase and pay for the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Asset Sale Offer.
Payment for any Notes so purchased shall be made in the manner prescribed in the Notes.
Upon the commencement of an Asset Sale Offer, the Company shall send a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
(a)    that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open, including the time and date the Asset Sale Offer will terminate (the “Termination Date”);
(b)    the Offer Amount and the purchase price;
(c)    that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;
(d)    that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest, if any, after the Settlement Date;
(e)    that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;
(f)    that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of

Holder to Elect Purchase” on the reverse of the Note completed, to the Company or a Paying Agent at the address specified in the notice, before the Termination Date;
(g)    that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Termination Date, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(h)    that, if the aggregate principal amount of Notes surrendered by Holders and Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount the Company is required to repurchase, the Trustee shall select the Notes and the Company will select such Pari Passu Indebtedness to be purchased or redeemed on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, shall be purchased); and
(i)    that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.
Promptly after the Termination Date, the Company shall, to the extent lawful, accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer in the aggregate principal amount required by Section 4.10 hereof, and prior to the Settlement Date it shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09 and Section 4.10. Prior to 11:00 a.m., New York City time, on the Settlement Date, the Company or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or before the Settlement Date.

ARTICLE 4
COVENANTS
Section 4.01.    Payment of Notes.
The Issuers shall pay or cause to be paid the principal of, premium, if any, interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by an Issuer or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, then due.
The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the interest rate on the Notes to the extent lawful; and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
The Company shall notify the Trustee of the amounts and payment dates of any Additional Interest that may become payable under any Registration Rights Agreement no later than the proposed payment date for the Additional Interest. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.
Section 4.02.    Maintenance of Office or Agency.
The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be presented or surrendered for payment, and they will maintain in the continental United States, an office or agency where Notes may be surrendered for registration of transfer or for exchange. The Issuers shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with notice of a change in the address thereof, such presentations, surrenders, may be made at the Corporate Trust Office of the Trustee.
The Issuers may also from time to time designate one or more other offices or agencies, which shall be in the continental United States, where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 4.03.    Reports and other Information Rights.

(a)    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will make publicly available on its website or file with the SEC for public availability within the time periods specified in the SEC’s rules and regulations under the Exchange Act:
(1)    all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports (except to the extent that the Company reasonably determines that such report would not be material to investors in debt securities).
Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such information or report as contemplated by this Section 4.03 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under Article 6 if principal, premium, if any, and interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure. The Company shall at all times comply with TIA § 314(a).
(b)    The Company and the Guarantors shall furnish to the Holders and Beneficial Owners of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(c)    If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, and any such Unrestricted Subsidiary is or, taken together with all other Unrestricted Subsidiaries as a whole, would be a Significant Subsidiary, then, to the extent material, the quarterly and annual financial information required by paragraph (a) of this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
(d)    Delivery of reports, information and documents to the Trustee under this Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
(e)    The Company shall conduct a conference call following each fiscal quarter beginning with the quarter ending March 31, 2017, that the Holders and Beneficial Owners of Notes may attend to discuss the financial condition and results of operations of the Company and its Restricted Subsidiaries for the most recently ended period for which financial statements have been delivered pursuant to Sections 4.03(a) and (b), at a date and time to be determined by the Company with reasonable advance notice to the Trustee, the Holders and the Beneficial Owners of Notes; provided that the above requirements will be deemed satisfied if the Company holds a conference call open to the public to discuss the financial condition and results of operations of the Company and its Restricted Subsidiaries for the most recently ended period for which financial statements have been delivered pursuant to Sections 4.03(a) and (b).
Section 4.04.    Compliance Certificate.
(a)    The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2017, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
(b)    The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any of their respective Officers becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.05.    Taxes.
The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06.    Stay, Extension and Usury Laws.
Each of the Issuers and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture;

and each of the Issuers and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07.    Limitation on Restricted Payments.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)    declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Equity Interests) of the Company or payable to the Company or a Restricted Subsidiary of the Company);
(2)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than in exchange for Equity Interests (other than Disqualified Equity Interests) of the Company);
(3)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees (other than intercompany indebtedness), except a payment of interest or principal within 180 days of the Stated Maturity thereof; or
(4)    make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:
(1)    if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7) and (8) of Section 4.07(b)) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:
(a)    Available Cash with respect to the Company’s preceding fiscal quarter, plus
(b)    100% of the aggregate net proceeds received by the Company (including the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Equity Interests)) after the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Equity Interests) or from the issue or sale of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity Interests or debt securities) sold to a Restricted Subsidiary of the Company), plus
(c)    to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus
(d)    the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after the date of this Indenture (items (b), (c) and (d) being referred to as “Incremental Funds”), minus
(e)    the aggregate amount of Incremental Funds previously expended since the date of this Indenture pursuant to this clause (1) and clause (2) below; or
(2)    if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (7) of Section 4.07(b) but including, solely for the purposes of calculating capacity under this clause (2), the amount of any Restricted Payments made under Section 4.07(b)(8)) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on partnership interests or units of the Company), is less than the sum, without duplication, of:
(a)    $125.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) since the date of this Indenture, plus
(b)    Incremental Funds to the extent not previously expended since the date of this Indenture pursuant to this clause (2) or clause (1) above.
(b)    The preceding provisions will not prohibit:
(1)    the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of this Indenture;
(2)    to the extent not otherwise expended under Section 4.07(a) or applied under Section 4.07(b)(8), the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Equity Interests), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded or deducted from the calculation of Available Cash and Incremental Funds;
(3)    the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;
(4)    the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
(5)    the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or direct or indirect parent of the Company pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity

Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million in any calendar year;
(6)    any purchase, redemption, retirement, defeasance or other acquisition for value of any subordinated Indebtedness pursuant to the provisions of such subordinated Indebtedness upon a Change of Control or an Asset Sale after the Company shall have complied with the provisions of Section 4.10 or Section 4.15 hereof, as the case may be, and repurchased all Notes validly tendered for payment in connection with the Change of Control Offer or Asset Sale Offer, as the case may be;
(7)    any redemption of Class A PIK Units; or
(8)    provided that the Consolidated Total Leverage Ratio is less than 3.50 to 1.00 at the time of such redemption or repurchase (after giving pro forma effect to such redemption or repurchase), redemptions or repurchases of Preferred Securities in an aggregate amount since the Initial Issuance Date not to exceed the sum of (x) $200.0 million plus (y) to the extent not otherwise expended under Section 4.07(a) or Section 4.07(b)(2), 100% of the aggregate net proceeds received by the Company (including the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Equity Interests)) after the date of this Indenture as a contribution (other than from a Restricted Subsidiary of the Company) to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Equity Interests and other than Equity Interests sold to a Restricted Subsidiary of the Company), provided that the amount of any such net proceeds referred to in this clause (y) that are utilized for any such purchase or redemption will be excluded or deducted from the calculation of Incremental Funds and, if applicable, Available Cash.
(c)    Notwithstanding the foregoing:
(A) if the Consolidated Total Leverage Ratio is greater than 4.00 to 1.00 at the time of such Restricted Payment (after giving pro forma effect to any Restricted Payment), the Company (i) shall not be permitted to increase the amount of distributions payable per unit on the Company’s publicly traded units above the per unit amount paid in the previous fiscal quarter, with such amount for the fiscal quarter ending December 31, 2016 being $0.45 per unit (adjusted for (1) common unit splits or combinations, (2) dividends on common units payable in the Company’s units or partnership interests or in securities convertible or exchangeable thereto, and (3) any issuances of Company common units for more than 50% below fair market value (as determined in good faith by the Board of Directors) pursuant to a rights offering or similar offering that is made to all, or substantially all, holders of common units of the Company), (ii)

shall not be permitted to make more than 50% of the Class A Preferred Unit Distributions (as defined in the Partnership Agreement as in effect on the Initial Issuance Date) with respect to the Preferred Securities in the form of cash, and (iii) shall not be permitted to redeem any Class A PIK Units; and
(B) the Company shall not redeem any Preferred Securities except pursuant to clauses (2), (7) or (8) of Section 4.07(b) (and for the avoidance of doubt, shall not be entitled to redeem Preferred Securities pursuant to the provisions of Section 4.07(a)).
(d)    The amount of all Restricted Payments (other than cash) will be the fair market value, on the date of the Restricted Payment, of the Restricted Payment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the fair market value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date. The fair market value of any Restricted Payment, assets or securities that are required to be valued by this Section 4.07 shall be determined in accordance with the definition of that term. For purposes of determining compliance with this Section 4.07, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the clauses (1) through (6) of Section 4.07(b), or is permitted pursuant to Section 4.07(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant; and (y) in the event a Restricted Payment is made pursuant to clause (1) or (2) of Section 4.07(a), the Company will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.
Section 4.08.    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)    pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries provided that the priority that any series of preferred securities of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on its ability to make dividends or distributions on its Capital Stock for purposes of this Section 4.08;
(2)    make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any other Restricted Subsidiary to other Indebtedness incurred by the Company or any other Restricted Subsidiary will not be deemed a restriction on the ability to make loans or advances); or
(3)    transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
However, the preceding restrictions of this Section 4.08 will not apply to encumbrances or restrictions existing under or by reason of:
(1)    agreements as in effect on the date of this Indenture (including the Credit Agreement and instruments governing Existing Indebtedness) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of this Indenture;
(2)    this Indenture, the Notes and the Subsidiary Guarantees;
(3)    applicable law;
(4)    any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred;
(5)    Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;
(6)    any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(7)    Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8)    Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;
(9)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, or customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or licenses or leases entered into in the ordinary course of business;
(10)    any agreement or instrument relating to any property or assets acquired after the date of this Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;
(11)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(12)    any encumbrance or restriction contained in the terms of any Indebtedness permitted to be incurred under this Indenture or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or an officer of the General Partner or Holdco, whose determination shall be conclusive; and
(13)    any other agreement governing Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred under Section 4.09; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Credit Agreement or the instruments governing the Existing Indebtedness as they exist on the date of this Indenture.
Section 4.09.    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Equity Interests.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Equity Interests; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Equity Interests, if the Fixed Charge Coverage Ratio for the

Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity Interests are issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Equity Interests had been issued, as the case may be, at the beginning of such four-quarter period.
The first paragraph of this Section 4.09 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Disqualified Equity Interests described in clause (11) below:
(1)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of $400.0 million and 20.0% of the Company’s Consolidated Net Tangible Assets determined at the time of incurrence;
(2)    the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness (other than Indebtedness under clause (3));
(3)    the incurrence by the Issuers of Indebtedness represented by (a) the Notes issued and sold on the Initial Issuance Date, (b) the Exchange Notes issued pursuant to any Registration Rights Agreement or (c) any Subsidiary Guarantee;
(4)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (or Capital Stock of an entity owning such property, plant or equipment), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), does not exceed the greater of (a) $90.0 million or (b) 5.0% of the Company’s Consolidated Net Tangible Assets at the time of incurrence;
(5)    the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clause (2), (3) or (4) of this paragraph or this clause (5);

(6)    the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
(a)    if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and
(b)    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)    the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;
(8)    the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger or consolidation meeting any one of the financial tests set forth in clause (d) of Section 5.01;
(9)    the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09, provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(10)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);
(11)    the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Disqualified Equity Interests; provided, however, that:

(a)    any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Equity Interests being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(b)    any sale or other transfer of any such Disqualified Equity Interests to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such Disqualified Equity Interests by such Restricted Subsidiary that was not permitted by this clause (11); and
(12)    the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount then outstanding, not to exceed the greater of (a) $90.0 million or (b) 5.0% of the Company’s Consolidated Net Tangible Assets determined at the time of incurrence.
The Company will not incur, and will not permit Finance Corp. or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company, Finance Corp. or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness of a Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant.
The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity Interests for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this covenant.
Notwithstanding the foregoing,

(a)    the Company and its Restricted Subsidiaries shall not be permitted to incur any Priority Indebtedness (including Acquired Indebtedness but excluding any Indebtedness incurred pursuant to clauses (2) or (5) of the definition of Permitted Debt above) in excess of the greater of (i) $300.0 million and (ii) 15.0% of the Company’s Consolidated Net Tangible Assets determined at the time of incurrence, if the Priority Indebtedness Ratio is greater than 4.00 to 1.00 at the time of such incurrence (and after giving pro forma effect to such incurrence and the application of the proceeds therefrom); and
(b)    the Non-Guarantor Restricted Subsidiaries shall not be permitted to incur any Indebtedness for borrowed money or incur any Capital Lease Obligations or other debt obligations evidenced by promissory notes or similar instruments (except as provided for in the following sentence and other than Indebtedness incurred pursuant to clauses (2), (5), (6) or (9) (with respect to guarantees of Indebtedness of the Non-Guarantor Restricted Subsidiaries by other Non-Guarantor Restricted Subsidiaries only), of the definition of Permitted Debt above), if the OpCo Leverage Ratio is in excess of 3.00 to 1.00 at the time of such incurrence (and after giving pro forma effect to such incurrence and the application of the proceeds therefrom and assuming that the greater of (i) $150.0 million of Indebtedness (or, if less, at the election of the Issuers, the amount of total lending commitments under the Revolving Credit Agreement and any other pari-passu revolving credit facility) and (ii) the actual amount of Indebtedness outstanding is outstanding under the Revolving Credit Agreement). Notwithstanding the foregoing, the Non-Guarantor Restricted Subsidiaries may at any time incur up to an aggregate of $150.0 million under the Revolving Credit Agreement and incremental, pari-passu revolving credit capacity together which will not exceed $150.0 million (which amount shall be deemed to be incurred under clause (1) of the second paragraph of this Section 4.09), provided, however, that such $150.0 million shall be reduced, on a dollar-for-dollar basis, to the extent the Issuers have made the election in clause (i) of the preceding sentence to calculate capacity using revolving credit facility commitments below $150.0 million (such lower amount, the “Revolver Basket”), and provided, further, that the Revolver Basket may only be increased, up to a maximum Revolver Basket of $150.0 million, if the OpCo Leverage Ratio at the time of such increase (and after giving pro forma effect to such increase, assuming the Revolver Basket is outstanding) is less than or equal to 3.00 to 1.00.
Section 4.10.    Limitation on Asset Sales.
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)    at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)    any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Subsidiary from further liability therefor; and
(b)    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 90 days after the Asset Sale, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion.
Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:
(1)    to repay, redeem or otherwise retire any Indebtedness of Subsidiaries that are not Guarantors;
(2)    repay, redeem or otherwise retire Senior Debt of the Issuers and the Guarantors, including the Notes;
(3)    to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business;
(4)    to acquire a majority of the Voting Stock of a Person primarily engaged in a Permitted Business;
(5)    to make capital expenditures; or
(6)    to acquire other long-term assets that are used or useful in a Permitted Business.
The provisions of clauses (3), (4), (5) or (6) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within the later of 365 days from the receipt of Net Proceeds from the Asset Sale or six months following the date such agreement is entered into.
Pending the final application of any Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce revolving credit borrowing or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds then exceeds $25.0 million, within 10 days the Company will make a pro rata offer (an “Asset Sale Offer”) to all Holders of Notes, and to all holders of Pari Passu Indebtedness then outstanding, to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the Settlement Date, subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the Settlement Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Trustee will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.
Section 4.11.    Limitation on Transactions with Affiliates.
The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
(1)    the Affiliate Transaction is on terms that taken as a whole are either not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or are otherwise fair to the Company or such Restricted Subsidiary from a financial point of view;
(2)    the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of the General Partner or Holdco set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with the preceding clause (1) of this Section 4.11 and has been approved by a majority of the disinterested members of the Board of Directors of the General Partner or Holdco

or otherwise approved in accordance with affiliate transaction procedures specified in the Partnership Agreement; and
(3)    with respect any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $150.0 million, the Company uses commercially reasonable efforts (as determined in good faith by the Company) to deliver to the Trustee a favorable opinion as to the fairness of such transaction or series or related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor.
The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph of this Section 4.11:
(1)    any employment agreement or arrangement, equity award, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and any payments or awards pursuant thereto;
(2)    transactions between or among any of the Company and its Restricted Subsidiaries;
(3)    transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company or any of its Restricted Subsidiaries owns an Equity Interest in such Person;
(4)    transactions permitted or contemplated by the terms of (a) the Partnership Agreement with respect to accounting, treasury, information technology, insurance and other corporate services, general overhead and other administrative matters and expense reimbursements, including reimbursement of the General Partner for expenses allocable to the Company or otherwise incurred by the General Partner in connection with the operation of the Company’s business, (b) any other agreements in effect on the date of this Indenture, in each case as such agreements are in effect on the date of this Indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less favorable to the Company than the agreement so amended or replaced;
(5)    customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company, a Restricted Subsidiary of the Company, the General Partner or Holdco, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;
(6)    sales of Equity Interests (other than Disqualified Equity Interest) to Affiliates of the Company;

(7)    Restricted Payments or Permitted Investments that are permitted by Section 4.07; and
(8)    transactions pursuant to sale, purchase, service or lease agreements or contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts or agreements entered into by the Company or any of its Restricted Subsidiaries with unrelated third parties or otherwise on terms not materially less favorable to the Company and its Restricted Subsidiaries than those that would be available in a transaction with an unrelated third party.
Section 4.12.    Limitation on Liens.
The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the Notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien (other than Permitted Liens).
Section 4.13.    Additional Subsidiary Guarantees.
If, after the date of this Indenture, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness with respect to which the Company is the primary obligor under a Credit Facility, then that Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Annex A hereto and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed such Indebtedness together with any Officers’ Certificate or Opinion of Counsel required by Section 9.06; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 4.13 will be released in the circumstances described in Section 10.04.
Section 4.14.    Corporate Existence.
Except as otherwise permitted pursuant to the terms hereof (including consolidation and merger permitted by Section 5.01), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its partnership existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries (except Finance Corp.) if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.15.    Offer to Repurchase Upon Change of Control.
(1)    Except as provided herein, within 30 days following the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price (the “Change of Control Payment”) in cash equal to 101% (or at the Company’s option, a greater percentage) of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. No later than 30 days following any Change of Control, the Company will mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:
(a)    that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not withdrawn will be accepted for payment;
(b)    the purchase price and the Change of Control Settlement Date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Section 4.15 and described in such notice;
(c)    that the Change of Control Offer will expire as of the time specified in such notice and that the Company shall pay the Change of Control Payment for all Notes purchased as of the termination of the Change of Control Offer promptly thereafter on the Change of Control Settlement Date;
(d)    that any Note not tendered will continue to accrue interest and Additional Interest, if any;
(e)    that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Settlement Date;
(f)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the termination of the Change of Control Offer on the Change of Control Settlement Date;

(g)    that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the termination of the Change of Control Offer, a telegram, electronic image scanning, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and
(h)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.
(2)    On or before the Change of Control Settlement Date, the Company shall, to the extent lawful, accept for payment all Notes or portions thereof (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:
(a)    deposit with the Paying Agent by 11:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(b)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
On the Change of Control Settlement Date, the Paying Agent shall mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depository) and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

(3)    The Change of Control provisions described above shall be applicable whether or nor any other provisions of this Indenture are applicable.
(4)    The Company shall not be required to make a Change of Control Offer following a Change of Control if:
(a)    a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer; or
(b)    a notice to redeem all outstanding Notes has been given pursuant to Section 3.03, unless and until there is a default in payment of the applicable redemption price.
(5)    A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled, at either of the Issuers’ option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.
(6)    In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company (or the third party making the Change of Control Offer in lieu of the Company) purchases all of the Notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Additional Interest, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
Section 4.16.    Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of the General Partner or Holdco may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If, after the date of this Indenture, a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be either (a) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07(a) or (b) a Permitted Investment, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.
The Board of Directors of the General Partner or Holdco may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.
Section 4.17.    Business Activities.
The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such an extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.
Finance Corp. may not incur Indebtedness unless (1) the Company is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or another of its Restricted Subsidiaries, used to acquire outstanding debt securities issued by the Company or another of its Restricted Subsidiaries or used to repay Indebtedness of the Company or another of its Restricted Subsidiaries as permitted under Section 4.09. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.
Section 4.18.    Covenant Suspension.
If at any time (a) the rating assigned to the Notes by both S&P and Moody’s is an Investment Grade Rating and (b) no Default has occurred and is continuing under this Indenture, then upon notice to the Trustee, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11 and clause (d) of Section 5.01 of this Indenture (collectively, the “Suspended Covenants”). However, the Company and its Restricted Subsidiaries will remain subject to the other provisions of this Indenture.
If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by Moody’s or S&P, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating by both S&P and Moody’s and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating by both S&P and Moody’s); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”
On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to the first paragraph of Section 4.09 or one of the clauses set forth in the second paragraph of Section 4.09 (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to the first or second paragraph of Section 4.09 such Indebtedness will be deemed to have been outstanding on the Initial Issuance Date, so that it is classified under clause (2) of the second paragraph of Section 4.09. Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though the covenant described under Section 4.07 had been in effect since the Initial Issuance Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period may reduce the amount available to be made as Restricted Payments under Section 4.07(a).
During any Suspension Period, the Board of Directors of the General Partner may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries under this Indenture.
The Company will provide the Trustee and the Holders with prompt written notice of any suspension of the Suspended Covenants or the subsequent reinstatement of such Suspended Covenants. The Trustee shall have no duty to monitor the ratings of the Notes, nor shall it be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify the Holders if the Investment Grade Rating of the Notes changes.
Section 4.19.    Ratings.
The Company shall use commercially reasonable efforts to obtain and maintain credit ratings on the Notes by both S&P and Moody’s.

Section 4.20.    Redemption of Remaining 2013 Notes and Use of Proceeds.
The Issuers will use a portion of the net proceeds from the sale of Notes issued on the Initial Issuance Date under this Indenture and the issuance and sale of Preferred Securities to redeem and cancel at least $90.0 million in principal amount of 2013 Notes in accordance with the terms of the 2013 Indenture not later than 60 days after the Initial Issuance Date. In addition, the Issuers will redeem and cancel any and all 2013 Notes that remain outstanding following such redemption not later than 60 days after October 1, 2017.

ARTICLE 5
SUCCESSORS
Section 5.01.    Merger, Consolidation, or Sale of Assets.
Neither of the Issuers may, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless:
(a)    either (1) such Issuer is the survivor, or (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;
(b)    the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made expressly assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture;
(c)    immediately after such transaction no Default or Event of Default exists;
(d)    in the case of a transaction involving the Company and not Finance Corp., either:
(i)    the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; or
(ii)    immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction; and
(e)    such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.
Notwithstanding the preceding paragraph of this Section 5.01, the Company may reorganize as any other form of entity in accordance with the following procedures provided that:
(1)    the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;
(2)    the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(3)    the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes, this Indenture and the applicable Registration Rights Agreement;
(4)    immediately after such reorganization no Default or Event of Default exists; and
(5)    such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).
Section 5.02.    Successor Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01 hereof, the successor formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor had been named as such Issuer herein and shall be substituted for such Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Finance Corp.,” as the case may be, shall refer instead to the successor and not to the Company or Finance Corp., as the case may

be); and thereafter, except in the case of a lease of all or substantially all of its properties or assets in accordance with this Indenture, such Issuer shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of such Issuer.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01.    Events of Default.
An “Event of Default” occurs if one of the following shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):
(a)    an Issuer defaults in the payment when due of interest or Additional Interest, if any, with respect to, the Notes, and such default continues for a period of 30 days;
(b)    an Issuer defaults in the payment of the principal of, or premium, if any, on the Notes when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(c)    the Issuers fail to comply with their obligations to offer to purchase or purchase Notes pursuant to Sections 3.09, 4.10, 4.15 or fail to comply with Section 5.01 hereof;
(d)    the Company fails to comply with any other covenant or other agreement in this Indenture or the Notes for 60 days (or 120 days with respect to the provisions of Section 4.03 hereof) after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure;
(e)    a default occurs under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Initial Issuance Date, if that default:
(1)    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or
(2)    results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; provided that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;
(f)    the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $30.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;
(g)    except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and
(h)    the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:
(1)    commences a voluntary case,
(2)    consents in writing to the entry of an order for relief against it in an involuntary case,
(3)    consents in writing to the appointment of a Custodian of it or for all or substantially all of its property,
(4)    makes a general assignment for the benefit of its creditors, or
(5)    admits in writing it generally is not paying its debts as they become due; or
(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)    is for relief against the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company in an involuntary case;
(2)    appoints a Custodian of the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary of the Company; or
(3)    orders the liquidation of the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company;
and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02.    Acceleration.
If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately, together with all accrued and unpaid interest, Additional Interest, if any, and premium, if any, thereon. Notwithstanding the preceding, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Notes shall become due and payable without further action or notice, together with all accrued and unpaid interest, Additional Interest, if any, and premium, if any, thereon. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest, premium or Additional Interest, if any, that have become due solely because of the acceleration) have been cured or waived.
Section 6.03.    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, and premium, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04.    Waiver of Past Defaults.
Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration) including in connection with an offer to purchase. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05.    Control by Majority.
Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes.
Section 6.06.    Limitation on Suits.
A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
(a)    the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
(b)    the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)    such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
(e)    during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such use prejudices the rights of another Holder of a Note or obtains a preference or priority over another Holder of a Note).
Section 6.07.    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, interest and Additional Interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08.    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers and the Guarantors for the whole amount of principal of, premium, interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09.    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10.    Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee’s costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Additional Interest, if any, respectively; and
Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01.    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with an Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02.    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.
(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(g)    The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) (with respect to payment of interest, but not the payment of Additional Interest) or 6.01(b) hereof; or (2) any Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge thereof or of which written notice is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h)    The permissive right of the Trustee to act hereunder shall not be construed as a duty.
(i)    The Trustee shall not be required to give any bond or surety or to expend or risk its own funds in respect of the performance of its powers and duties hereunder.
(j)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder.
(k)    In no event shall the Trustee be responsible or liable for punitive special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; accidents; labor disputes; acts of civil or military authority and governmental action; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
(m)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.
(n)    The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
(o)    Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
(p)    The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(q)    The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
(r)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any of the Holders, unless such Holder has offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.
Section 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04.    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for either Issuer’s use of the proceeds from the Notes or any money paid to an Issuer or upon either Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication of the Notes.
Section 7.05.    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal of or premium, if any, interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.
Section 7.06.    Reports by Trustee to Holders of the Notes.
Within 60 days after each May 1 beginning with May 1, 2018, and for so long as Notes remain outstanding, the Trustee shall give to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2) and § 313(b)(1). The Trustee shall also transmit all reports as required by TIA § 313(c).
A copy of each report at the time of its sending to the Holders of Notes shall be given to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07.    Compensation and Indemnity.
The Issuers shall pay to the Trustee from time to time such reasonable compensation as the Issuers and the Trustee may agree in writing for the Trustee’s acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuers and the Guarantors shall indemnify the Trustee, jointly and severally, and hold the Trustee harmless against any and all fees, costs, damages, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by an Issuer, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and the Guarantors shall not relieve the Issuers or the Guarantors of their obligations hereunder. The Issuers and the Guarantors shall defend any third party claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Issuers and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. Neither the Issuers nor the Guarantors need reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the gross negligence, or willful misconduct of the Trustee, as determined by a final non-applicable order, judgment, or decree of a court of competent jurisdiction.
The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent, and the Company’s obligations under this Section 7.07 to compensate and indemnify the Trustee shall extend likewise to each Agent.
Section 7.08.    Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign in writing upon 30 days’ notice at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor trustee with the consent of the Issuers. The Issuers may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.10 hereof;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a receiver, Custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall give a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09.    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall give a notice of its succession to the Issuers and the Holders of the Notes.
Section 7.10.    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11.    Preferential Collection of Claims Against Issuers.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuers may, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, exercise their rights under either Section 8.02 or 8.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02.    Legal Defeasance and Discharge.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged their obligations with respect to all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Subsidiary Guarantee, on the date the conditions set forth in Section 8.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Subsidiary Guarantee (which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below) and to have satisfied all its other obligations under such Notes or Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Issuers’ obligations with respect to the Notes under Sections 2.03, 2.04, 2.07, 2.09 and 4.02 hereof and the Appendix, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) the Legal Defeasance provisions of this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
If the Issuers exercise their Legal Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, and any security for the Notes (other than the trust) will be released.
Section 8.03.    Covenant Defeasance.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Article 4 (other than those in Sections 4.01, 4.02, 4.06 and 4.14) and in clause (d) of Section 5.01 hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.
If the Issuers exercise their Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Notes (other than the trust) will be released.
Section 8.04.    Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(a)    the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Additional Interest, if any, on the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date;
(b)    in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
(1)    the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or
(2)    since the Initial Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)    in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence or within 30 days thereof);
(e)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(f)    the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and
(g)    the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05.    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 or 8.08 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or 8.08 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 or 8.08 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge, as the case may be.
Section 8.06.    Repayment to Issuers.
Subject to applicable escheat and abandoned property laws, any money or non‑callable Government Securities deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of or premium, interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, interest or Additional Interest, if any, has become due and payable shall be paid to the Issuers on their written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or non-callable Government Securities, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.
Section 8.07.    Reinstatement.
If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 8.05 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05 hereof; provided, however, that, if an Issuer makes any payment of principal of or premium, interest, Additional Interest, if any, on any Note following the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
Section 8.08.    Discharge.
This Indenture shall be satisfied and discharged and shall cease to be of further effect as to all Notes issued hereunder (except for (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (1)(b) of this Section 8.08, and as more fully set forth in such clause (1)(b), payments in respect of the principal of and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.09 and 4.02 hereof and the Appendix and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith), when:

(1)	either:
(a)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or
(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of fixed maturity or redemption (provided that if such redemption is made as provided in Section 3.07(c) hereof, (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Make Whole Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Make Whole Premium as determined by such date);
(2)    the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;
(3)    the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or on the redemption date, as the case may be; and
(4)    the Issuers have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture (“Discharge”) have been satisfied.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01.    Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a)    to cure any ambiguity, defect or inconsistency;
(b)    to provide for uncertificated Notes in addition to or in place of Notes in registered, certificated form;
(c)    to provide for the assumption of an Issuer’s obligations to the Holders of Notes pursuant to Article 5 hereof;
(d)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;
(e)    to secure the Notes or the Subsidiary Guarantees pursuant to the requirements of Section 4.12 or otherwise;
(f)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
(g)    to add any additional Guarantor with respect to the Notes or to evidence the release of any Guarantor from its Subsidiary Guarantee in accordance with Article 10 hereof;
(h)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(i)    to provide for the reorganization of the Company as any other form of entity in accordance with the second paragraph of Section 5.01 hereof; or
(j)    to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.
Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02.    With Consent of Holders of Notes.
Except as provided above in Section 9.01 and below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
(a)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b)    reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption or repurchase of the Notes (other than notice provisions and other than with respect to Sections 3.09, 4.10 and 4.15 hereof);
(c)    reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(d)    waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);
(e)    make any Note payable in currency other than that stated in the Notes;
(f)    make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of or premium, interest or Additional Interest, if any, on the Notes (except as permitted in clause (g) below);
(g)    waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);
(h)    release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(i)    make any change in the preceding amendment, supplement and waiver provisions.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.
Section 9.03.    Compliance with Trust Indenture Act.
To the extent required, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a purchase, tender or exchange of such Holder’s Notes shall not be rendered invalid by such purchase, tender or exchange.
Section 9.04.    Effect of Consents.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless such amendment, supplement or waiver makes a change described in any of clauses (a) through (i) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note.
Section 9.05.    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06.    Trustee to Sign Amendments, etc.
The Issuers shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplement, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.05, that such amendment or supplement is authorized or permitted by this Indenture, and all conditions precedent required hereunder to such amendment or supplement have been satisfied.
ARTICLE 10
GUARANTEES OF NOTES
Section 10.01.    Subsidiary Guarantees.

The Notes issued on the Initial Issuance Date will not initially be guaranteed. Subject to this Article 10, each of the Guarantors that become party to this Indenture as a Guarantor, by virtue of such, hereby, jointly and severally, unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Issuers hereunder and thereunder, that: (a) the principal of and premium, if any, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest (to the extent permitted by law) on the overdue principal of, premium, if any, interest and Additional Interest, if any, on the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuers.
The Guarantors agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.
If any Holder or the Trustee is required by any court or otherwise to return to an Issuer, the Guarantors, or any Custodian, Trustee or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by an Issuer or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.
Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.
Section 10.02.    Execution and Delivery of Subsidiary Guarantee.
The Subsidiary Guarantee of a Guarantor shall be evidenced by its execution and delivery of a supplement to this Indenture.
Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.03.    Guarantors May Consolidate, etc., on Certain Terms.
(a)    No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), unless, (i) either (1) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture, substantially in the form of Annex A hereto, under the Notes, this Indenture and its Subsidiary Guarantee on terms set forth therein, or (2) such transaction does not violate the provisions of Section 4.10, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.
(b)    In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Annex A hereto, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.
Section 10.04.    Releases of Subsidiary Guarantees.
The Subsidiary Guarantee of a Guarantor shall be released: (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10; (2) in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such sale or other disposition; (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with Section 4.16 of this Indenture; (4) upon Legal Defeasance or Covenant Defeasance or Discharge in accordance with Article 8; or (5) at such time as that Guarantor ceases to guarantee any other Indebtedness of the Company under a Credit Facility.
Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that any of the conditions described in the foregoing clauses (1) – (5) has occurred, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium, interest and Additional Interest, if any, on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.
Section 10.05.    Limitation on Guarantor Liability.
The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
Section 10.06.    “Trustee” to Include Paying Agent.
In case at any time any Paying Agent other than the Trustee shall have been appointed and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.
ARTICLE 11
MISCELLANEOUS
Section 11.01.    Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), such TIA-imposed duties shall control.
Section 11.02.    Notices.

Any notice or communication by an Issuer, any Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), or sent by telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to any of the Issuers or the Guarantors:
Natural Resource Partners L.P.
1201 Louisiana Street, Suite 3400
Houston, Texas 77002
Attention: Chief Financial Officer
Telecopier No.: (281) 657-8027
If to the Trustee:
Wilmington Trust, National Association
15950 North Dallas Parkway
Dallas, Texas 75248
Attention: Administrator, Natural Resource Partners
Telecopier No.: (888) 316-6239
An Issuer, any of the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery in each case to the address shown above.
Any notice or communication to a Holder shall be (i) mailed by first class mail, certified or registered, to its address shown on the register kept by the Registrar, with return receipt requested, (ii) sent to such address by overnight air courier guaranteeing next day delivery or (iii) if the Holder is the Depository, sent by such other means as the Depository may specify, notwithstanding any contrary indication elsewhere in this Indenture. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If either of the Issuers sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

Section 11.03.    Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 11.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall upon request by the Trustee furnish to the Trustee:
(a)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 11.05.    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(a)    a statement that the person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.
Section 11.06.    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 11.07.    No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partner.
Neither the General Partner nor any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers, the General Partner, Holdco or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 11.08.    Governing Law.
THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 11.09.    Waiver of Trial by Jury.
EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES, OR THE TRANSACTION CONTEMPLATED THEREBY.
Section 11.10.    Consent to Jurisdiction.
(a)    Each of the Issuer and Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County, and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for the recognition or enforcement of any judgment, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.
(b)    Each of the Issuer and Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 11.11.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.12.    Successors.
All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 11.13.    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.14.    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.15.    Counterparts.
The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 11.16.    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers if made in the manner provided in this Section 11.16.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    Notwithstanding anything to the contrary contained in this Section 11.16, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03.
(d)    If the Issuers shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a resolution of the Board of Directors of the Company, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.05, whichever is later, and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
(e)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or an Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(f)    Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
(g)    For purposes of this Indenture, any action by the Holders that may be taken in writing may be taken by electronic means comporting with the applicable procedures of the Depository or by any other means reasonably acceptable to the Trustee.
Section 11.17.    Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
[Signatures on following page]

SIGNATURES
NATURAL RESOURCE PARTNERS L.P.
BY: NRP (GP) LP, ITS GENERAL PARTNER
BY: GP NATURAL RESOURCE PARTNERS LLC, ITS GENERAL PARTNER
By:
Name: [        ]
Title: [ ]
NRP FINANCE CORPORATION
By:
Name: [        ]
Title: [ ]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
AS TRUSTEE
By:
Name: Shawn Goffinet
Title: Assistant Vice President

RULE 144A/REGULATION S APPENDIX
PROVISIONS RELATING TO INITIAL NOTES
AND EXCHANGE NOTES
1.    Definitions
1.1    Definitions.
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Exchange Notes” means (1) the 10.500% Senior Notes due 2022 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.
“Initial Notes” means (1) $[ ] million aggregate principal amount of 10.500% Senior Notes due 2022 issued on the Initial Issuance Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
“Initial Notes Purchasers” means any Person purchasing or acquiring Initial Notes on the date hereof pursuant to the Purchase Agreement.
“Notes” means the Initial Notes, the Additional Notes and the Exchange Notes, treated as a single class.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the Exchange and Purchase Agreement dated February [ ], 2017 among the Issuers, the Guarantors and the Initial Notes Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuers and the Persons purchasing such Additional Notes.
“Registered Exchange Offer” means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the Registration Rights Agreement dated February [ ], 2017 among the Issuers, the Guarantors and the Initial Notes Purchasers, and (2) with respect to each issuance of Additional

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Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers and the Persons purchasing such Additional Notes under the related Purchase Agreement.
“Transfer Restricted Securities” means Notes that bear or are required to bear the legend set forth in Section 2.3(b) hereof.
1.2    Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Distribution Compliance Period”	2.1(b)
“Global Notes”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Notes”	2.1(a)
“Restricted Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Notes”	2.1(a)

2.    The Notes.
2.1    (a) Form and Dating. Initial Notes offered and sold to QIBs in reliance on Rule 144A (“Rule 144A Notes”) under the Securities Act (“Rule 144A”) or in reliance on Regulation S (“Regulation S Notes”) under the Securities Act (“Regulation S”), in each case as provided in a Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit 1 hereto (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Beneficial interests in a Restricted Global Note representing Initial Notes sold in reliance on either Rule 144A or Regulation S may be held through Euroclear or Clearstream, as indirect participants in the Depository. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Notes shall be issued in global form (with the Global Notes Legend set forth in Exhibit 1 hereto) or in certificated form as provided in Section 2.4 of this Appendix. Exchange Notes issued in global form and Restricted Global Notes are sometimes referred to in this Appendix as “Global Notes.”
(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

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The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository. If such Global Notes are Restricted Global Notes, then separate Global Notes shall be issued to represent Rule 144A Notes and Regulation S Notes so long as required by law or the Depository.
Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
Until the 40th day after the later of the commencement of the offering of any Initial Notes and the original issue date of such Initial Notes (such period, the “Distribution Compliance Period”), a beneficial interest in a Restricted Global Note representing Regulation S Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Rule 144A Notes only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that such transfer is being made to a Person who the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such Person is a QIB, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After the expiration of the Distribution Compliance Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Notes.
Beneficial interests in a Restricted Global Note representing Rule 144A Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Regulation S Notes, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 (if available).
(c)    Certificated Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes. Certificated Notes shall not be exchangeable for beneficial interests in Global Notes.
(d)    Notes shall bear the OID Legend set forth in Exhibit 1 if applicable.

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2.2    Authentication. The Trustee shall authenticate and deliver: (1) on the Initial Issuance Date, an aggregate principal amount of $[ ] million 10.500% Senior Notes due 2022, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Issuers. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and to whom the Notes shall be registered and delivered and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.09 of the Indenture.
2.3    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
(ii)    Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
(iii)    In the event that a Restricted Global Note is exchanged for Notes in certificated form pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(b)    Restricted Notes Legend.
(i)    Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

App. - 4

ANY STATE SECURITIES LAWS. NEITHER SUCH NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF ANY NOTE EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF SUCH NOTE) OR THE LAST DAY ON WHICH WE OR ANY OF OUR AFFILIATES WERE THE OWNERS OF SUCH NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON‑U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM SUCH NOTE IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) THAT IS (A) PURSUANT TO CLAUSE (2)(D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO CLAUSE (2)(F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES IN CLAUSES (i)(A) OR (B), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM SPECIFIED IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

App. - 5

THIS LEGEND WILL BE REMOVED AS TO ANY NOTE EVIDENCED HEREBY UPON DELIVERY TO THE TRUSTEE BY US OR THE HOLDER THEREOF OF A WRITTEN REQUEST FOR THE REMOVAL HEREOF, IN ANY CASE AT ANY TIME AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
(ii)    Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
(iii)    Subject to compliance with applicable securities laws, the Restricted Notes Legend on any Initial Notes shall be removed at the request of the Holder thereof on or after the Resale Restriction Termination Date thereof.
(iv)    Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.
(c)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, or if any certificated Note is exchanged for such a beneficial interest, the principal amount of Notes represented by such Global Note shall be reduced or increased, as appropriate, and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction or increase, as the case may be.
(d)    Obligations with Respect to Transfers and Exchanges of Notes.
(i)    To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar’s request.

App. - 6

(ii)    No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10, 4.15 and 9.05 of the Indenture).
(iii)    The Registrar shall not be required to register the transfer of or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
(iv)    Prior to the due presentation for registration of transfer of any Note, the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(v)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(e)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the

App. - 7

terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(iii)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
2.4    Certificated Notes.
(a)    A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and in either event a successor depositary is not appointed by the Issuers within 90 days, or (ii) an Event of Default has occurred and is continuing and the Depository notifies the Trustee of its decision to exchange the Global Note for a certificated Note. Except as provided in the preceding sentence, and notwithstanding any contrary indication in Section 2.3(b), beneficial interests in a Global Note may be exchanged for certificated Notes only with the consent of the Company, including if an affiliate (as defined in Rule 144) of the Company acquires such interests.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository or the Notes Custodian to the Trustee located at the Corporate Trust Office of the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any certificated Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(b), bear the Restricted Notes Legend set forth in Exhibit 1 hereto.
(c)    Subject to the provisions of Section 2.4(b), the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)    In the event of the occurrence of any of the events specified in Section 2.4(a), the Issuers shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

App. - 8

EXHIBIT 1 TO RULE 144A/REGULATION S APPENDIX
[FORM OF FACE OF NOTE]
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Notes Legend]
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF ANY NOTE EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF SUCH NOTE) OR THE LAST DAY ON WHICH WE OR ANY OF OUR AFFILIATES WERE THE OWNERS OF SUCH NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION

Ex. 1 to App. - 1

STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM SUCH NOTE IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) THAT IS (A) PURSUANT TO CLAUSE (2)(D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO CLAUSE (2)(F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES IN CLAUSES (i)(A) OR (B), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM SPECIFIED IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AS TO ANY NOTE EVIDENCED HEREBY UPON DELIVERY TO THE TRUSTEE BY US OR THE HOLDER THEREOF OF A WRITTEN REQUEST FOR THE REMOVAL HEREOF, IN ANY CASE AT ANY TIME AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
[Additional Restricted Notes Legend for Notes Offered in Reliance on Regulation S]
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
[OID LEGEND]
[FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT NATURAL RESOURCE PARTNERS, L.P., 1201 LOUISIANA, SUITE 3400, HOUSTON TEXAS, 77002,

Ex. 1 to App. - 2

ATTENTION: CHIEF FINANCIAL OFFICER, AND THE COMPANY WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE INITIAL ISSUANCE DATE AND THE YIELD TO MATURITY OF THIS SECURITY.]

Ex. 1 to App. - 3

NATURAL RESOURCE PARTNERS L.P.
NRP FINANCE CORPORATION

No.	$
CUSIP No.
ISIN No.

10.500% Senior Note due 2022
Natural Resource Partners L.P., a Delaware limited partnership, and NRP Finance Corporation, a Delaware corporation, jointly and severally promise to pay to _________, or registered assigns, the principal sum of _________ Dollars on March 1, 2022 [or such greater or lesser amount as may be indicated on the Schedule attached hereto].
Interest Payment Dates: March 1 and September 1, commencing September 1, 2017.
Record Dates: February 15 and August 15.
Additional provisions of this Note are set forth on the other side of this Note.
NATURAL RESOURCE PARTNERS L.P.
BY: NRP (GP) LP, ITS GENERAL PARTNER
By: GP Natural Resource Partners LLC, its general partner
By:
Name:
Title:
NRP FINANCE CORPORATION
By:
Name:
Title:

Ex. 1 to App. - 4

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, certifies that
this is one of the Notes
referred to in the Indenture.
By
Authorized Signatory
Dated:

Ex. 1 to App. - 5

[FORM OF REVERSE SIDE OF NOTE]
10.500% Senior Note due 2022
Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest. Natural Resource Partners L.P., a Delaware limited partnership (the “Company”), and NRP Finance Corporation, a Delaware corporation (the “Finance Corp.” and, together with the Company, the “Issuers”), jointly and severally promise to pay interest on the unpaid principal amount of this Note at 10.500% per annum [and shall pay any Additional Interest payable pursuant to the Registration Rights Agreement referred to below. References herein to “interest” include such Additional Interest to the extent applicable.] The Issuers will pay interest semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2017, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [ ] [the date of original issuance]; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect, to the extent lawful; and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, together with accrued and unpaid interest due at maturity. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account in the United States will be required with respect to any amounts due on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Ex. 1 to App. - 6

3.    Paying Agent and Registrar. Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
4.    Indenture. The Issuers issued the Notes under an Indenture dated as of February [ ], 2017 (“Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. If the terms of this Note conflict with the Indenture, the Indenture shall govern. The Notes are unsecured senior obligations of the Issuers limited to $[ ] aggregate principal amount in the case of Notes issued on the Initial Issuance Date (as defined in the Indenture).
5.    Optional Redemption.
(a)    Except as set forth in subparagraphs (b), (c) and (d) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to March 1, 2019. On or after March 1, 2019, the Issuers may redeem all or a part of the Notes, upon prior notice as set forth in Paragraph 8, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the 12 month beginning March 1 of the years indicated below:

PERIOD	PERCENTAGE
2019	105.250%
2020	102.625%
2021 and thereafter	100.000%
(b)    Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 1, 2019, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under the Indenture at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest and thereon to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Company; provided that (i) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued on the date of the Indenture remains outstanding immediately after the occurrence of such redemption (excluding any Notes held by the Company and its Subsidiaries) and (ii) the redemption occurs within 180 days of the date of the closing of each such Equity Offering.
(c)    Prior to March 1, 2019, the Issuers may on one or more occasions redeem all or part of the Notes at a redemption price equal to the sum of (1) 100% of the principal amount thereof, plus (2) the Make Whole Premium at the redemption date, plus (3) accrued and unpaid

Ex. 1 to App. - 7

interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date)
(d)    The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15(6) of the Indenture.
6.    Mandatory Redemption.
Except as set forth in Paragraph 7 below, neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.
7.    Repurchase at Option of Holder.
(a)    Except as provided in the Indenture, within 30 days following the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% (or at the Company’s option, a greater percentage) of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. The Company will mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by Section 4.15 of the Indenture.
(b)    When the aggregate amount of Excess Proceeds then exceeds $25.0 million, within 10 days the Company shall commence a pro rata offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture, and to all holders of any Pari Passu Indebtedness then outstanding, to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of settlement, subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date, in accordance with the procedures set forth in the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.
8.    Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days (except as otherwise provided in the Indenture if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge) before the redemption date to each Holder whose Notes are to be redeemed at its registered address. If given in the manner provided for in Section 3.03 of the Indenture, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely

Ex. 1 to App. - 8

notice or any defect in the notice shall not affect the validity of the redemption. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest, if any, will cease to accrue on Notes or portions thereof called for redemption.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes due on transfer or exchange. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, they need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
10.    Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.
11.    Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (1) to cure any ambiguity, defect or inconsistency, (2) to provide for uncertificated Notes in addition to or in place of certificated Notes, (3) to provide for the assumption of an Issuer’s obligations to Holders of Notes pursuant to Article 5 of the Indenture, (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (5) to secure the Notes or the Subsidiary Guarantees pursuant to Section 4.12 of the Indenture, (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (7) to add any additional Guarantor with respect to the Notes or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, (8) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (9) to provide for the reorganization of the Company as any other form of entity in accordance with the second paragraph of Section 5.01 of the Indenture or (10) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.
12.    Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from such events of bankruptcy, insolvency or reorganization described in Section 6.01(h) or 6.01

Ex. 1 to App. - 9

(i) of the Indenture, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except as provided in the Indenture. The Issuers are required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and, so long as any Notes are outstanding, the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
13.    Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.
14.    No Recourse Against Others. Neither the General Partner, nor any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers, the General Partner, Holdco or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
15.    Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.
16.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.    [Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of February [ ], 2017, among the Issuers, the Guarantors and the Initial Notes Purchasers (the “Registration Rights Agreement”).]
18.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Ex. 1 to App. - 10

19.    Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
20.    Successors. In the event a successor assumes all the obligations of an Issuer under the Notes and the Indenture, pursuant to the terms thereof, such Issuer will be released from all such obligations.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:
Natural Resource Partners L.P.
1201 Louisiana Street, Suite 3400
Houston, Texas 77002
Attention: Chief Financial Officer

Ex. 1 to App. - 11

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to

Print or type assignee’s name, address and zip code)
(Insert assignee’s Soc. Sec. or Tax I.D. No.)
and irrevocably appoint __________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of one year after the later of the date of original issuance of such Notes (or the date of any subsequent reopening of the Notes) and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company (or, in the case of Regulation S Notes, prior to the expiration of the Distribution Compliance Period), the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

Ex. 1 to App. - 12

(1)	to an Issuer; or

(2)	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)
inside the United States to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers and any Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Your Signature:
Notice: To be executed by an executive officer]

Ex. 1 to App. - 13

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:
Section 4.10     Section 4.15
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof) you elect to have purchased: $____________

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:
Signature Guarantee:
(signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. 1 to App. - 14

[TO BE ATTACHED TO GLOBAL NOTE]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

Ex. 1 to App. - 15

ANNEX A

NATURAL RESOURCE PARTNERS L.P.
NRP FINANCE CORPORATION
and
the Guarantors named herein
__________________________________________
10.500% Senior Notes due 2022
__________________________________________
_____________________
FORM OF SUPPLEMENTAL INDENTURE
AND AMENDMENT — SUBSIDIARY GUARANTEE
Dated as of __,_
_____________________
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
_____________________

This SUPPLEMENTAL INDENTURE, dated as of, is among Natural Resource Partners L.P., a Delaware limited partnership (the “Company”), NRP Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wilmington Trust, National Association, a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of February [ ], 2017 (the “Indenture”), pursuant to which the Issuers have issued $ [ ] in principal amount of 10.500% Senior Notes due 2022 (the “Notes”);
WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.
ARTICLE 2
From this date, in accordance with Section 4.13 or 10.03 of the Indenture and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in, and subject to the limitations of, Article 10 thereunder.
ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 3.02. No duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.
Section 3.03 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
NATURAL RESOURCE PARTNERS L.P.
BY: NRP (GP) LP, ITS GENERAL PARTNER
By
Name:
Title:
NRP FINANCE CORPORATION
By
Name:
Title:
GUARANTORS

[_]
By
Name:
Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS TRUSTEE

By
Name:
Title:

EXHIBIT B
Form of General Partner
Officer’s Certificate

[Form of General Partner Officer’s Certificate]
GP Natural Resource Partners LLC
NRP Finance Corporation
Officer’s Certificate
[Closing Date]
Pursuant to Sections 6.01(b)(iv) and 6.02(c) of the Exchange and Purchase Agreement by and among Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), NRP Finance Corporation, a Delaware Corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”), and each of the Consenting Holders party thereto, dated [●], 2017 (the “Purchase Agreement”), the undersigned, being the President and Chief Operating Officer of GP Natural Resource Partners LLC, a Delaware limited liability company, acting in its capacity as the general partner of NRP (GP) LP, a Delaware limited partnership, in its capacity as the general partner of the Partnership, and the Co-Issuer hereby certifies as follows:
1.    The Issuers have performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Issuers on or prior to the date hereof.
2.    The representations and warranties of the Issuers contained in the Purchase Agreement that are qualified by materiality or Partnership Material Adverse Effect were true and correct when made and are true and correct on the date hereof (as though made at and as of the date hereof), and all other representations and warranties of the Issuers were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof (as though made at and as of the date hereof), other than those representations and warranties of the Issuers contained in the Purchase Agreement that expressly relate to a different date, in which case, such representations and warranties are true and correct, or are true and correct in all material respects, respectively, as of such date.
3.    Vinson & Elkins L.L.P. is entitled to rely on this certificate in connection with the legal opinions that they are rendering on the date hereof.
Capitalized terms used herein but not otherwise defined in this certificate shall have the respective meanings ascribed to such terms in the Purchase Agreement.
(Signature page follows)

The undersigned has executed this Officer’s Certificate as of the date first written above, in his capacity as President and Chief Operating Officer of GP Natural Resource Partners LLC, a Delaware limited liability company, acting in its capacity as the general partner of NRP (GP) LP, a Delaware limited partnership, in its capacity as general partner of the Partnership, and the Co-Issuer.

Wyatt L. Hogan
President and Chief Operating Officer
GP Natural Resource Partners LLC and
NRP Finance Corporation

EXHIBIT C
Form of Vinson & Elkins LLP
Legal Opinion

[___], 2017

To each of the Consenting Holders named
in the Exchange and Purchase Agreement referenced herein

Ladies and Gentlemen:
This letter is provided to you pursuant to Section 6.02(d) of the Exchange and Purchase Agreement, dated [●], 2017 (the “Purchase Agreement”), by and among Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), NRP Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”) and each of the Consenting Holders named therein (each a “Consenting Holder” and, collectively, the “Consenting Holders”) pursuant to which the Issuers have agreed to (i) issue to certain of the Consenting Holders $[___] aggregate principal amount of the Issuers’ 10.500% Senior Notes due 2022 (the “New Exchange Notes”) in exchange for $[___] aggregate principal amount of the Issuers’ 9.125% Senior Notes due 2018 held by such Consenting Holders and (ii) issue and sell to certain of the Consenting Holders $[___] aggregate principal amount of the Issuer’s 10.500% Senior Notes due 2022 (the “New Issuance Notes” and, together with the Exchange Notes, the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), dated [___], 2017, between the Issuers and Wilmington Trust, National Association, as trustee (the “Trustee”). Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Purchase Agreement.
We have acted as special counsel to the Issuers in connection with the sale and exchange by the Issuers of the Securities. In connection with the opinions set forth below, we have examined and relied upon the following:
(i)    executed originals or counterparts of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the partnership agreement of the General Partner, the Partnership Agreement, the bylaws of the Co-Issuer, the Managing General Partner LLC Agreement and the Fifth Amended and Restated Partnership Agreement;
(ii)    copies of the Certificates of Limited Partnership of the Partnership and the General Partner, as filed with the Secretary of State of the State of Delaware;
(iii)    a copy of the Certificate of Incorporation of the Co-Issuer, as filed with the Secretary of the State of Delaware;
(iv)    a copy of the certificate of formation of the Managing General Partner, as field with the Secretary of the State of Delaware;
(v)    copies of resolutions duly adopted by the Boards of Directors of the Managing General Partner and the Co-Issuer;

(vi)    copies of letters or certificates of recent dates received by us from public officials in the State of Delaware as to the valid existence and good standing of the Managing General Partner, the Partnership, the Co-Issuer and the General Partner;
(vii)    the Indenture, including the form of global note attached thereto;
(viii)    the Registration Rights Agreement; and
(ix)    such other documents and records as we have deemed necessary or advisable for purposes of the opinions expressed below.
Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
(a)    Each of the Managing General Partner, the Partnership, the Co-Issuer and the General Partner is validly existing as a limited partnership or corporation, as applicable, in good standing under the laws of the State of Delaware.
(b)    Each of the Purchase Agreement, the Indenture, the Securities, the Registered Notes and the Registration Rights Agreement has been duly authorized by all necessary limited partner, limited liability company or corporate action, as applicable, and each of the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement has been executed and delivered by each of the Issuers.
(c)    Each of the Purchase Agreement, the Registration Rights Agreement, and, assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a legal, valid and binding instrument enforceable against each of the Issuers in accordance with its terms (as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing) (collectively, the “Enforceability Exceptions”).
(d)     When the Securities have been delivered in accordance with the provisions of the Purchase Agreement and authenticated in accordance with the provisions of the Indenture, they will constitute legal, valid, binding and enforceable obligations of each of the Issuers, except as may be subject to or limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(e)    Assuming the accuracy of the representations and warranties and compliance with the agreements contained in the Purchase Agreement (without regard to the representation found in Section 3.23 of the Purchase Agreement), prior to commencement of the Exchange Offer (as defined in the Registration Rights Agreement), no registration under the Securities Act of the sale or exchange of the Securities, and no qualification of an indenture under the Trust Indenture Act, are required for the sale or exchange and delivery of the Securities by the Issuers to the

Consenting Holders or the initial resale by the Consenting Holders of the Securities in the manner contemplated by the Purchase Agreement.
(f)    Neither the Partnership nor the Co-Issuer is, and after giving effect to the sale and exchange of the Securities and the application of the proceeds therefrom, will be, an “investment company” as defined in the Investment Company Act.
(g)    None of the execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement or the Indenture or the issuance, sale or exchange, as applicable, and delivery of the Securities on the Closing Date, (i) conflicts or will conflict with or constitutes or will constitute a violation of the Issuers’ respective Organizational Documents; (ii) conflicts or will conflict with or constitutes or will constitute a violation of the terms of the Indenture, dated September 18, 2013, by and among the Partnership and the Co-Issuer, as issuers, and Wells Fargo Bank, National Association, as trustee, or the Secured Debt Agreements or (iii) violates or will violate the Delaware LP Act, the Delaware General Corporation Law, federal law or the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements (“Applicable Laws”), in the case of clauses (ii) and (iii), which violations would, individually or in the aggregate, have a Partnership Material Adverse Effect, and, in the case of clause (iii), excluding with respect to any federal or state securities laws, blue sky laws, federal or state antifraud laws, rules or regulations. Furthermore, the term “Applicable Laws” does not include, and we express no opinion with regard to (a) any state or federal laws, rules or regulations relating to: (i) pollution or protection of the environment; (ii) zoning, land use, building or construction; (iii) occupational, safety and health or other similar matters; (iv) labor and employee rights and benefits, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended; (v) the regulation of energy or utilities; (vi) antitrust and trade regulation; (vii) tax; (viii) securities; (ix) corrupt practices, including, without limitation, the Foreign Corrupt Practices Act of 1977; (x) copyrights, patents and trademarks; (xi) communication, telecommunication or similar matters; (xii) the USA Patriot Act of 2001 and the rules, regulations and policies promulgated thereunder, or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or orders relating thereto; and (xiii) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and (b) any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.
(h)    No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under Applicable Laws (“Government Approval”) that has not been obtained or taken and is not in full force and effect is required in connection with the execution and delivery by the Partnership and the Co-Issuer of the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement or the performance by the Partnership and the Co-Issuer of their obligations thereunder, except for such consents (i) required under federal or state securities laws or blue sky laws, as to which we do not express any opinion, (ii) that, if not obtained, would not, individually or in the aggregate, have a Partnership Material Adverse Effect and (iii) not required in connection with the transactions occurring on the date hereof but required to be obtained or made after the date of this opinion letter to enable the Partnership and the Co-Issuer to comply with requirements of Applicable Law including those required to maintain existence and good standing of the Issuers.
In rendering the opinions expressed herein, we have:
(A)    relied, without independent investigation or verification, with respect to matters of fact upon the representations of the Issuers and the Consenting Holders contained in the Purchase Agreement, certificates of officers and employees of the Issuers and upon information obtained from public officials;
(B)    assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine;
(C)    assumed that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;
(D)    assumed that, to the extent documents constitute agreements of parties other than the Partnership Entities, they are valid and binding obligations of such other parties, enforceable against such other parties in accordance with their terms;
(E)    assumed that all parties to the Transaction Agreements will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Agreements;
(F)     with respect to the opinions expressed in paragraph (a) above as to the valid existence and good standing in the State of Delaware, relied solely on certificates, dated as of recent dates, from the Secretary of State of the State of Delaware and/or written facsimile advice of recent date from Corporation Services Company;
(G)    with respect to the opinion expressed in paragraph (e) above, we have taken into consideration not only the number of Consenting Holders, but also statements to us regarding their financial standing and investment experience, their past investment practices, the nature of the written information provided to them concerning the Issuers and statements to us regarding their respective business and proposed business and the ability and intention of the several Consenting Holders to honor their respective investment representations, and to the extent that the foregoing matters of fact are not within our personal knowledge, we have assumed:
(1)    the accuracy of the representations and warranties of the Consenting Holders set forth in the Purchase Agreement; and
(2)    the due performance by the Issuers and the Consenting Holders of their respective covenants and agreements set forth in the Purchase Agreement.
(H)    assumed no authorization, approval, consent, order, validation, license, franchise, permit or other action by, and no notice to or filing, recording or registration with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by the Partnership and the Co-Issuer of the Transaction Agreements that has not been duly obtained or made and that is not in full force and effect (except that we have not made such assumption with respect to Governmental Authority required to be obtained by the Partnership and the Co-Issuer to the extent of our opinion in paragraph (h) above);
(I)    expressed no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership, the General Partner, the Managing General Partner and the Co-Issuer may be subject; and
(J)    expressed no opinion with respect to the calculation of covenants in the Transaction Agreements.
Our opinion is limited to matters governed by the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, the laws of the State of New York and the federal law of the United States, in each case as currently in effect and subject to limitations set forth in the definition of Applicable Laws, and we express no opinion as to the law of any other jurisdiction.
We express no opinion as to the enforceability of any provisions of the Transaction Agreements to the extent relating to: (i) any failure to comply with requirements concerning notices relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (ii) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, unlawful acts, fraud or illegality of an indemnified or exculpated party; (iii) liquidated damages and penalties, penalty interest and interest on interest; or (iv) requirements that all amendments, waivers and terminations be in writing.
The Trustee may rely upon our opinions in paragraphs (a), (b), (c) and (d) above as if this letter had been addressed to it. Otherwise, this letter is furnished to you solely for the benefit of the Consenting Holders pursuant to Section 6.02(d) of the Purchase Agreement. This letter and the opinions expressed and the statements made herein may not be used or relied upon by the Consenting Holders for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our prior written consent. This letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent. This letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this letter or the opinions expressed or the statements made herein.
Very truly yours,

EXHIBIT D
Form of Consenting Holder’s
Officer’s Certificate

[Form of Consenting Holder Officer’s Certificate]
Officer’s Certificate
[Closing Date]
Pursuant to Sections 6.01(b)(v), 6.01(c)(iii) and 6.03(c) of the Exchange and Purchase Agreement by and among Natural Resource Partners L.P., a Delaware limited partnership, NRP Finance Corporation, a Delaware corporation, and each of the Consenting Holders party thereto, dated [●] (the “Purchase Agreement”), the undersigned, being the President, Chief Executive Officer or other authorized officer of the Consenting Holder set forth on the signature page hereto, hereby certifies in his or her capacity as such, and not in his or her individual capacity, solely with respect to such Consenting Holder as follows:
1.    The Consenting Holder has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Consenting Holder on or prior to the date hereof.
2.    The representations and warranties of the Consenting Holder contained in the Purchase Agreement that are qualified by materiality or Consenting Holder Material Adverse Effect were true and correct when made and are true and correct as of the date hereof, (as though made at and as of the date hereof), and all other representations and warranties of the Consenting Holder were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof (as though made at and as of the date hereof), other than those representations and warranties of the Consenting Holder contained in the Purchase Agreement that expressly relate to a different date, in which case, such representations and warranties are true and correct, or are true and correct in all material respects, respectively, as of such date.
Capitalized terms used herein but not otherwise defined in this certificate shall have the respective meanings ascribed to such terms in the Purchase Agreement.
(Signature page follows)

The undersigned has executed this Officer’s Certificate as of the date first written above.

[Name of Officer]
[Title]

EXHIBIT E
Form of Class A Convertible Preferred Unit and
Warrant Purchase Agreement

CLASS A CONVERTIBLE PREFERRED UNIT AND WARRANT
PURCHASE AGREEMENT
DATED FEBRUARY 22, 2017
BY AND AMONG
NATURAL RESOURCE PARTNERS L.P.,
BTO CARBON HOLDINGS L.P.,
BLACKSTONE FAMILY TACTICAL OPPORTUNITIES INVESTMENT PARTNERSHIP ESC L.P.,

GOLDENTREE 2004 TRUST,
GOLDENTREE INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI SERIES FUND, LP,

SAN BERNARDINO COUNTY EMPLOYEES’ RETIREMENT ASSOCIATION,

LOUISIANA STATE EMPLOYEES’ RETIREMENT SYSTEM

AND

GT NM, LP

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS 1

Section 1.01	Definitions 1

Section 1.02	Accounting Procedures and Interpretation 8
ARTICLE II SALE AND PURCHASE 8

Section 2.01	Sale and Purchase 8

Section 2.02	Funding Notices 9

Section 2.03	Closing 9

Section 2.04	Allocation of Per Unit Price 9

Section 2.05	Independent Nature of Purchasers’ Obligations and Rights. 9
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP10

Section 3.01	Existence10

Section 3.02	Capitalization10

Section 3.03	Subsidiaries11

Section 3.04	SEC Documents11

Section 3.05	Undisclosed Liabilities.12

Section 3.06	Independent Accountants12

Section 3.07	Internal Accounting Controls12

Section 3.08	Disclosure Controls13

Section 3.09	Absence of Proceedings13

Section 3.10	No Material Adverse Change13

Section 3.11	Authority; Enforceability14

Section 3.12	Approvals14

Section 3.13	Compliance with Law14

Section 3.14	Valid Issuance14

Section 3.15	Absence of Defaults and Conflicts15

Section 3.16	Absence of Labor Dispute16

Section 3.17	Possession of Intellectual Property16

Section 3.18	Material Contracts16

Section 3.19	Possession of Licenses and Permits17

Section 3.20	Title to Property17

Section 3.21	Rights-of-Way17

Section 3.22	Environmental Laws17

Section 3.23	No Preemptive Rights18

Section 3.24	MLP Status18

Section 3.25	Investment Company Status18

Section 3.26	No Registration Required18

Section 3.27	No Integration19

Section 3.28	Certain Fees19

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Section 3.29	Form S-3 Eligibility19

Section 3.30	Tax Returns19

Section 3.31	Insurance19

Section 3.32	Compliance with the Sarbanes-Oxley Act20

Section 3.33	Foreign Corrupt Practices Act20

Section 3.34	Money Laundering Laws20

Section 3.35	OFAC20

Section 3.36	ERISA Compliance20

Section 3.37	No Restrictions on Dividends21

Section 3.38	Related Party Transactions21
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF the PURCHASER21

Section 4.01	Valid Existence21

Section 4.02	No Consents; Violations, Etc22

Section 4.03	Investment22

Section 4.04	Nature of Purchaser22

Section 4.05	Receipt of Information22

Section 4.06	Restricted Securities23

Section 4.07	Certain Fees23

Section 4.08	Legend23

Section 4.09	Reliance on Exemptions23

Section 4.10	Authority23
ARTICLE V COVENANTS24

Section 5.01	Conduct of Business24

Section 5.02	Taking of Necessary Action24

Section 5.03	Transfers.24

Section 5.04	Public Announcements24

Section 5.05	Disclosure; Public Filings25

Section 5.06	NYSE Listing Application25

Section 5.07	Partnership Fees25

Section 5.08	Purchaser Fees25

Section 5.09	Use of Proceeds25

Section 5.10	Blackstone.25
ARTICLE VI CLOSING CONDITIONS26

Section 6.01	Conditions to Closing26

Section 6.02	Partnership Deliveries27

Section 6.03	Purchaser Deliveries29
ARTICLE VII INDEMNIFICATION, COSTS AND EXPENSES29

Section 7.01	Indemnification by the Partnership29

Section 7.02	Indemnification by Purchaser30

Section 7.03	Indemnification Procedure30

Section 7.04	Tax Treatment31
ARTICLE VIII MISCELLANEOUS31

Section 8.01	Interpretation31

-ii-

Section 8.02	Survival of Provisions31

Section 8.03	No Waiver; Modifications in Writing32

Section 8.04	Binding Effect; Assignment32

Section 8.05	Communications33

Section 8.06	Entire Agreement34

Section 8.07	Governing Law; Submission to Jurisdiction34

Section 8.08	Waiver of Jury Trial35

Section 8.09	Execution in Counterparts35

Section 8.10	Termination35

Section 8.11	Recapitalization, Exchanges, Etc36

Section 8.12	Specific Performance36

Schedules and Exhibits:
Exhibit A - Form of Registration Rights Agreement
Exhibit B - Form of Board Representation and Observation Rights Agreement
Exhibit C - Form of Fifth Amended and Restated Partnership Agreement
Exhibit D - Form of General Partner Officer’s Certificate
Exhibit E - Form of Vinson & Elkins LLP Legal Opinion
Exhibit F - Form of Purchaser’s Officer’s Certificate
Exhibit G - Form of General Partner Waiver
Exhibit H - Form of Warrant
Exhibit I – Form of VCOC Letter
Exhibit J - Form of Exchange and Purchase Agreement
Exhibit K - Form of Amendment of Operating Company Credit Agreement

-iii-

CLASS A CONVERTIBLE PREFERRED UNIT AND WARRANT
PURCHASE AGREEMENT
CLASS A CONVERTIBLE PREFERRED UNIT AND WARRANT PURCHASE AGREEMENT dated February 22, 2017 (this “Agreement”), by and among Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), and the purchasers set forth on Schedule A hereto (each a “Purchaser” and collectively, the “Purchasers”).
WHEREAS, the Partnership desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Partnership, (i) certain Class A Convertible Preferred Units (as defined below) and (ii) certain Warrants (as defined below).
WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, the Partnership and each Purchaser will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Partnership will provide each Purchaser with certain registration rights with respect to the Preferred Conversion Units (as defined below) and the Warrant Exercise Units (as defined below).
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and each Purchaser hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“2018 Notes” means the Partnership’s 9.125% senior notes issued pursuant to the Indenture.
“8-K Filing” has the meaning given to such term in Section 5.05.
“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.
“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person; provided, however, (i) that the Partnership and its Subsidiaries shall not be deemed to be Affiliates of the Purchasers or any of their respective Affiliates, (ii) portfolio companies in which the Purchasers or any of their respective Affiliates have an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser, (iii) the Excluded GoldenTree Parties shall not be deemed Affiliates of GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, LP, San Bernardino County Employees’ Retirement Association, Louisiana State Employees’ Retirement System, GT

NM, LP or any Partnership Entity, and (iv) the Excluded Blackstone Parties shall not be deemed Affiliates of BTO Carbon Holdings L.P., Blackstone Family Tactical Opportunities Investment Partnership ESC L.P. or any Partnership Entity. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise.
“Aggregate Purchase Price” means $250,000,000, as adjusted in accordance with Section 8.11.
“Agreement” has the meaning given to such term in the introductory paragraph hereof.
“Anticipated Closing Date” has the meaning given to such term in Section 2.02.
“Blackstone” means Blackstone Tactical Opportunities Advisors L.L.C.
“Blackstone Confidentiality Agreement” means that certain Confidentiality Agreement dated August 11, 2016 between Blackstone and the Partnership (as subsequently amended or modified).
“Blackstone Purchasers” means BTO Carbon Holdings L.P. and Blackstone Family Tactical Opportunities Investment Partnership ESC L.P.
“Board Representation and Observation Rights Agreement” means the Board Representation and Observation Rights Agreement, in substantially the form attached hereto as Exhibit B, by and among the Partnership, the General Partner, the Managing General Partner, GoldenTree and the Purchasers.
“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks located in New York, New York are authorized or obligated to close.
“Ciner Wyoming” means Ciner Wyoming LLC.
“Class A Convertible Preferred Units” means Class A Convertible Preferred Units representing limited partner interests in the Partnership, the terms of which are to be set forth in the Fifth Amended and Restated Partnership Agreement.
“Closing” means the consummation of the purchase and sale of the Purchased Units and Warrants hereunder.
“Closing Date” has the meaning given to such term in Section 2.03.
“Common Units” means common units representing limited partner interests in the Partnership, the terms of which are set forth in the Partnership Agreement.
“Contract” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, undertaking,

obligation, arrangement, instrument or understanding, whether written or oral, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.
“Delaware LLC Act” means the Delaware Limited Liability Company Act.
“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
“Environmental Laws” has the meaning given to such term in Section 3.22.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Act Regulations” means the rules and regulations of the SEC promulgated under the Exchange Act.
“Excluded Blackstone Parties” has the meaning given to such term in Section 5.10.
“Excluded GoldenTree Parties” has the meaning given to such term in Section 5.11.
“Expense Notice” has the meaning given to such term in Section 2.02.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Fifth Amended and Restated Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date, which shall establish the terms of the Class A Convertible Preferred Units and be substantially in the form attached hereto as Exhibit C.
“Fundamental Warranties” or “Fundamental Warranty” have the meanings given to such terms in Section 8.02.
“Funding Notice” has the meaning given to such term in Section 2.02.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“General Partner” means NRP (GP) LP, a Delaware limited partnership and the general partner of the Partnership.
“General Partner Limited Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the General Partner, dated as of December 16, 2011, as amended to date.

“GoldenTree” means GoldenTree Asset Management LP.
“GoldenTree Purchasers” means GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, LP, San Bernardino County Employees’ Retirement Association, Louisiana State Employees’ Retirement System, GT NM, LP.
“Governmental Authority” means, with respect to any Person, the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any of the Partnership Entities or their Properties.
“Governmental Licenses” has the meaning given to such term in Section 3.19.
“Hazardous Materials” has the meaning given to such term in Section 3.22.
“Indemnified Party” has the meaning given to such term in Section 7.03.
“Indemnifying Party” has the meaning given to such term in Section 7.03.
“Indenture” means the Indenture, dated September 18, 2013, by and among the Partnership and NRP Finance Corporation, as issuers, and Wells Fargo Bank, National Association, as trustee.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Knowledge” means, with respect to the Partnership, the actual knowledge after reasonable inquiry of one or more of the following persons, Corbin J Robertson, Jr., Craig Nunez, Wyatt Hogan, Colin Oerton, Kathryn Wilson, Kevin Craig or Gregory Wooten; provided, however, that reasonable inquiry of third parties shall not be required.
“Law” or “Laws” means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, judicial or administrative order, writ, injunction, judgment, settlement, award or decree.
“Lien” means any mortgage, claim, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.
“LTIP” means the Natural Resource Partners L.P. 2016 Cash Long-Term Incentive Plan.
“Managing General Partner” means GP Natural Resource Partners LLC, a Delaware limited liability company and the general partner of the General Partner.

“Managing General Partner LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of the Managing General Partner dated as of October 31, 2013, as amended to date.
“Material Contracts” has the meaning set forth in Section 3.18.
“Money Laundering Laws” has the meaning given to such term in Section 3.34.
“NYSE” means The New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Operating Company” means NRP (Operating) LLC, a Delaware limited liability company.
“Operating Company Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of June 16, 2015, by and among the Operating Company, the lenders party thereto, Citibank, N.A. as administrative agent and collateral agent and other financial institutions party thereto.
“Organizational Documents” means (i) in the case of a corporation, its charter and by-laws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.
“Partnership” has the meaning given to such term in the introductory paragraph of this Agreement.
“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 20, 2010, as amended to date.
“Partnership Bank Account” means the bank account designated as such by the Partnership pursuant to the Funding Notice.
“Partnership Documents” means (i) all Secured Debt Agreements, (ii) the Indenture and (iii) all other Contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of the Partnership Entities is subject that, solely in the case of this clause (ii), are material with respect to the Partnership Entities taken as a whole.
“Partnership Entities” means the Partnership and its Subsidiaries.

“Partnership Material Adverse Effect” means any change, event, circumstance or effect that, individually or together with any other changes, events or effects, (i) has a material adverse effect on (a) the legality, validity or enforceability of any Transaction Agreement, or (b) the financial condition, business, assets or results of operations of the Partnership Entities, considered as a single enterprise, or (ii) the ability of the Partnership or the General Partner to perform its obligations under the Transaction Agreements in full on a timely basis. Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any change, event, circumstance or effect to the extent resulting or arising from or that would or reasonably be expected to result or arise from: (a) any change in general economic conditions in the industries or markets in which any of the Partnership Entities operate that do not have a disproportionate effect on the Partnership Entities, considered as a single enterprise; (b) any engagement in hostilities pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (c) changes in GAAP or other accounting principles, except to the extent such change has a disproportionate effect on the Partnership Entities, considered as a single enterprise; or (d) other than for purposes of Section 3.15, the consummation of the transactions contemplated hereby.
“Partnership Related Parties” has the meaning given to such term in Section 7.02.
“Party” or “Parties” means the Partnership and each of the Purchasers.
“Per Unit Price” means $1,000.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
“Plan” has the meaning given to such term in Section 3.36.
“Preferred Conversion Units” means Common Units issuable upon conversion of any of the Class A Convertible Preferred Units.
“Property” or “Properties” means any interest or interests in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property).
“Purchase Price” means the amount set forth opposite each of the Purchasers’ names on Schedule A.
“Purchased Units” means 250,000 Class A Convertible Preferred Units.
“Purchaser” has the meaning given to such term in the introductory paragraph of this Agreement.
“Purchaser Material Adverse Effect” means, with respect to any Purchaser, any material adverse effect on the ability of such Purchaser to perform its obligations under the Transaction Agreements on a timely basis.
“Purchaser Related Parties” has the meaning given to such term in Section 7.01.

“Registration Rights Agreement” has the meaning given to such term in the recitals to this Agreement.
“Reimbursable Expenses” means the reasonable out-of-pocket expenses, including legal expenses, actually incurred by the Purchaser prior to the Closing in connection with the consummation of the transactions contemplated by the Transaction Agreements; provided, however, (i) that the aggregate Reimbursable Expenses for the Blackstone Purchasers shall not exceed $1,500,000 and (ii) the aggregate Reimbursable Expenses for the GoldenTree Purchasers shall not exceed $150,000.
“Repayment Event” means any event or condition that (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement or similar agreement or instrument to which any of the Partnership Entities is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.
“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.
“Rights-of-Way” has the meaning given such term in Section 3.21.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“SEC” means the United States Securities and Exchange Commission.
“SEC Documents” has the meaning given to such term in Section 3.04.
“Secured Debt Agreements” shall mean, collectively, (i) the Operating Company Credit Agreement and (ii) the Note Purchase Agreement, dated June 19, 2003, by and among the Operating Company and the purchaser named therein, in each case, as such agreement has been amended, supplemented or otherwise modified to date.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Securities Act Regulations” means the rules and regulations of the SEC promulgated under the Securities Act.
“Subsidiary” means, as to any Person, (i) any corporation, limited liability company, general partnership or other entity (other than a limited partnership) of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation, limited liability company, general partnership or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries and (ii) any limited partnership of which (a) a majority of the voting power to elect a majority of the board of directors or board of managers of the general partner of such limited partnership and (b) a majority of the outstanding limited partner interests is at the time directly or indirectly owned or controlled by such Person.
“Third Party Claim” has the meaning given to such term in Section 7.03.
“Transaction Agreements” means, collectively, this Agreement, the Registration Rights Agreement, the Fifth Amended and Restated Partnership Agreement, the Board Representation and Observation Rights Agreement, the Warrants and any amendments, supplements, continuations or modifications thereto.
“Unitholders” has the meaning given to such term in the Partnership Agreement.
“Warrant” or “Warrants” means the Warrants, substantially in the form attached to this Agreement as Exhibit H, to be issued to the Purchaser at the Closing. Each such Warrant, for the avoidance of doubt, may be transferred separately from the Purchased Units.
“Warrant Exercise Units” means Common Units issuable upon exercise of the Warrants.
“Warranty Breach” has the meaning given to such term in Section 7.01.
Section 1.02    Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchaser under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.
ARTICLE II

SALE AND PURCHASE
Section 2.01    Sale and Purchase. Subject to the terms and conditions hereof, the Partnership will issue and sell to each Purchaser on the Closing Date, and each Purchaser hereby agrees to purchase from the Partnership on the Closing Date, such number of Purchased Units and Warrants to purchase a number of Warrant Exercise Units set forth in Schedule A opposite such Purchaser’s name, upon receipt by the Partnership of the Purchase Price set forth in Schedule A opposite such Purchaser’s name on the Closing Date for such Purchased Units and Warrants minus such Purchaser’s Reimbursable Expenses. The Purchase Price payable by the Blackstone Purchasers reflects a 3.44% discount to the Per Unit Price, reflecting a 1.25% structuring fee on the Aggregate Purchase Price and a 1.25% origination fee on the Blackstone Purchasers’ Purchase Price. The Purchase Price

payable by the GoldenTree Purchasers reflects a 1.25% discount to the Per Unit Price, reflecting a 1.25% origination fee on the GoldenTree Purchasers’ Purchase Price.
Section 2.02    Funding Notices. On or prior to the fifth Business Day prior to the date on which the Partnership reasonably anticipates the Closing to occur (the “Anticipated Closing Date”), the Partnership shall deliver a written notice (the “Funding Notice”) to each of the Purchasers (a) specifying the Anticipated Closing Date, (b) directing each Purchaser to pay the applicable Purchase Price for its Purchased Units and Warrant by wire transfer(s) of immediately available funds to the Partnership Bank Account, prior to 10:00 a.m. Central Time on the Closing Date, and (c) specifying wiring instructions for wiring funds into the Partnership Bank Account. Within one Business Day following the delivery by the Partnership of the Funding Notice, each of the Purchasers shall deliver a written notice (the “Expense Notice”) to the Partnership, specifying the amount of such Purchaser’s Reimbursable Expenses.
Section 2.03    Closing. Subject to the terms and conditions hereof, (a) the Closing shall take place at the offices of Vinson & Elkins, 666 Fifth Avenue, 26th Floor, New York, New York, 10103 or such other location as mutually agreed to by the Parties, on March 2, 2017, or such other date as mutually agreed by the Parties, not later than March 10, 2017; provided that the Closing Date shall not be earlier than the date set forth in the Funding Notice, unless mutually agreed by the Parties. The obligation of each Purchaser to fund its Purchase Price at the Closing shall be conditional upon the concurrent funding by each other Purchaser hereunder.
Section 2.04    Allocation of Per Unit Price. For federal income tax purposes and for purposes of applying the terms of the Fifth Amended and Restated Partnership Agreement applicable to the Class A Convertible Preferred Units, the Per Unit Price shall be allocated between the Class A Convertible Preferred Units and the Warrants as agreed to by the Partnership and each of the Purchasers, and the portion of the Per Unit Price allocated to the Class A Convertible Preferred Units shall be the initial Capital Account with respect to each Class A Convertible Preferred Unit.
Section 2.05    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Agreement. The failure of any Purchaser to perform, or waiver by the Partnership such performance, under any Transaction Agreement shall not excuse performance by any other Purchaser, and the waiver by any Purchaser of performance of the Partnership under any Transaction Agreement shall not excuse performance by the Partnership with respect to the other Purchaser. Nothing contained herein or in any other Transaction Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
The Partnership represents and warrants to each of the Purchasers that the representations and warranties set forth in this Article III are true and correct as of the date of this Agreement and as of the Closing Date.
Section 3.01    Existence. The Managing General Partner, the General Partner and each of the Partnership Entities has been duly formed and is validly existing and in good standing under the laws of the State or other jurisdiction of its organization and has the requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect. The Managing General Partner, the General Partner and each of the Partnership Entities is duly qualified or licensed and in good standing as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its Properties or the character of its operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.
Section 3.02    Capitalization.
(a)    The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Class A Convertible Preferred Units as reflected in the Fifth Amended and Restated Partnership Agreement.
(b)    The General Partner is the sole general partner of the Partnership and owns a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of any Liens.
(c)    As of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 12,232,006 Common Units. All of the outstanding limited partner interests have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(d)    Except as have been granted under the LTIP or the Partnership Agreement (and that have been disclosed in the SEC Documents), no options, warrants, preemptive rights or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in the Partnership are outstanding on the date of this Agreement and there are no outstanding obligations of the Partnership to repurchase, redeem or otherwise acquire ownership interests in the Partnership.
(e)    The Partnership’s currently outstanding Common Units are registered pursuant to Section 12(b) of the Exchange Act and are quoted on the NYSE, and the Partnership has taken no action designed to terminate the registration of such Common Units under the Exchange Act nor has the Partnership received any notification that the SEC is contemplating terminating such registration. The Partnership has not, in the 12 months preceding the date hereof, received written notice from the NYSE to the effect that the Partnership is not in compliance with the listing or maintenance requirements of the NYSE. The Partnership is, and has no reason to believe that it will not continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Units on the NYSE.
Section 3.03    Subsidiaries. The Partnership owns, directly or indirectly, 100% of the issued and outstanding equity interests of each of the Partnership’s Subsidiaries (other than BRP LLC, a Delaware limited liability company (“BRP”), and CoVal Leasing Company, LLC, a Delaware limited liability company (“CoVal”) and 51.0% of the issued and outstanding equity interests of BRP, which owns a 100% membership interest in CoVal, free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed pursuant to the Secured Debt Agreements), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law and the Organizational Documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the Organizational Documents of such Subsidiaries). No options, warrants, preemptive rights or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in any Subsidiary of the Partnership are outstanding on the date of this Agreement and there are no outstanding obligations of any Partnership Entity to repurchase, redeem or otherwise acquire ownership interests in any Subsidiary of the Partnership.
Section 3.04    SEC Documents. The Partnership has filed with the SEC all reports, schedules and statements required to be filed by it under the Exchange Act on a timely basis, except for the Partnership’s Form 8-K filed July 28, 2015, since January 1, 2015 (all such documents filed after such date but prior to the date hereof, collectively, the “SEC Documents” and as used herein, in all cases other than for the purposes of this Section 3.04, “SEC Documents” shall be deemed to exclude any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed, (a) complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), (c) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended and (d) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. A true and correct copy of the Partnership Agreement has been filed with the SEC as an exhibit to an SEC Document.
Section 3.05    Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Partnership included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, (ii) liabilities incurred since September 30, 2016 in the ordinary course of business consistent with past practice, (iii) liabilities incurred pursuant to the transactions contemplated by this Agreement and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, the Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming do not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise).
Section 3.06    Independent Accountants. Ernst & Young LLP, who certified the audited consolidated financial statements of the Partnership as of December 31, 2015, 2014 and 2013 and for the years ended December 31, 2015, 2014 and 2013, are independent registered public accountants with respect to the Managing General Partner, the General Partner and the Partnership Entities as required by the Securities Act, the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board.
Section 3.07    Internal Accounting Controls. The Partnership Entities maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the Exchange Act Regulations). The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the SEC Documents is in compliance in all material respects with the SEC’s published rules, regulations and guidelines applicable thereto. Except as described in the SEC Documents, since the first day of the Partnership’s most recent fiscal year for which audited financial statements are included in the SEC Documents, there has been (i) no material weakness (as defined in Rule 1-02 of Regulation S-X of the SEC) in the Partnership’s internal control over financial reporting (whether or not remediated), and (ii) no fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent fiscal year for which audited financial statements are included in the SEC Documents, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

The Partnership’s independent public accountants and the Managing General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the SEC), if any, in the Partnership’s internal control over financial reporting or of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal controls over financial reporting, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the audited financial statements of the Partnership or at any time subsequent thereto.
Section 3.08    Disclosure Controls. The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 of the Exchange Act Regulations), that: (a) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated Subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the Managing General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (b) have been evaluated for effectiveness as of December 31, 2015; and (c) are effective in all material respects to perform the functions for which they are established.
Section 3.09    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the Knowledge of the Partnership, threatened, against or affecting the Partnership Entities or, to the Knowledge of the Partnership, Ciner Wyoming that is required to be disclosed in the SEC Documents (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or any other Transaction Agreement to which the Partnership is a party or the performance by the Partnership of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities or, to the Knowledge of the Partnership, Ciner Wyoming is a party or of which any of their respective property or assets is the subject that are not described in the SEC Documents, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.
Section 3.10    No Material Adverse Change. Since December 31, 2015, except as disclosed in the SEC Documents, the Partnership Entities, considered as a single enterprise, and to the Knowledge of the Partnership, Ciner Wyoming have conducted their business in the ordinary course, and (a) there has been no material adverse change, or any development that could reasonably be expected to have a Partnership Material Adverse Effect; (b) except as otherwise disclosed in the SEC Documents, no Partnership Entity nor, to the Knowledge of the Partnership, Ciner Wyoming has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities and Ciner Wyoming, taken as a whole, and no Partnership Entity nor, to the Knowledge of the Partnership, Ciner Wyoming has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, regardless of whether covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, reasonably be expected to result in a Partnership Material Adverse Effect; and (c) except as otherwise disclosed in the SEC Documents, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on its Common Units.
Section 3.11    Authority; Enforceability. The Partnership, the General Partner and the Managing General Partner have all necessary limited partnership and limited liability company, as applicable, power and authority to execute, deliver and perform their obligations under the Transaction Agreements to which they are parties and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership, the General Partner and the Managing General Partner of the Transaction Agreements to which they are party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on their part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements to which the Partnership, the General Partner or the Managing General Partner is a party will constitute the legal, valid and binding obligations of the Partnership, the General Partner or the Managing General Partner, as applicable, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.
Section 3.12    Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of the Transaction Agreements to which it is a party or the issuance and sale of the Purchased Units or the Warrant Exercise Units (upon exercise of the Warrants), except (a) as required by the SEC in connection with the Partnership’s obligations under the Registration Rights Agreement, (b) as required by the NYSE to list the Warrant Exercise Units and the Preferred Conversion Units or (c) as may be required under the state securities or “Blue Sky” Laws.
Section 3.13    Compliance with Law. None of the Partnership Entities nor, to the Knowledge of the Partnership, Ciner Wyoming is in violation of any Law applicable to such Partnership Entity or, to the Knowledge of the Partnership, Ciner Wyoming, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. The Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming each possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, and none of the Partnership Entities nor, to the Knowledge of the Partnership, Ciner Wyoming has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.14    Valid Issuance. The offer and sale of the Purchased Units and the limited partner interests represented thereby and the Warrants will be duly authorized by the Partnership pursuant to the Fifth Amended and Restated Partnership Agreement and, when issued and delivered to each of the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Fifth Amended and Restated Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), issued in compliance with all applicable Laws including securities Laws, and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Fifth Amended and Restated Partnership Agreement and under applicable state and federal securities Laws. Upon issuance in accordance with the terms of the Warrants, the Warrant Exercise Units will be duly authorized by the Partnership pursuant to the Fifth Amended and Restated Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable Law and the Fifth Amended and Restated Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), issued in compliance with all applicable Laws including securities Laws, and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Fifth Amended and Restated Partnership Agreement and under applicable state and federal securities Laws. Upon issuance in accordance with the terms of the Fifth Amended and Restated Partnership Agreement, the Preferred Conversion Units will be duly authorized by the Partnership pursuant to the Fifth Amended and Restated Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable Law and the Fifth Amended and Restated Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), issued in compliance with all applicable Laws including securities Laws, and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Fifth Amended and Restated Partnership Agreement and under applicable state and federal securities Laws.
Section 3.15    Absence of Defaults and Conflicts. None of the Partnership Entities nor, to the Knowledge of the Partnership, Ciner Wyoming is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents other than the Indenture and the Secured Debt Agreements) for such defaults that would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. Neither the execution, delivery and performance by the Partnership, the General Partner or the Managing General Partner of the Transaction Agreements to which it is a party (including issuance of the Warrant Exercise Units and/or Preferred Conversion Units in accordance with the terms of the Transaction Agreements) nor the issuance and sale of the Purchased Units and the Warrants and compliance by the Partnership, the General Partner or the Managing General Partner with its obligations under the Transaction Agreements to which it is a party will, whether with or without the giving of notice or passage of time or both, require any consent, approval or notice under, or will constitute a violation or breach of, the Fifth Amended and Restated Partnership Agreement, the General Partner Limited Partnership Agreement or the Managing General Partner LLC Agreement, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities or, to the Knowledge of the Partnership, Ciner Wyoming pursuant to, any Partnership Documents, except (solely in the case of Partnership Documents other than the Indenture and the Secured Debt Agreements) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Partnership Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities or Ciner Wyoming or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or, to the Knowledge of the Partnership, Ciner Wyoming or any of their respective assets, properties or operations.
Section 3.16    Absence of Labor Dispute. No labor dispute with the employees of any Partnership Entity or, to the Knowledge of the Partnership, Ciner Wyoming exists or, to the Knowledge of the Partnership, is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of any Partnership Entity or, to the Knowledge of the Partnership, Ciner Wyoming that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.
Section 3.17    Possession of Intellectual Property. The Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming have valid and enforceable licenses to use, or otherwise have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property that is described in the SEC Documents or that is necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted and as described in the SEC Documents, except where the failure to have such licenses or rights to use such intellectual property would not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect.
Section 3.18    Material Contracts. The Partnership has made available to the Blackstone Purchasers accurate and complete copies of, or a written summary setting forth all of the material terms and conditions of, (a) Contracts for the Partnership Entities’ coal leases that generated in excess of $4.0 million during the fiscal year ended on December 31, 2015 and (b) all Contracts between a Partnership Entity, on the one hand, and any officer, director or Affiliate of the Partnership, on the other hand (except in the case of this sub-clause (b), any such Contract that has been filed with the SEC Documents), in each case, as amended or otherwise modified and in effect. Each such Contract and each other Contract that is described or referred to in, or filed with, the SEC Documents (all such Contracts collectively, “Material Contracts”) is in full force and effect and is valid and enforceable by and against the Partnership Entities parties thereto and, to the Knowledge of the Partnership, any other party thereto in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. No Partnership Entity nor, to the Knowledge of the

Partnership, any other party is in default in any material respect in the observance or performance of any material term or obligation to be performed by it under any Material Contract.
Section 3.19    Possession of Licenses and Permits. Each of the Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect; the Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; none of the Partnership Entities nor, to the Knowledge of the Partnership, Ciner Wyoming has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, individually or in the aggregate, result in a Partnership Material Adverse Effect, and in cases where the real property of the Partnership Entities is operated by a third party, such third party is obligated to indemnify the Partnership Entities against such third party’s failure to obtain and comply with Governmental Licenses required for such third party’s operations, except where the failure to obtain such indemnification would not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect.
Section 3.20    Title to Property. The Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming have good and indefeasible title to all real property and good title to all personal property described in the SEC Documents, free and clear of all Liens except (1) as described, and subject to the limitations contained, in SEC Documents or (2) such as do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the SEC Documents; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Partnership Material Adverse Effect.
Section 3.21    Rights-of-Way. Each Partnership Entity and, to the Knowledge of the Partnership, has such consents, easements, rights-of-way or licenses from any person (“Rights-of-Way”) as are necessary to conduct its business in the manner described in the SEC Documents, subject to such qualifications as may be set forth in the SEC Documents and except for such Rights-of-Way which if not obtained would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; none of such Rights-of-Way contains any restriction that is materially burdensome to the Partnership Entities or, to the Knowledge of the Partnership, Ciner Wyoming, taken as a whole.

Section 3.22    Environmental Laws. Except as described in the SEC Documents, each of the Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety or the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material or otherwise pursuant to Environmental Law, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases or otherwise pursuant to Environmental Law would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. There are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, requests for information, investigation or proceedings relating to any Environmental Law against any Partnership Entity, except for matters that would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance defined, listed or otherwise regulated under or within the meaning of any other Environmental Law.
Section 3.23    No Preemptive Rights. The holders of outstanding Common Units are not entitled to preemptive rights to subscribe for (a) any of the Class A Convertible Preferred Units to be issued and sold to the Purchasers pursuant to this Agreement, (b) the Preferred Conversion Units issued upon conversion of the Class A Convertible Preferred Units, (c) the Warrants or (d) the Warrant Exercise Units issued upon exercise of the Warrants.
Section 3.24    MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and has, for each taxable year beginning after April 19, 2002 during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code.
Section 3.25    Investment Company Status. None of the Partnership Entities is, and upon the issuance and sale of the Purchased Units and the Warrants as herein contemplated and the application of the net proceeds therefrom, none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.
Section 3.26    No Registration Required. Assuming the accuracy of the representations and warranties of each of the Purchasers contained in this Agreement and its compliance with the agreements set forth in this Agreement, the sale and issuance of the Purchased Units (and the

Preferred Conversion Units) and the Warrants pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s Knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. The issuance and sale of the Purchased Units, the issuance of Preferred Conversion Units upon conversion of the Class A Convertible Preferred Units and the issuance of Warrant Exercise Units upon exercise of the Warrants does not contravene the rules and regulations of the NYSE.
Section 3.27    No Integration. Neither the Partnership nor any of its Affiliates has, directly or indirectly through any Representative, made any offers or sales of any security of the Partnership or solicited any offers to buy any security that is or will be integrated with the sale of the Purchased Units or the Warrants in a manner that would require the offer and sale of the Purchased Units or the Warrants to be registered under the Securities Act.
Section 3.28    Certain Fees. Other than fees payable to Greenhill & Co., no fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the Warrants or the consummation of the transactions contemplated by this Agreement.
Section 3.29    Form S-3 Eligibility. The Partnership is eligible to register the resale of the Warrant Exercise Units and the Preferred Conversion Units by each of the Purchasers on a registration statement on Form S-3 under the Securities Act.
Section 3.30    Tax Returns. The Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.
Section 3.31    Insurance. The Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or, to the Knowledge of the Partnership, Ciner Wyoming or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any Partnership Entity or, to the Knowledge of the Partnership, Ciner Wyoming under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Partnership Entity or, to the Knowledge of the Partnership, Ciner Wyoming has been refused any insurance coverage sought or applied for; and no Partnership Entity or, to the

Knowledge of the Partnership, Ciner Wyoming has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.
Section 3.32    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership, the General Partner, the Managing General Partner or any of the Managing General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.
Section 3.33    Foreign Corrupt Practices Act. Neither any Partnership Entity nor, to the Knowledge of the Partnership, Ciner Wyoming or any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, and, to the Knowledge of the Partnership, its other Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
Section 3.34    Money Laundering Laws. The operations of the Partnership Entities and, to the Knowledge of the Partnership, Ciner Wyoming are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or, to the Knowledge of the Partnership, Ciner Wyoming with respect to the Money Laundering Laws is pending or, to the Knowledge of the Partnership, threatened.
Section 3.35    OFAC. None of the Partnership Entities nor, to the Knowledge of the Partnership, Ciner Wyoming or any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership Entity is currently subject to any U.S. sanctions administered by OFAC; and none of the Managing General Partner, the General Partner or the Partnership will directly or indirectly use any of the proceeds from the sale of the Purchased Units or the Warrants by the Partnership pursuant to this Agreement, or lend, contribute or otherwise make available any such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Section 3.36    ERISA Compliance. None of the following events has occurred or exists: (a) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (b) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; or (c) any breach of any contractual obligation, or any violation of Law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the most recently completed fiscal year of the Partnership; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Managing General Partner, the General Partner, the Partnership or any of the Partnership’s Subsidiaries may have any liability.
Section 3.37    No Restrictions on Dividends. None of the Partnership Entities or, to the Knowledge of the Partnership, Ciner Wyoming is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from redeeming the Purchased Units pursuant to their terms or paying any dividends or making other distributions on the Purchased Units, the Preferred Conversion Units or the Warrant Exercise Units, and no Partnership Entity nor, to the Knowledge of the Partnership, Ciner Wyoming is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Partnership Entity from paying any dividends or making other distributions on its limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other Subsidiary of the Partnership, in each case except the Secured Debt Agreements or as described in the SEC Documents.
Section 3.38    Related Party Transactions. There are no direct or indirect business relationships or related party transactions involving the Partnership or any of its Subsidiaries or, to the Knowledge of the Partnership, any other person that are required to be described in the SEC Documents that have not been described as required.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
Each of the Purchasers severally, and not jointly, represents and warrants to the Partnership with respect to itself as follows as of the date of this Agreement and as of the Closing Date:

Section 4.01    Valid Existence. Such Purchaser (a) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (b) has the requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected, individually or in the aggregate, to have a Purchaser Material Adverse Effect.
Section 4.02    No Consents; Violations, Etc. The execution, delivery and performance of the Transaction Agreements to which such Purchaser is a party by such Purchaser and the consummation of the transactions contemplated thereby will not (a) require any consent, approval or notice under, or constitute a violation or breach of, the Organizational Documents of such Purchaser, (b) constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other material instrument, obligation or agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound, (c) violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over such Purchaser or its Properties, except in the cases of clauses (b) and (c) where such violation, breach or default, would not reasonably be expected, individually or in the aggregate, to have a Purchaser Material Adverse Effect.
Section 4.03    Investment. The Purchased Units and the Warrants are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or the Warrants or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same, in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units, the Preferred Conversion Units, the Warrants or the Warrant Exercise Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated under the Securities Act).
Section 4.04    Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units and the Warrants, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment and (c) it is not acquiring the Purchased Units and the Warrants with a view to, or for offer or sale in connection with, any distribution thereof that could result in such Purchaser being an “underwriter” within the meaning of section 2(11) of the Securities Act or result in any violation of the registration requirements of the Securities Act.

Section 4.05    Receipt of Information. Such Purchaser acknowledges that it (a) has access to the SEC Documents, (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters and (c) has sought such financial, accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Purchased Units and the Warrants. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser shall modify, amend or affect such Purchasers’ right (i) to rely on the Partnership’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Agreement.
Section 4.06    Restricted Securities. Such Purchaser understands that the Purchased Units and the Warrants it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the SEC promulgated under the Securities Act.
Section 4.07    Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the Warrants or the consummation of the transactions contemplated by this Agreement.
Section 4.08    Legend. It is understood that the certificates evidencing the Purchased Units and the Warrants will bear the following legend:
“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
Section 4.09    Reliance on Exemptions. Such Purchaser understands that the Purchased Units and Warrant are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Partnership is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Purchased Units and Warrant.
Section 4.10    Authority. Such Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which such Purchaser is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by such Purchaser of the Transaction Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements to which it is a party constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.
ARTICLE V

COVENANTS
Section 5.01    Conduct of Business. Except as required by applicable Law, as expressly contemplated, required or permitted by this Agreement or as described in Section 5.01, during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 8.10), the Partnership shall, and shall cause its Subsidiaries to, operate their businesses in the ordinary course and, (x) unless Blackstone otherwise consents in writing, the Partnership shall not take the actions set forth in Section 5.10(c)(v) of the Fifth Amended and Restated Partnership Agreement and (y) unless GoldenTree otherwise consents in writing, the Partnership shall not take the actions set forth in Section 5.10(c)(vi) of the Fifth Amended and Restated Partnership Agreement.
Section 5.02    Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each of the Purchasers shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of such Purchaser or the Partnership, as the case may be, advisable for the consummation of the transactions contemplated by the Transaction Agreements.
Section 5.03    Transfers.    Without the prior written consent of the Partnership, each of the Purchasers and their respective Affiliates shall not transfer any Purchased Units or Warrants to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Units, regardless of whether any transaction described above is to be settled by delivery of Preferred Units, Common Units or other securities, in cash or otherwise (provided, however, that the foregoing shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes to the satisfaction of the Partnership, its entitlement to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury regulations thereunder).

Section 5.04    Public Announcements. The initial press release with respect to the transactions contemplated hereby shall be a joint press release to be reasonably agreed upon by the Partnership and each of the Purchasers. Thereafter, neither the Partnership nor the Purchasers shall make any press release or other public announcement with respect to the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 5.05    Disclosure; Public Filings. The Partnership may, without prior written consent or notice, (i) file the Transaction Agreements as exhibits to Exchange Act reports and (ii) disclose such information with respect to each Purchaser as required by applicable Law or the rules or regulations of the NYSE or other exchange on which securities of the Partnership are listed or traded. The Partnership shall, on or before the fourth Business Day following the date hereof, file one or more Current Reports on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Agreements and including as exhibits to such 8-K Filing, the Transaction Agreements in the form required by the Exchange Act.
Section 5.06    NYSE Listing Application. The Partnership shall, not later than immediately prior to the Closing, file a supplemental listing application with the NYSE to list the Warrant Exercise Units and, not later than immediately prior to the eighth anniversary of the Closing, file a supplemental listing application with the NYSE to list the Preferred Conversion Units and will otherwise use its reasonable commercial efforts to list the Warrant Exercise Units and the Preferred Conversion Units on the NYSE and maintain such listing.
Section 5.07    Partnership Fees. The Partnership agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Managing General Partner, the General Partner, the Partnership or any other Partnership Entity in connection with the sale of the Purchased Units and the Warrants or the consummation of the transactions contemplated by this Agreement.
Section 5.08    Purchaser Fees. Except to the extent of any Reimbursable Expenses subtracted from its Purchase Price, each Purchaser agrees that it will indemnify and hold harmless the Managing General Partner, the General Partner and the Partnership Entities from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Units and the Warrants or the consummation of the transactions contemplated by this Agreement.
Section 5.09    Use of Proceeds. The Partnership will use the net proceeds from the sale of Class A Convertible Preferred Units and Warrants under this Agreement to repay or refinance the outstanding indebtedness of the Partnership Entities and for general partnership purposes.
Section 5.10    Blackstone. Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement shall in any way limit the activities of The Blackstone Group L.P. or any of its Affiliates or any portfolio companies of any such Affiliates, other than Blackstone Purchasers or Blackstone (the “Excluded Blackstone Parties”), so long as (a) no Excluded Blackstone Party or any of its Representatives is acting on behalf of or in concert with

Blackstone Purchasers with respect to any matter that otherwise would violate any term or provision of this Agreement and (b) no Confidential Material (as defined in the Blackstone Confidentiality Agreement) is made available to any Excluded Blackstone Party or any of its Representatives who are not involved in the business of Blackstone by or on behalf of Blackstone Purchasers or any of their Representatives.
Section 5.11    GoldenTree. Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement shall in any way limit the activities of GoldenTree or any of its Affiliates or any portfolio companies of any such Affiliates, other than GoldenTree Purchasers or GoldenTree (the “Excluded GoldenTree Parties”), so long as no Excluded GoldenTree Party or any of its Representatives is acting on behalf of or in concert with GoldenTree Purchasers with respect to any matter that otherwise would violate any term or provision of this Agreement.
ARTICLE VI

CLOSING CONDITIONS
Section 6.01    Conditions to Closing.
(a)    Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of Purchased Units and Warrants at a Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;
(ii)    there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and
(iii)    the Warrant Exercise Units and the Preferred Conversion Units shall have been approved for listing on the NYSE, subject to notice of issuance.
(b)    Each Purchaser’s Conditions in Connection with the Closing. The obligation of each Purchaser to consummate the purchase of the Purchased Units and Warrants at the Closing shall be subject to the satisfaction on or prior to the Closing Date, as applicable, of each of the following conditions (any or all of which may be waived by such Purchaser only on behalf of itself in writing, in whole or in part):

(i)    the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;
(ii)    the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Closing Date, and all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
(iii)    refinancing (or contemporaneous refinancing) of the 2018 Notes pursuant to the Exchange and Purchase Agreement entered into concurrently herewith and in the form attached hereto as Exhibit J, with only de minimis changes or changes that were consented to in writing by the Purchasers, and amendment of the Operating Company Credit Agreement pursuant to the amendment thereto entered into concurrently herewith and in the form attached hereto as Exhibit K, with only de minimis changes or changes that were consented to in writing by the Purchasers;
(iv)    the Partnership shall have delivered, or caused to be delivered, to each Purchaser the Partnership’s closing deliveries described in Section 6.02; and
(v)    each other Purchaser shall have, or caused to be delivered, to the Partnership such Purchaser’s closing deliveries described in Section 6.02
(c)    The Partnership’s Conditions. The obligation of the Partnership to consummate the sale of the Purchased Units and Warrants to the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Purchaser (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Purchaser on or prior to the Closing Date;
(ii)    the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date, and all other representations and warranties of such Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and
(iii)    such Purchaser shall have delivered, or caused to be delivered, to the Partnership the Purchaser’s closing deliveries set forth in Section 6.03.

Section 6.02    Partnership Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Partnership will deliver, or cause to be delivered, to each Purchaser:
(a)    evidence of issuance of a certificate evidencing the Purchased Units or the Purchased Units credited to book-entry accounts maintained by the transfer agent, as the case may be, bearing the legend or restrictive notation set forth in Section 4.08, and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;
(b)    a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the Managing General Partner, the General Partner and the Partnership is in good standing;
(c)    an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit D;
(d)    an opinion addressed to the Purchasers from Vinson & Elkins LLP, special counsel to the Partnership dated as of the Closing Date, substantially similar in substance to the form of opinion attached to this Agreement as Exhibit E;
(e)    the Registration Rights Agreement, duly executed by the General Partner on behalf of the Partnership, in substantially the form attached to this Agreement as Exhibit A;
(f)    the Fifth Amended and Restated Partnership Agreement, duly executed by the General Partner, in substantially the form attached to this Agreement as Exhibit C;
(g)    a supplemental listing application filed by the Partnership with the NYSE;
(h)    the Board Representation and Observation Rights Agreement, duly executed by the General Partner, in substantially the form attached to this Agreement as Exhibit B;
(i)    Warrants duly executed by the Partnership and exercisable to purchase the Warrant Exercise Units, subject to adjustment as provided in the terms thereof;
(j)    a certificate of the Secretary or Assistant Secretary of the Managing General Partner, on behalf of the Partnership, certifying as to (i) the certificate of formation of the Managing General Partner, the Managing General Partner LLC Agreement, the certificate of limited partnership of the General Partner, the General Partner Partnership Agreement, the certificate of limited partnership of the Partnership, and the Partnership Agreement, (ii) board resolutions authorizing the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby and (iii) the incumbent officers authorized to execute the Transaction Agreements, setting forth the name and title and bearing the signatures of such officers;
(k)    a cross receipt, dated as of the Closing Date, executed by the Partnership confirming that the Partnership has received the Aggregate Purchase Price on the Closing Date;

(l)    a duly executed waiver of the General Partner with respect to certain of its rights under the Partnership Agreement, in substantially the form attached hereto as Exhibit G;
(m)    a duly executed VCOC Letter Agreement, in substantially the form attached to this Agreement as Exhibit I; and
(n)    such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.
Section 6.03    Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each of the Purchasers will deliver, or cause to be delivered, to the Partnership:
(a)    payment to the Partnership, by wire transfer(s) of immediately available funds to the Partnership Bank Account, of the Purchase Price set forth on Schedule A opposite such Purchaser’s name minus an amount equal to the amount of the Reimbursable Expenses as provided in the Expense Notice, subject to the limitations set forth in the definition of “Reimbursable Expenses”;
(b)    the Registration Rights Agreement, duly executed by such Purchaser, in substantially the form attached to this Agreement as Exhibit A;
(c)    the Board Representation and Observation Rights Agreement, duly executed by such Purchaser, in substantially the form attached to this Agreement as Exhibit B;
(d)    an Officers’ Certificate substantially in the form attached to this Agreement as Exhibit F;
(e)    a completed Internal Revenue Service Form W-9; and
(f)    a cross receipt, dated as of the Closing Date, executed by such Purchaser confirming that such Purchaser has received the Purchased Units and Warrants being purchased by such Purchaser on such Closing Date pursuant hereto.
ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES
Section 7.01    Indemnification by the Partnership.
(a)    Subject to the other provisions of this Section 7.01, the Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action as a result of, arising out of, or in any way related to (i) the breach of, or inaccuracy in, any of the representations or warranties of the Partnership contained herein or in any certificate or instrument delivered by or on behalf of the Partnership hereunder, and in connection therewith (each such misrepresentation or breach of or inaccuracy in a representation or warranty, a “Warranty

Breach”) or (ii) the breach of any of the covenants of the Partnership contained herein, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them (whether or not a party thereto) provided that such claim for indemnification relating to a Warranty Breach is made prior to the expiration of such representations or warranties to the extent applicable.
(b)    No Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under Section 7.01(a) (other than any such damages to the extent that such damages (x) are in the form of diminution in value or (y) arise from Third Party Claims).
Section 7.02    Indemnification by Purchaser. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner, the Managing General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein or in any certificate or instrument delivered by such Purchaser hereunder; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under this Section 7.02 (other than any such damages to the extent that such damages (x) are in the form of diminution in value or (y) arise from Third Party Claims); provided further, that in no event will such Purchaser be liable under this Section 7.02 for any amount in excess of the sum total of its Purchase Price.
Section 7.03    Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from those available to the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.
Section 7.04    Tax Treatment. All indemnification payments under this Article VII shall be adjustments to the Per Unit Price except as otherwise required by applicable Law.
ARTICLE VIII

MISCELLANEOUS
Section 8.01    Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever a party has an obligation under the Transaction Agreements, the expense of complying with such obligation shall be an expense of such party unless otherwise specified therein. Whenever any determination, consent or approval is to be made or given by any of the Purchasers under the Transaction Agreements, such action shall be in such Purchaser’s sole discretion, unless otherwise specified therein. If any provision in the Transaction Agreements is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Transaction Agreements shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Agreements, and the remaining provisions shall remain in full force and effect. The Transaction Agreements have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
Section 8.02    Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.11, 3.14, 3.23, 3.25, 3.26, 3.27, 3.28, 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 (each such representation or warranty, a “Fundamental Warranty” and collectively, “Fundamental Warranties”) of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive until the date that is 60 days following the filing of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 regardless of any investigation made by or on behalf of the Partnership or any of the Purchasers. The covenants made in this Agreement or any other Transaction Agreement shall survive the Closing indefinitely until performed and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units or Warrants and payment therefor and repayment, conversion, exercise, redemption or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.
Section 8.03    No Waiver; Modifications in Writing.
(a)    Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.
(b)    Specific Waiver; Amendment. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective, unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Partnership from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.
Section 8.04    Binding Effect; Assignment.
(a)    Binding Effect. This Agreement shall be binding upon the Partnership, the Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b)    Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Partnership by delivery of an agreement to be bound. No portion of the rights and obligations of any of the Purchasers under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Partnership (such consent not to be unreasonably withheld).
Section 8.05    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:
(a)    If to the Purchasers:
Kevin Kelly
Blackstone
345 Park Ave.
New York, NY 10154
Kevin.kelly@blackstone.com

With a copy to (which shall not constitute notice):
Ropes & Gray L.L.P.
1211 Avenue of the Americas
New York, NY 10036
Attention: Gregg M. Galardi
Jonathan P. Gill
Email:    Gregg.Galardi@ropesgray.com

Jonathan.Gill@ropesgray.com

and

GoldenTree Asset Management LP
300 Park Avenue
New York, New York 10022
Attention: Karen Weber
Daniel Flores
Email: dflores@goldentree.com
kweber@goldentree.com

With a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Gordon R. Caplan
Email: gcaplan@willkie.com
(b)    If to the Partnership:
1201 Louisiana Street, Suite 3400
Houston, TX 77002
Attention: Kathryn Wilson
Email: kwilson@nrplp.com
With a copy to (which shall not constitute notice):
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, TX 77002
Attention: E. Ramey Layne
Email: rlayne@velaw.com
or to such other address as the Partnership or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail prior to 5:00 p.m., Central Time on the date submitted; on the next succeeding Business Day, if sent via electronic mail at or after 5:00 p.m., Central Time on the date submitted; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 8.06    Entire Agreement. This Agreement and the other Transaction Agreements are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the rights granted by the Partnership or the Purchasers set forth herein and therein. This Agreement and the other Transaction Agreements supersede all prior agreements and understandings between the Parties with respect to such subject matter. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”
Section 8.07    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York. The Parties hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or based upon this Agreement or any of the transactions contemplated hereby. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 8.08    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 8.09    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 8.10    Termination.
(a)    Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of the Partnership and each of the Purchasers.
(b)    Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:
(i)    if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or
(ii)    if the Closing shall not have occurred on or before March 10, 2017.
(c)    In the event of the termination of this Agreement as provided in Section 8.10(a) or Section 8.10(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided that nothing herein shall relieve any party from any liability or obligation with respect to (i) any fraud or willful or intentional breach of this Agreement or (ii) any breach by such party of its obligations of this Agreement arising prior to such termination.
Section 8.11    Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units and the Warrants, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like of the Class A Convertible Preferred Units or the Common Units occurring after the date of this Agreement.
Section 8.12    Specific Performance. Damages in the event of breach of this Agreement by a Party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Party from pursuing any other rights and remedies at law or in equity that such Party may have.
(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
NATURAL RESOURCE PARTNERS L.P.

By:	NRP (GP) LP, its General Partner GP Natural Resource Partners LLC, its General Partner

By:    ____________________
Name:
Title:

BTO CARBON HOLDINGS L.P.
By: BTO Holdings Manager L.L.C.

By:    ____________________
Name:
Title:
BLACKSTONE FAMILY TACTICAL OPPORTUNITIES INVESTMENT PARTNERSHIP ESC L.P.

By: BTO Side-by-Side GP L.L.C.

By:    ____________________
Name:
Title:
GOLDENTREE 2004 TRUST

By: GoldenTree Asset Management, LP

By:_______________________
Name:
Title:

GOLDENTREE INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, LP

By: GoldenTree Asset Management, LP

By:_______________________
Name:
Title:

SAN BERNARDINO COUNTY EMPLOYEES’ RETIREMENT ASSOCIATION

By: GoldenTree Asset Management, LP

By:_______________________
Name:
Title:

LOUISIANA STATE EMPLOYEES’ RETIREMENT SYSTEM
By: GoldenTree Asset Management, LP
By:_______________________
Name:
Title:

GT NM, LP
By: GoldenTree Asset Management, LP
By:_______________________
Name:
Title:

SCHEDULE A

Purchaser	Class A Convertible Units	Warrant Exercise Units issuable upon conversion of Warrant with exercise price of $22.81	Warrant Exercise Units issuable upon conversion of Warrant with exercise price of $34.00	Purchase Price	Discount	Purchase Price Payable on Closing Date
BTO Carbon Holdings L.P.	141,644	991,508	1,274,796	141,644,000	3.44%	136,767,222
Blackstone Family Tactical Opportunities Investment Partnership ESC L.P.	856	5,992	7,704	856,000	3.44%	826,528
GoldenTree 2004 Trust	85,869	601,083	772,821	85,869,000	1.25%	84,795,637.50
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, LP	1,258	8,806	11,322	1,258,000	1.25%	1,242,275.00
San Bernardino County Employees’ Retirement Association	13,723	96,061	123,507	13,723,000	1.25%	13,551,462.50
Louisiana State Employees’ Retirement System	1,072	7,504	9,648	1,072,000	1.25%	1,058,600.00
GT NM, LP	5,578	39,046	50,202	5,578,000	1.25%	5,508,275.00
Total	250,000	1,750,000	2,250,000	$250,000,000	2.5%	$243,750,000.00

EXHIBIT F
Form of Amendment of
Operating Company Credit Agreement

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is entered into as of February [___], 2017, by and among NRP (OPERATING) LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto, and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders.
Preliminary Statement
WHEREAS, pursuant to the Third Amended and Restated Credit Agreement dated as of June 16, 2015 (as heretofore amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”), among the Borrower, the Lenders named therein and the Administrative Agent, the Lenders have agreed to make Loans to the Borrower;
WHEREAS, the Borrower desires to extend the maturity date of all or a portion of the Commitments and hereby requests such extension on the terms set forth herein;
WHEREAS, the Borrower has also requested that the Lenders modify the Revolving Credit Agreement to make certain additional changes as more specifically set forth below; and
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and the Lenders hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Revolving Credit Agreement):
Section 1. Amendments to Revolving Credit Agreement.
(a)The Revolving Credit Agreement is, effective as of the Second Amendment Closing Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Revolving Credit Agreement attached as Exhibit A hereto.
(b)Schedule 2.01 to the Revolving Credit Agreement is, effective as of the Second Amendment Closing Date, hereby replaced in its entirety with the table attached as Schedule 2.01 hereto.
Section 2.    Representations True; No Default. On the Second Amendment Closing Date, Borrower represents and warrants that:
(a)    this Second Amendment has been duly authorized, executed and delivered on its behalf; the Revolving Credit Agreement, as amended hereby, together with the other Loan Documents to which Borrower is a party, constitute valid and legally binding agreements of Borrower enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)    the representations and warranties of Borrower contained in Article III of the Revolving Credit Agreement, as amended hereby, are true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of the Second Amendment Closing Date as though made on and as of the Second Amendment Closing Date, except to the extent that any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty will be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date; and
(c)    after giving effect to this Second Amendment, no Default or Event of Default under the Revolving Credit Agreement has occurred and is continuing.
Section 3. Expenses. To the extent invoiced reasonably in advance of the Second Amendment Closing Date, the Borrower shall pay to the Administrative Agent all reasonable out of pocket expenses incurred in connection with the execution of this Second Amendment and any amounts outstanding pursuant to Section 9.03 of the Revolving Credit Agreement, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.
Section 4. Effectiveness. This Second Amendment shall become effective on the first date (the “Second Amendment Closing Date”) on which each of the following conditions is satisfied:
(a)    The Administrative Agent shall have received:
(i)    duly executed and completed counterparts hereof that bears the signature of the Borrower,
(ii)    a duly executed and completed counterpart hereof that bears the signature of the Administrative Agent; and
(iii)    duly executed and completed counterparts hereof by each Lender.
(b)    Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents, as amended hereby, shall be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of the Second Amendment Closing Date, except to the extent that any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty will be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date.
(c)    After giving effect to this Second Amendment, no Default or Event of Default under the Revolving Credit Agreement has occurred and is continuing.

(d)    The Administrative Agent shall have received a certificate, dated the Second Amendment Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of this Section 4.
(e)    The Administrative Agent shall have received from the Borrower a fee in an aggregate amount equal to $650,000, for the account of, and payable to, the consenting Lenders on a pro rata basis based on such Lender’s Tranche B Commitment (after giving effect to this Second Amendment and the reduction of Tranche B Commitments pursuant to clause (h) below to occur on the Second Amendment Closing Date).
(f)    The Administrative Agent shall have received the customary favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Second Amendment Closing Date) of Vinson & Elkins LLP, New York counsel for the Loan Parties, relating to the Loan Parties, this Second Amendment and any other matters as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(g)    All fees and expenses due to the Administrative Agent and the Lenders (including pursuant to Section 3 hereof) shall have been received.
(h)    The Borrower shall have terminated the Tranche B Commitments in an amount equal to $30,000,000 on the Second Amendment Closing Date and made any repayments of Tranche B Revolving Loans required as a result thereof pursuant to Section 2.09(b) of the Revolving Credit Agreement.
(i)    Parent shall have received no less than $225,000,000 in gross proceeds from the issuance of preferred equity interests of Parent on terms and conditions reasonably satisfactory to the Administrative Agent.
(j)    With respect to the Parent Notes, Parent shall have exchanged or otherwise refinanced Parent Notes representing no less than $300,000,000 of the aggregate principal amount of Parent Notes, with such exchange notes or refinancing debt having a maturity date on or after October 30, 2020.
The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Closing Date upon the satisfaction or waiver of all of the foregoing conditions, and such notice will be conclusive and binding.
Section 5. Reaffirmation. The Borrower hereby confirms and agrees that, notwithstanding the effectiveness of this Second Amendment, each Loan Document to which the Borrower is a party to, and the obligations of the Borrower contained in the Revolving Credit Agreement, this Second Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Second Amendment. For greater certainty and without limiting the foregoing, the Borrower hereby confirms the existing security interests granted by the Borrower in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations of the Loan Parties under the Revolving Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.
Section 6. Miscellaneous Provisions.
(a)    From and after the Second Amendment Closing Date, the Revolving Credit Agreement will be deemed to be amended and modified as herein provided, and except as so amended and modified the Revolving Credit Agreement will continue in full force and effect. This Second Amendment shall constitute a Loan Document for all purposes under the Revolving Credit Agreement and each of the other Loan Documents.
(b)    The Revolving Credit Agreement and this Second Amendment will be read and construed as one and the same instrument.
(c)    Any reference in any of the Loan Documents to the Revolving Credit Agreement will be a reference to the Revolving Credit Agreement as amended by this Second Amendment.
(d)    This Second Amendment will be construed in accordance with and governed by the laws of the State of New York and of the United States of America.
(e)    This Second Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which will be deemed an original but all of which together will constitute one and the same instrument.
(f)    The headings herein will be accorded no significance in interpreting this Second Amendment.
Section 7. Binding Effect. This Second Amendment is binding upon and will inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, except that the Borrower will not have the right to assign its rights hereunder or any interest herein except in accordance with the terms of the Revolving Credit Agreement.
Section 8. Final Agreement of the Parties. This Second Amendment may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements with respect to the matters covered hereby. There are no unwritten oral agreements between the parties hereto with respect to the matters covered hereby.
[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their respective duly authorized officers.
NRP (OPERATING) LLC,
a Delaware limited liability company
By:
    Name:
    Title:

Signature Page to Second Amendment

CITIBANK, N.A.,
a national banking association
By:
    Name:
    Title:

Signature Page to Second Amendment

[LENDER]:

By:__________________________________
Name:

Title:
For any Institution requiring a second signature line:

By:__________________________________
Name:

Title:

Signature Page to Second Amendment

ACKNOWLEDGMENT OF GUARANTORS
Each of the undersigned Guarantors hereby confirms that each Loan Document (as the same may be amended or amended and restated, as the case may be, pursuant to and in connection with this Second Amendment) to which it is a party or otherwise bound remains in full force and effect and will continue to secure, to the fullest extent possible, the payment and performance of all Obligations, including without limitation the payment and performance of all Loans now or hereafter existing under or in respect of the Revolving Credit Agreement and the other Loan Documents. The Guarantors specifically reaffirm and extend their obligations under each of their applicable Guaranty Agreements to cover all Obligations evidenced by the Revolving Credit Agreement as same has been created, amended and/or restated by or in connection with this Second Amendment) and its grant of security interests pursuant to the Security Agreement and the other Collateral Documents are reaffirmed and remain in full force and effect after giving effect to this Second Amendment. The Guaranty Agreements and all the terms thereof shall remain in full force and effect and the Guarantors hereby acknowledge and agree that same are valid and existing and that each of the Guarantors’ obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Second Amendment. Each Guarantor hereby represents and warrants that all representations and warranties contained in this Second Amendment and the other Loan Documents to which it is a party or otherwise bound, as amended hereby, are true, correct and complete in all material respects on and as of the Second Amendment Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date. Administrative Agent and the Lenders hereby preserve all of their rights against each Guarantor under its applicable Guaranty Agreement and the other Loan Documents to which each applicable Guarantor is a party.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to the effectiveness set forth in this Second Amendment, such Guarantor is not required by the terms of the Revolving Credit Agreement, this Second Amendment or any other Loan Document to consent to the amendments of the Revolving Credit Agreement effected pursuant to this Second Amendment; and (ii) nothing in the Revolving Credit Agreement, this Second Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Revolving Credit Agreement.

ACIN LLC
DEEPWATER TRANSPORTATION LLC
GATLING MINERAL, LLC
HOD LLC
INDEPENDENCE LAND COMPANY,
LLC
LITTLE RIVER TRANSPORT, LLC
RIVERVISTA MINING, LLC
SHEPARD BOONE COAL COMPANY LLC
WBRD LLC
WILLIAMSON TRANSPORT, LLC
WPP LLC
NRP TRONA LLC

as Guarantors

By: NRP (Operating) LLC, as sole Member
of each of the above named Guarantors

By:_______________________________
Name:
Title:

WINN MARINE, LLC
MCINTOSH CONSTRUCTION
COMPANY, LLC
SOUTHERN AGGREGATES, LLC
WINN MATERIALS OF KENTUCKY
LLC
LAUREL AGGREGATES OF
DELAWARE, LLC
UTICA RESOURCES LLC
LAUREL AGGREGATES TERMINAL
SERVICES OF DELAWARE, LLC
LAUREL AGGREGATES OF PA, LLC
WINN MATERIALS, LLC
MCASPHALT, LLC
LAKE LYNN TRANSPORTATION LLC

as Guarantors

(each a Delaware limited liability company)

By: VantaCore Partners LLC, as the Sole
Member of each of the above named entities

By: NRP (Operating) LLC, as the
Sole member of VantaCore Partners
LLC

By:___________________________
Name:
Title:
VANTACORE PARTNERS LLC

as Guarantor

By: NRP (Operating) LLC, as the Sole Member
of VantaCore Partners LLC

By:____________________________
Name:
Title:

SCHEDULE 2.01
[TO BE INSERTED]

EXHIBIT G
Form of Registration Rights Agreement

NATURAL RESOURCE PARTNERS L.P.
NRP FINANCE CORPORATION
$[        ]
10.500% Senior Notes due 2022
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT dated February [•], 2017 (the “Agreement”) is entered into by and among Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), NRP Finance Corporation, a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), and the undersigned initial holders of the Securities (as defined below) (the “Initial Notes Holders”).
The Issuers and the Initial Notes Holders are parties to the Exchange and Purchase Agreement dated February [•], 2017 (the “Exchange and Purchase Agreement”), which provides for both a sale by the Issuers to certain of the Initial Notes Holders of $[•] aggregate principal amount of the Issuers’ 10.500% Senior Notes due 2022 and an exchange of certain of the Initial Notes Holders’ 9.125% Senior Notes due 2018 for $[•] aggregate principal amount of the Issuers’ 10.500% Senior Notes due 2022 (such 10.500% Senior Notes due 2022 collectively, the “Securities”). As an inducement to the Initial Notes Holders to enter into the Exchange and Purchase Agreement, the Issuers have agreed to provide to the Initial Notes Holders and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Exchange and Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Exchange and Purchase Agreement” shall have the meaning set forth in the preamble.
“Exchange Date” shall have the meaning set forth in Section 2(a)(ii) hereof.
“Exchange Offer” shall mean the exchange offer by the Issuers of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
“Exchange Securities” shall mean senior notes issued by the Issuers under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

“Finance Corp” shall have the meaning set forth in the preamble and shall also include Finance Corp’s successors.
“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the sale of the Exchange Securities.
“Holders” shall mean the Initial Notes Holders, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture.
“Indenture” shall mean the Indenture relating to the Securities dated as of February [•], 2017 among the Issuers and Wilmington Trust, National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.
“Initial Notes Holders” shall have the meaning set forth in the preamble.
“Issuers” shall have the meaning set forth in the preamble.
“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Issuers or any of their affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Issuers shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.
“Partnership” shall have the meaning set forth in the preamble and shall also include the Partnership’s successors.
“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been exchanged pursuant to such Registration Statement, (ii) when such Securities have been sold pursuant to Rule 144 under the Securities Act, (iii) after the Target Registration Date, when such Securities are eligible to be sold by non-affiliates without limitation pursuant to Rule 144(d)(1)(ii) under the Securities Act or (iv) when such Securities cease to be outstanding.
“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Holders in connection with blue sky qualification of any Exchange Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the

2

Indenture under applicable securities laws, including without limitation the Trust Indenture Act, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuers and (viii) the fees and disbursements of the independent public accountants of the Partnership, including the expenses of any special audits or “comfort” letters, as applicable, required by or incident to the performance of and compliance with this Agreement.
“Registration Statement” shall mean any registration statement filed under the Securities Act of the Issuers that covers any of the Exchange Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities” shall have the meaning set forth in the preamble.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Staff” shall mean the staff of the SEC.
“Target Registration Date” shall mean 180 days after the Closing Date (or if such date is not a Business Day, the next succeeding Business Day).
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2.	Registration Under the Securities Act.

(a)
To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Issuers shall use commercially reasonable efforts to cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities. The Issuers shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and shall keep the Exchange Offer open for a period of at least 20 Business Days.

The Issuers shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the date of acceptance for exchange (which shall be after a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Date”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)
that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required (x) in the case of a Holder electing to exchange a Registrable Security in global form, to comply with the applicable procedures of DTC for book-entry tenders, and, (y) in the case of a Holder electing to exchange a Registrable Security in certificated

3

form, to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, in each case prior to the close of business on the Exchange Date; and

(v)
that any Holder will be entitled to withdraw its election, not later than the close of business on the Exchange Date, by (x) in the case of a Holder withdrawing its election to exchange a Registrable Security in global form, complying with the applicable procedures of DTC for withdrawal of tenders, and, (y) in the case of a Holder withdrawing its election to exchange a Registrable Security in certificated form, sending to the institution and at the address specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuers that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuers and (iv) it is not a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities.
As soon as practicable after the Exchange Date, the Issuers shall:

(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)
deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuers and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Issuers shall use commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)	The Issuers shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) hereof.

(c)	An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.
In the event that the Exchange Offer is not completed in accordance with and as provided in this Section 2 on or prior to the Target Registration Date, the Issuers will pay each of the Holders of Registrable Securities liquidated damages in the form of additional interest in an amount equal to 0.50% per annum of the principal amount of Registrable Securities held by such Holder, with respect to the first 90 days after the Target Registration Date (which rate shall be increased by an additional 0.50% per annum for each subsequent 90-day period that such liquidated damages continue to accrue), until the Exchange Offer is completed or there are no Registrable Securities outstanding (after which such additional interest shall cease to accrue); provided, however, that at no time shall the amount of liquidated damages accruing exceed in the aggregate 2.00% per annum.

3.	Registration Procedures.

4

(a)	In connection with their obligations pursuant to Section 2(a) hereof, the Issuers shall as expeditiously as possible:

(i)
prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuers and (y) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)
prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securites Act;

(iii)
to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Issuers with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)	use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v)
a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Initial Notes Holders and their counsel and make such of the representatives of the Issuers as shall be reasonably requested by the Initial Notes Holders or their counsel available for discussion of such document; and the Issuers shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Notes Holders and their counsel shall not have previously been advised and furnished a copy or to which the Initial Notes Holders or their counsel shall reasonably object;

(vi)	obtain a CUSIP number for all Exchange Securities not later than the effective date of a Registration Statement; and

(vii)
cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

4.	General.

(a)
No Inconsistent Agreements. The Issuers represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuers under any other agreement and (ii) the Issuers have not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

5

(b)
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 4(b) shall be by a writing executed by each of the parties hereto.

(c)
Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 4(c), which address initially is, with respect to each Initial Notes Purchaser, the address thereof set forth in the Exchange and Purchase Agreement; (ii) if to the Issuers, initially at the Partnership’s address set forth in the Exchange and Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4(c); and (iii) to such other persons at their respective addresses as provided in the Exchange and Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Exchange and Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Notes Holders (in their capacity as Initial Notes Holders) shall have no liability or obligation to the Issuers with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such Holder under this Agreement.

(e)
Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers, on the one hand, and the Initial Notes Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)
Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)	Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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(i)
Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuers and the Initial Notes Holders shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
NATURAL RESOURCE PARTNERS L.P.
By:    NRP (GP), LLC, its general partner

By:	GP Natural Resource Partners LLC, its general partner
By:    [    ].
Name:    [    ].
Title:    [    ].

NRP FINANCE CORPORATION
By:    [    ].
Name:    [    ]

Title:	[ ]

Signature Page to Registration Rights Agreement (Issuers)

Confirmed and accepted as of the date first above written:
Initial Notes Holders

[	].

By:	[ ]
Name:    [    ].
Title:    [    ].

Signature Page to Registration Rights Agreement (Initial Notes Holders)